Filed Pursuant to SEC Rule 424(b)(3)
Registration No. 333-136804

PROSPECTUS AND DISCLOSURE DOCUMENT

QUADRIGA SUPERFUND, L.P.

$244,654,959 SERIES A
$206,851,023 SERIES B

UNITS OF LIMITED PARTNERSHIP INTEREST

The Offering

Quadriga Superfund, L.P., a Delaware limited partnership, is offering two separate series of limited partnership units (“Units”), designated Series A and Series B (the “Series”), in an aggregate offering amount of up to $451,505,982 for both Series A and Series B together. The two Series are traded and managed the same way except for the degree of leverage. The assets of each Series are segregated from the other Series and each Series is offered separately.

Superfund USA, Inc. and additional selling agents are offering the Series’ Units on the last day of each month at a price of month-end net asset value per Unit. As of December 31, 2008, the net asset value of a Series A Unit was $1,932.30 and the net asset value of a Series B Unit was $2,600.96. No up-front underwriting discount or commissions apply. The selling agents will use their best efforts to sell the Units offered. The offering will be conducted on a continuous basis until all Units have been sold. Subscription proceeds are held in escrow at HSBC Bank USA until released to the Series. There is no minimum number of Units that must be sold for Units to be issued at the end of each month.

The Risks

These are speculative securities. BEFORE YOU DECIDE WHETHER TO INVEST, READ THIS ENTIRE PROSPECTUS CAREFULLY AND CONSIDER “THE RISKS YOU FACE” ON PAGE 9.

•	The Fund is speculative and highly leveraged. The Series will acquire positions with face amounts substantially greater than their total equity. Leverage magnifies the impact of both gains and losses.

•	Performance can be volatile and the net asset value per Unit may fluctuate significantly in a single month.

•	You could lose all or substantially all of your investment in each Series.

•	Superfund Capital Management, Inc. has total trading authority over each Series. The use of a single advisor could mean lack of diversification and, consequently, higher risk.

•	There is no secondary market for the Units, and none is expected to develop. While the Units have redemption rights, there are restrictions. For example, redemptions can occur only at the end of a month. See “Distributions and Redemptions.”

•	Transfers of interest in the Units are subject to limitations, such as 30 days’ advance written notice of any intent to transfer. Also, Superfund Capital Management, Inc. may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for a Series. See “Quadriga Superfund, L.P. Third Amended and Restated Limited Partnership Agreement.”

•	Substantial expenses must be offset by trading profits and interest income for each Series to be profitable.

•	No U.S. regulatory authority or exchange has the power to compel the enforcement of the rules of a foreign board of trade or any applicable foreign laws.

Investors are required to make representations and warranties in connection with their investment. Each investor is encouraged to discuss the investment with his/her individual financial and tax adviser.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

SUPERFUND CAPITAL MANAGEMENT, INC.
General Partner

Prospectus dated February 9, 2009

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 3 THROUGH 6 AND 41 THROUGH 43 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 4 THROUGH 6.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE 9.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN EACH SERIES’ REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) IN WASHINGTON, D.C. EACH SERIES FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITY IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0300 FOR FURTHER INFORMATION. EACH SERIES’ FILINGS WILL BE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

SUPERFUND CAPITAL MANAGEMENT, INC.
General Partner

OTWAY BUILDING
PO BOX 1479
GRAND ANSE
ST. GEORGE’S, GRENADA
WEST INDIES
(473) 439-2418

v

An electronic version of this Prospectus is available on a dedicated web site (http://www.superfund.net) being maintained by Superfund USA, Inc.

SUMMARY

General

Quadriga Superfund, L.P. (the “Fund”) is offering two separate series of limited partnership units (“Units”): Quadriga Superfund, L.P. Series A and Quadriga Superfund, L.P. Series B (each, a “Series”). Each Series trades speculatively in the U.S. and international futures and cash foreign currency markets. Specifically, each Series trades in a portfolio of more than 100 futures and cash foreign currency markets using fully automated, proprietary, computerized trading systems. The Superfund trading systems are licensed to Superfund Capital Management, Inc., a Grenada corporation (“Superfund Capital Management”) on a non-exclusive basis. These systems automatically initiate buy and sell trading signals and monitor relevant technical indicators on over 100 markets traded in the United States, Canada, Europe and Asia. Each Series’ strategy is based on the implementation of a four-point philosophy consisting of (i) market diversification, (ii) technical analysis, (iii) trend-following, and (iv) money management. Superfund Capital Management may also formulate new approaches to carry out the overall investment objective of each Series. Superfund Capital Management reserves the right to trade other pools and/or funds.

The leverage and trading methodology employed with respect to Series A is the same as that for Superfund Q-AG, a private non-U.S. fund managed by Superfund Trading Management, Inc., an affiliate of Superfund Capital Management. The leverage and trading methodology employed with respect to Series B is the same as that for Superfund GCT, a private non-U.S. fund managed by Superfund Fund Management Inc. (also an affiliate of Superfund Capital Management). Series B is leveraged approximately 1.5 times Series A. Performance information for each Series is shown beginning on page 18 and for these private, non-U.S. funds beginning on page 111 of the Prospectus.

Each Series trades in more than 100 futures and forward markets globally, including both commodity and financial futures. The primary sectors that each Series may trade are: currencies, interest rates, bonds, stock indices, metals, energy, grains and agricultural markets. Each Series will emphasize instruments with low correlation to each other and high liquidity for order execution. Notwithstanding each Series’ philosophy of diversification among markets traded, a majority of each Series’ market exposure may be concentrated in only one or two market sectors from time to time.

The proprietary software technology embodied in Superfund’s trading systems examines a broad array of investments around the world to identify possible opportunities that fit within a narrow selection criteria. This methodology primarily uses trend-following technical trading strategies. The duration of these trends vary from days to months. The technology is designed to isolate market patterns that offer high reward to risk potential based on historical data. Once potential trades are identified, the systems apply additional filters with respect to trend and volatility analysis. Finally, prior to generating definite buy or sell signals, the systems take into consideration macro variables such as overall risk capital and portfolio volatility. All transactions are then executed using a fully automated computerized system.

The following summary provides a review in outline form of certain important aspects of an investment in each Series.

How to Subscribe for Units

•	Investors must submit subscriptions at least five business days prior to the applicable month-end closing date. Approved subscriptions will be accepted once payments are received and cleared at the applicable month-end net asset value for the respective Series. Pursuant to an addendum to the Subscription Agreement, investors may subscribe for Units and receive them, and pay for them in equal installments, over a period of time to achieve an average price for the Units acquired; provided, however, that no Units will be issued until such Units have been fully paid for by the investor.

•	Each Series will accept subscriptions throughout the continuing offering period, which can be terminated by Superfund Capital Management at any time. Superfund Capital Management has no present intention to terminate the offering.

•	The selling agents will use their best efforts to sell the Units offered, without any firm underwriting commitment. Superfund Capital Management is also offering Units, through Superfund USA, Inc. (“Superfund USA”), to potential investors by distributing this Prospectus and making it available on a dedicated internet website (http://www.superfund.net). Superfund Capital Management intends to engage in marketing efforts through media including but not limited to third party websites, newspapers, magazines, other periodicals, television, radio, seminars, conferences, workshops, and sporting and charity events.

Investors are required to make representations and warranties regarding their suitability to purchase the Units in the Subscription Agreement and Power of Attorney. Read the Subscription Agreement and Power of Attorney as well as this Prospectus carefully before you decide whether to invest.

Minimum Investment in Each Series

Minimum initial investment is $5,000 per Series. Persons that become limited partners by holding Units in a particular Series may make additional investments in that same Series of at least $1,000.

Is Quadriga Superfund, L.P. a Suitable Investment for You?

The primary objective of the Units is to achieve substantial capital appreciation over time. An investment in the Units may fit within your portfolio allocation strategy if you are interested in the Units’ potential to produce returns that are generally unrelated to traditional securities investments. An investment in each Series is speculative and involves a high degree of risk. Each Series is not a complete investment program. Superfund Capital Management offers each Series as a diversification opportunity for an investor’s entire investment portfolio, and therefore an investment in each Series should only be a limited portion of the investor’s portfolio. You must, at a minimum, have:

(1) a net worth of at least $250,000, exclusive of home, furnishings and automobiles; or

(2) a net worth, similarly calculated, of at least $70,000 and an annual gross income of at least $70,000.

A number of jurisdictions in which the Units are offered impose higher minimum suitability standards on prospective investors. See Exhibit C to this Prospectus. These suitability standards are, in each case, regulatory minimums only, and merely because you meet such standards does not mean that an investment in the Units is suitable for you. YOU MAY NOT INVEST MORE THAN 10% OF YOUR NET WORTH, EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES, IN THE FUND.

Risk Factors You Should Consider Before Investing in Either Series

•	Each Series is a highly volatile and speculative investment. There can be no assurance that each Series will achieve its objectives or avoid substantial losses. You must be prepared to lose all or substantially all of your investment.

•	For every gain made in a futures, forward or swap transaction, the opposing side of that transaction will have an equal and offsetting loss. Each Series has from time to time in the past experienced drawdowns. Investments managed by Superfund Capital Management, including the Series, will likely experience drawdowns in the future.

•	Each Series trades in futures and forward contracts. Therefore, each Series is a party to financial instruments with elements of off-balance sheet market risk, including market volatility and possible illiquidity. There is also a credit risk that a counterparty will not be able to meet its obligations to each Series.

•	There is no secondary market for Units of each Series and it is not anticipated that any such market will develop.

•	Each Series is subject to numerous conflicts of interest including the following:

(1) Superfund Capital Management is both the general partner and trading advisor of each Series and its fees and services have not been negotiated at arm’s length. Superfund Capital Management has a disincentive to replace itself as trading advisor, even if doing so may be in the best interests of each Series;

(2) Superfund Capital Management, each Series’ clearing brokers and their respective principals and affiliates, may trade in the futures and forward markets for their own accounts and may take positions opposite or ahead of those taken for each Series; and

(3) Superfund Capital Management’s principals are not obligated to devote any minimum amount of time to the Fund.

•	Owners of Units (“Limited Partners”) take no part in the management of each Series, and the past performance of Superfund Capital Management or each Series is not necessarily indicative of future results of a Series.

•	Superfund Capital Management will be paid a monthly management fee of 1/12 of 1.85% of the monthly net asset value (1.85% annually) for each Series, regardless of profitability. Superfund Capital Management will also be paid monthly performance fees equal to 25% of aggregate cumulative net appreciation of each Series above its previous highest value, excluding interest income, in net asset value, if any.

•	Each Series is a single-advisor fund which may be inherently more volatile than multi-advisor managed futures products.

•	Although each Series is liquid compared to other “alternative” investments such as real estate or venture capital, liquidity is restricted, as the Units may only be redeemed on a monthly basis, upon ten business days’ written notice. You may transfer or assign your Units after 30 days’ advance notice, and only with the consent of Superfund Capital Management which may not be given if such transfer may result in adverse legal or tax consequences for a Series.

•	Even though Superfund Capital Management does not presently intend to make distributions from either Series, you will be liable for taxes on your share of trading profits and other income of the Series in which you invest. For U.S. federal income tax purposes, if the Series in which you invest has taxable income for any year, that income will be taxable to you in accordance with your allocable share of income from the Series in which you invest even though Superfund Capital Management does not presently intend to make distributions from either Series.

Investment Factors You Should Consider Before Investing in Either Series

•	Each Series is a leveraged investment fund managed by an experienced, professional trading advisor and it trades in a wide range of futures and forward markets.

•	Superfund Capital Management utilizes proprietary, systematic trading systems for each Series.

•	Each Series has the potential to help diversify traditional securities portfolios. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, may increase overall return and/or reduce the volatility (a primary measure of risk) of a portfolio. However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that either Series will outperform other sectors of an investor’s portfolio or not produce losses. Each Series’ profitability also depends on the success of Superfund Capital Management’s trading techniques. If a Series is unprofitable, then the Series will not increase the return on an investor’s portfolio or achieve its diversification objectives.

•	Investors in each Series get the advantage of limited liability in highly leveraged trading.

Superfund Capital Management

Superfund Capital Management, the general partner and trading advisor for each Series, is responsible for the administration and trading of each Series. Affiliates of Superfund Capital Management manage various offshore investment funds with strategies substantially similar to that of each Series.

Charges to Each Series

Each Series’ charges are substantial and must be offset by trading gains and interest income in order to avoid depletion of each Series’ assets.

  Superfund Capital Management

•	1.85% annual management fee (1/12 of 1.85% payable monthly) for each Series.

•	25% of new appreciation in each Series’ net assets computed on a monthly basis and excluding interest income and as adjusted for subscriptions and redemptions.

•	Up to 1% of net assets in each Series per year (up to 1/12 of 1% payable monthly) for organization and offering expenses in connection with this offering, not to exceed the amount of actual expenses incurred. These expenses are estimated at approximately $1,682,634 over the life of this offering (approximately $729,000 in connection with the offer of Units pursuant to this Prospectus).

•	0.15% of net assets in each Series per year (1/12 of 0.15% payable monthly) for operating expenses such as legal, auditing, administration, printing and postage, not to exceed the amount of actual expense incurred.

  Selling Agents and Others

•	An annual selling commission will be paid to Superfund USA, an affiliate of Superfund Capital Management. The Units pay a commission of 4% of the month-end net asset value per Unit (1/12 of 4% per month) in the initial year after purchase. The Units pay additional selling commissions of 4% per annum of the month-end net asset value per Unit thereafter. Each Series and Superfund USA may retain additional selling agents to assist with the placement of the Units. Superfund USA will pay all or a portion of the selling commission described above which it receives in respect of the Units sold by the additional selling agents to the additional selling agents effecting the sales. If the selling commission paid in the initial year after purchase is less than 4% of proceeds due to a decrease in the net asset value per Unit, the maximum additional selling commissions paid will exceed 6% of the proceeds. If the selling commission paid in the initial year after purchase is more than 4% of the proceeds due to an increase in the net asset value per Unit, the maximum additional selling commissions paid will be less than 6% of the proceeds. In either case, the maximum cumulative selling commission per Unit sold pursuant to this Prospectus is 10% of the initial public offering price for such Unit (which is equal to approximately $45,150,598 out of the approximately $451,505,982 in Units offered pursuant to this Prospectus).

•	If you participate in a registered investment adviser’s asset-based fee or fixed fee advisory program and your investment adviser recommends a portfolio allocation to the Fund, your Units purchased through Superfund USA will not be subject to the selling commissions described above.

•	$25.00 per round-turn transaction plus applicable National Futures Association (“NFA”) and exchange fees for brokerage commissions, where brokerage commissions are charged in U.S. dollars, a portion of which will be paid to the clearing brokers for execution and clearing costs and the balance of which will be paid to Superfund Asset Management, Inc. (“Superfund Asset Management”) which serves as introducing broker for each Series. Brokerage commissions for certain foreign futures contracts to be traded by the Fund are charged in currencies other than the U.S. dollar. Commission rates for brokerage commissions charged in foreign currencies will be reset on the first day of each calendar month to the foreign currency equivalent of $25.00 based on the then current U.S. dollar exchange rate for the applicable foreign currencies. Daily fluctuations in foreign currency exchange rates will, however, cause the actual commissions charged to the Fund for certain foreign futures contracts to be more or less than $25.00.

•	“Bid-ask” spreads for off-exchange contracts.

•	There are no penalties or charges applied upon the redemption of Units.

Breakeven Analysis

The following tables show the fees and expenses that an investor would incur on an initial investment of $5,000 in each Series and the amount that such investment must earn to break even after one year.

Series A

		Dollar Return
	Percentage Return	Required ($5,000
	Required Initial	Initial Investment)
	Twelve Months	Initial Twelve Months
Routine Expenses	of Investment	of Investment

Management Fees	1.85%	$92.50
General Partner Performance Fees(1)	0.00%	$0.00
Selling Commissions(2)	4.00%	$200.00
Offering Expenses(3)	1.00%	$50.00
Operating Expenses	0.15%	$7.50
Brokerage Fees(4)	3.25%	$162.50
Less Interest Income(5)	1.50%	$75.00
TWELVE-MONTH BREAKEVEN	8.75%	$437.50

Series A for Investors Not Subject to Selling Commissions(6)

		Dollar Return
		Required ($5,000
	Percentage Return	Initial Investment)
	Required Initial	Initial Twelve
	Twelve Months	Months
Routine Expenses	of Investment	of Investment

Management Fees	1.85%	$92.50
General Partner Performance Fees(1)	0.00%	$0.00
Selling Commissions(2)	0.00%	$0.00
Offering Expenses(3)	1.00%	$50.00
Operating Expenses	0.15%	$7.50
Brokerage Fees(4)	3.25%	$162.50
Less Interest Income(5)	1.50%	$75.00
TWELVE-MONTH BREAKEVEN	4.75%	$238.50

Series B

		Dollar Return
		Required ($5,000
	Percentage Return	Initial Investment)
	Required Initial	Initial Twelve
	Twelve Months	Months
Routine Expenses	of Investment	of Investment

Management Fees	1.85%	$92.50
General Partner Performance Fees(1)	0.00%	$0.00
Selling Commissions(2)	4.00%	$200.00
Offering Expenses(3)	1.00%	$50.00
Operating Expenses	0.15%	$7.50
Brokerage Fees(4)	4.63%	$231.50
Less Interest Income(5)	1.50%	$75.00
TWELVE-MONTH BREAKEVEN	10.13%	$506.50

Series B for Investors Not Subject to Selling Commissions(6)

		Dollar Return
		Required ($5,000
	Percentage Return	Initial Investment)
	Required Initial	Initial Twelve
	Twelve Months	Months
Routine Expenses	of Investment	of Investment

Management Fees	1.85%	$92.50
General Partner Performance Fees(1)	0.00%	$0.00
Selling Commissions(2)	0.00%	$0.00
Offering Expenses(3)	1.00%	$50.00
Operating Expenses	0.15%	$7.50
Brokerage Fees(4)	4.63%	$231.50
Less Interest Income(5)	1.50%	$75.00
TWELVE-MONTH BREAKEVEN	6.13%	$306.50

(1)	No performance fees will be charged until breakeven costs are met. However, because Superfund Capital Management’s performance fee is payable monthly, it is possible for Superfund Capital Management to earn a performance fee during a break-even or losing year if, after payment of a performance fee, a Series incurs losses resulting in a break-even or losing year. It is impossible to predict what performance fee, if any, could be paid during a break-even or losing year, thus none is shown.

(2)	The maximum cumulative selling commission per Unit sold pursuant to this Prospectus is 10% of the initial public offering price for such Unit.

(3)	Not to exceed the amount of actual expenses incurred. These expenses are estimated at approximately $729,000 for the offer of Units pursuant to this Prospectus.

(4)	Assumes 1,300 round-turn transactions for Series A and 1,850 round-turn transactions for Series B per million dollars per year at a rate of $25 per transaction.*

(5)	Estimated on the basis of the actual income earned by the Fund during the period January 1, 2008 through December 31, 2008, expressed as an annualized rate and rounded to the nearest half percentage point.

The twelve-month break-even points shown are dependent on interest income of 1.50% per annum. If interest income earned is less, the Series will have to earn trading profits greater than the amounts shown to cover their costs. Actual interest to be earned by the Fund will be at the prevailing rates for the period being measured which may be less than or greater than 1.5% over any twelve month period.

(6)	Certain Units are not subject to selling commissions: (i) Units purchased by investors that participate in a registered investment adviser’s asset-based fee or fixed fee advisory program; and (ii) Units for which the investor has paid the maximum cumulative selling commissions of 10% of the original purchase price.

*	In no instance will the total of all fees computed on a net asset basis exceed 20% per annum for either Series A or Series B.

Distributions and Redemptions

Each Series is intended to be a medium- to long-term, i.e., 3- to 5-year, investment. Units are transferable, but no market exists for their sale and none is expected to develop. Monthly redemptions are permitted upon 10 business days’ written notice to Superfund Capital Management. Superfund Capital Management may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for either Series but not a redemption request submitted in good form and in a timely manner. Superfund Capital Management does not intend to make any distributions from either Series. Upon written request, an investment in either Series may be exchanged for an investment in the other Series by a simultaneous redemption and subscription at the then applicable respective net asset values of each Series.

Federal Income Tax Aspects

Each Series will be classified as a partnership for federal income tax purposes. As such, you will be taxed each year on the income attributable to the Series in which you invest whether or not you redeem Units or receive distributions from the Series.

To the extent the Fund invests in futures and other commodity contracts, gain or loss on such investments will, depending on the contracts traded, consist of a mixture of: 1) ordinary income or loss; and/or 2) capital gain or loss. Forty percent (40%) of trading profits, if any, on U.S. exchange-traded futures contracts and certain foreign currency forward contracts are taxed as short-term capital gains at ordinary income rates and the remaining sixty percent (60%) is taxed as long-term capital gains at a lower maximum rate for non-corporate investors. Trading gains or losses from other contracts will be primarily short-term capital gains or losses, and interest income is taxed at ordinary income rates.

Capital losses on the Units may be deducted against capital gains but may only be deducted by non-corporate investors against ordinary income to the extent of $3,000 per year. Therefore, you could pay tax on a Series’ interest income even though your overall investment in the Fund has been unprofitable.

Fees to be Paid by the Fund

Recipient	Percentage

Superfund Capital Management
Management Fee	1.85%
Performance Fee	25.00%
Organization and Offering Expenses	1.00%*
Operating Expenses	0.15%
Superfund USA
Sales Commission	4.00%**

*	Not to exceed the amount of actual expenses incurred. These expenses are estimated at approximately $729,000 for the offer of Units pursuant to this Prospectus.

**	Pursuant to National Association of Securities Dealers, Inc. (“NASD”) rules, as enforced by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum cumulative sales commission per Unit is 10.00% of the initial public offering price of such Unit. If you participate in a registered investment adviser’s asset-based fee or fixed fee advisory program and your investment adviser recommends a portfolio allocation to the Fund, your Units purchased through Superfund USA will not be subject to the sales commissions described above.

Above amounts are annualized and paid monthly in arrears at 1/12 the rates shown.

Each Series will be charged a brokerage commission for execution and brokerage services of $25.00 per round-turn transaction plus applicable NFA and exchange fees, where brokerage commissions are charged in U.S. dollars. Fluctuations in foreign currency exchange rates will cause the actual commissions charged to the Fund in non-U.S. currencies for certain foreign futures contracts to be more or less than $25.00. A portion of these brokerage commissions will be paid to the clearing brokers for execution and clearing costs and the balance will be paid to Superfund Asset Management which serves as introducing broker for each Series. Such brokerage commissions are estimated to be approximately 3.25% for Series A and 4.63% for Series B. In no instance will the total of all fees computed on a net asset basis exceed 20% per annum for either Series A or Series B.

Reports

Within 30 calendar days after the end of each month, Superfund Capital Management will distribute to investors a monthly report of the Fund. Superfund Capital Management will also distribute an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year and will provide investors with federal income tax information for the Fund before April 15 of each year.

Commodity Futures Trading Commission (“CFTC”) rules require that this Prospectus be accompanied by summary financial information, which may be a recent monthly report of the Fund, current within 60 calendar days.

Organizational Chart

The organizational chart below illustrates the relationships among the various service providers of this offering. Superfund Capital Management is both the general partner and trading advisor for each Series. The selling agents (other than Superfund USA) and clearing brokers are not affiliated with Superfund Capital Management or each Series.

(1)	Superfund Capital Management, Inc. will maintain an investment in each Series of not less than 1% of the net asset value of each such Series.

Descriptions of the dealing between Superfund Capital Management, Inc. and its affiliates and the Fund are set forth below under “Conflicts of Interest” and “Charges to Each Series.”

THE RISKS YOU FACE

Market Risks

Possible Total Loss of an Investment in each Series

Futures and forward contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in each Series.

Each Series Will Be Highly Leveraged

Because the amount of margin funds necessary to be deposited with a clearing broker in order to enter into a futures or forward contract position is typically about 2% to 10% of the total value of the contract, each Series will be able to hold positions with face values equal to several times each Series’ net assets. The ratio of margin to equity for Series A is approximately 20% and approximately 30% for Series B, but each Series can range from 10% to 50% due to factors such as market volatility and changes in margin requirements. As a result of this leveraging, even a small movement in the price of a contract can cause major losses. Superfund Capital Management will monitor the leverage of each Series regularly but is not limited by the amount of leverage it may employ, except that Series A will be leveraged less than Series B.

Illiquidity of Your Investment

There is no secondary market for the Units. While the Units have redemption rights, there are restrictions. For example, redemptions can occur only at the end of a month. If a large number of redemption requests were to be received at one time, each Series might have to liquidate positions to satisfy the requests. Such a forced liquidation could adversely affect each Series and consequently your investment. Transfers of the Units are subject to limitations, such as 30 days’ advance written notice of any intent to transfer. Also, Superfund Capital Management may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for each Series. Because Units cannot be readily liquidated, it will not be possible for you to limit losses or realize accrued profits, if any, except at a month-end in accordance with the Fund’s redemption provisions. See “Quadriga Superfund, L.P. Third Amended and Restated Limited Partnership Agreement — Dispositions.”

  Market Illiquidity

In illiquid markets, the Fund could be unable to close out positions to limit losses or to take positions in order to follow trends. There are too many different factors that can contribute to market illiquidity to predict when or where illiquid markets may occur.

Unexpected market illiquidity has caused major losses for some traders in recent years in such market sectors as emerging market currencies. There can be no assurance that the same will not happen in the markets traded by the Fund. In addition, the large size of the positions the Fund may take increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

United States commodity exchanges impose limits on the amount the price of some, but not all, futures contracts may change on a single day. Once a futures contract has reached its daily limit, it may be impossible for the Fund to liquidate a position in that contract, if the market has moved adversely to the Fund, until the limit is either raised by the exchange or the contract begins to trade away from the limit price.

The Fund Will Trade Extensively in Foreign Markets Which May Not Be Subject to the Same Level of Regulatory Oversight as Trading in Domestic Markets

A substantial portion of the Fund’s trades take place on markets or exchanges outside the United States. The risk of loss in trading foreign futures contracts and foreign options can be substantial. Non-U.S. markets may not be subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA or any domestic exchange regulates activities of any foreign boards of trade or has the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign laws. In addition, some foreign exchanges are “principals markets” in which performance is the responsibility only of the individual exchange member counterparty, not of the exchange or a clearing facility. In such cases, the Fund will be subject to the risk that the member with whom the Fund has traded is unable or unwilling to perform its obligations under the transaction.

Trading on foreign exchanges also presents the risk of loss due to the possible imposition of exchange controls (making it difficult or impossible for the Fund to repatriate some or all of the Series’ assets held by foreign counterparties), government expropriation of assets, taxation, government intervention in markets, limited rights in the event of bankruptcy of a foreign counterparty or exchange and variances in foreign exchange rates between the time a position is entered and the time it is exited.

Forward Transactions are Not Regulated and are Subject to Credit Risk

Each Series trades forward contracts in foreign currencies. Forward contracts are typically traded through a dealer market which is dominated by major money center banks and is not regulated by the CFTC. Thus, you do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act in connection with this trading activity by each Series. Also, each Series faces the risk of non-performance by the counterparties to the forward contracts and such non-performance may cause some or all of your gain to be unrealized.

Non-Correlated, Not Negatively Correlated, Performance Objective

Historically, managed futures have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performance of futures and forward contracts on the one hand and stocks or bonds on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be exactly opposite. Because of this non-correlation, each Series cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa. The futures, forward and swap markets are fundamentally different from the securities markets in that for every gain made in a futures, forward or swap transaction, the opposing side of that transaction will have an equal and off-setting loss. If a Series does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain no diversification benefits by investing in the Units of such Series and such Series may have no gains to offset your losses from other investments.

Foreign Currency Trading

Cash foreign currency markets are substantially unregulated and price movements in such markets are caused by many unpredictable factors including general economic and financial conditions, governmental policies, national and international political and economic events, and changes in interest rates. Such factors combined with the lack of regulation could expose each Series to significant losses which they might otherwise have avoided.

Positions in cash foreign currencies can be established using less margin than is typical for futures contracts. Thus, a small movement in the price of the underlying currency can result in a substantial price movement relative to the margin deposit. In addition, cash foreign currencies are traded through a dealer market and not on an exchange. This presents the risks of both counterparty creditworthiness and possible default or bankruptcy by the counterparty.

Trading Risks

Superfund Capital Management Analyzes Only Technical Market Data, Not Any Economic Factors External to Market Prices

The trading systems used by Superfund Capital Management for each Series are technical, trend-following methods involving instruments that are not historically correlated with each other. The profitability of trading under these systems depends on, among other things, the occurrence of significant price trends which are sustained movements, up or down, in futures and forward prices. Such trends may not develop; there have been periods in the past without price trends in certain markets. The likelihood of the Units being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices. During such periods, Superfund Capital Management’s historic price analysis could establish positions on the wrong side of the price movements caused by such events.

Speculative Position Limits May Alter Trading Decisions for Each Series

The CFTC has established limits on the maximum net long or net short positions which any person may hold or control in certain futures contracts. Exchanges also have established such limits. All accounts controlled by Superfund Capital Management, including the account of each Series, are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, such limits could cause a modification of Superfund Capital Management’s trading decisions for each Series or force liquidation of certain futures positions.

Increase in Assets Under Management May Affect Trading Decisions

The more assets Superfund Capital Management manages, the more difficult it may be for Superfund Capital Management to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Accordingly, such increases in equity under management may require Superfund Capital Management to modify its trading decisions for each Series which could have a detrimental effect on your investment.

Each Series’ Trading is Not Transparent

Superfund Capital Management makes each Series’ trading decisions. While Superfund Capital Management receives daily trade confirmations from the clearing brokers, only a Series’ net trading results are reported to Limited Partners and only on a monthly basis. Accordingly, an investment in each Series does not offer Limited Partners the same transparency, i.e., an ability to review all investment positions daily, that a personal trading account offers.

Tax Risks

Investors are Taxed Based on Their Share of Profits in Each Series

Investors are taxed each year on their share of each Series’ profits, if any, irrespective of whether they redeem any Units or receive any cash distributions from each Series. All performance information included in this Prospectus is presented on a pre-tax basis; investors who experience such performance may have to redeem Units or pay the related taxes from other sources.

Tax Could Be Due From Investors on Their Share of Each Series’ Ordinary Income Despite Overall Losses

Investors may be required to pay tax on their allocable share of each Series’ ordinary income, which in the case of each Series is each Series’ interest income and gain on some foreign futures contracts, even though each Series incurs overall losses. Capital losses can be used only to offset capital gains and $3,000 of ordinary income each year for non-corporate investors. Consequently, if a non-corporate investor were allocated $5,000 of ordinary income and $10,000 of capital losses, the investor would owe tax on $2,000 of ordinary income even though the investor would have a $5,000 loss for the year. The $7,000 capital loss carry forward could be used in subsequent years to offset capital gain and ordinary income, but subject to the same annual limitation on its deductibility against ordinary income.

Deductibility of Management and Performance Fees

Although each Series treats the management fees and performance fees paid and other expenses of such Series as ordinary and necessary business expenses, upon audit each Series may be required to treat such fees as “investment advisory fees” if each Series’ trading activities were determined to not constitute a trade or business for tax purposes. If the expenses were investment advisory fees, a Limited Partner’s tax liability would likely increase. In addition, upon audit, a portion of the management and performance fees might be treated as a non-deductible syndication cost or might be treated as a reduction in each Series’ capital gain or as an increase in each Series’ capital loss. If the management and performance fees were so treated, a Limited Partner’s tax liability would likely increase.

Other Risks

Fees and Commissions are Charged Regardless of Profitability and are Subject to Change

Each Series is subject to substantial charges payable irrespective of profitability in addition to performance fees which are payable based on each Series’ profitability. Included in these charges are management, organization and offering, and brokerage fees and operating expenses. On each Series’ forward and swap trading, “bid-ask” spreads are incorporated into the pricing of each Series’ forward and swap contracts by the counterparties in addition to the brokerage fees paid by each Series. It is not possible to quantify the “bid-ask” spreads paid by each Series because each Series cannot determine the profit its counterparty is making on its forward and swap transactions. Such spreads can at times be significant.

Failure of Brokerage Firms; Disciplinary History of Clearing Brokers

The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. If any of the clearing brokers fails to do so, the assets of each Series might not be fully protected in the event of the bankruptcy of the clearing broker. Furthermore, in the event of a clearing broker’s bankruptcy, each Series could be limited to recovering only a pro rata share, which may be zero, of all available funds segregated on behalf of any such clearing broker’s combined customer accounts, even though certain property specifically traceable to each Series (for example, Treasury Bills deposited by each Series with the clearing broker as margin) was held by the clearing broker. The clearing brokers have been the subject of certain regulatory and private causes of action in the past and may be again in the future. Such actions could affect the ability of a clearing firm to conduct its business. See “The Clearing Brokers.” Furthermore, dealers in forward and swap contracts are not regulated by the Commodity Exchange Act and are not obligated to segregate customer assets. As a result, you do not have such basic protections in forward and swap contracts.

Investors Must Not Rely on Past Performance of the Series or Superfund Capital Management in Deciding Whether to Buy Units

The future performance of each Series is not predictable, and no assurance can be given that each Series will perform successfully in the future. Past performance of a trading program is not necessarily indicative of future results.

Conflicts of Interest

The Fund is subject to numerous actual and potential conflicts of interest, including: (1) Superfund Capital Management will not select any other trading advisor for the Fund even if doing so would be beneficial to the Fund; (2) the affiliation between Superfund Capital Management and Superfund Asset Management creates an incentive for Superfund Capital Management to trade more frequently than it otherwise might absent the affiliation; (3) the proprietary trading of Superfund Capital Management or its principals or of the Fund’s clearing brokers and their affiliates and personnel may increase competition for positions sought to be entered by the Fund making it more difficult for the Fund to enter positions at favorable prices; and (4) the compensation that the selling agents, including Superfund USA, receive gives them an incentive to promote the sale of Units as well as to discourage redemptions. See “Conflicts of Interest.”

Because Superfund Capital Management has not established any formal procedures for resolving conflicts of interest and because there is no independent control over how conflicts of interest are resolved, you will be dependent on the good faith of the parties with conflicts to resolve the conflicts equitably. Superfund Capital Management cannot assure that conflicts of interest will not result in losses for the Fund.

Lack of Independent Experts Representing Investors

Superfund Capital Management has consulted with counsel, accountants and other experts regarding the formation and operation of each Series. No counsel has been appointed to represent the Limited Partners in connection with the offering of the Units. Accordingly, each prospective investor should consult his own legal, tax and financial advisers regarding the desirability of an investment in each Series.

Reliance on Superfund Capital Management

The incapacity of Superfund Capital Management’s principals could have a material and adverse effect on Superfund Capital Management’s ability to discharge its obligations under the Quadriga Superfund, L.P. Third Amended and Restated Limited Partnership Agreement (the “Partnership Agreement”). Neither Superfund Capital Management nor its principals are under any obligation to devote a minimum amount of time to the Fund, which is the first publicly-offered fund managed by Superfund Capital Management.

Possibility of Termination of Each Series Before Expiration of its Stated Term

As general partner, Superfund Capital Management may withdraw from each Series upon 120 days’ notice, which would cause each Series to terminate unless a substitute general partner was obtained. Other events, such as a long-term substantial loss suffered by each Series, could also cause each Series to terminate before the expiration of its stated term. This could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of Superfund Capital Management or the clearing brokers were revoked or suspended, such entity would no longer be able to provide services to each Series.

Each Series is Not a Regulated Investment Company

Although Superfund Capital Management is subject to regulation by the CFTC, each Series is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections afforded by that statute which, for example, require investment companies to have a majority of disinterested directors and regulate the relationship between the adviser and the investment company.

A Bankruptcy Court Could Find the Assets of One Series to be Available to Offset the Liabilities of the Other Series

The Fund is organized as a series limited partnership pursuant to Section 17-218 (“Section 17-218”) of the Delaware Revised Uniform Limited Partnership Act (the “Act”), with separate series of limited partnership interests and assets. Section 17-218 provides that, if certain conditions (as set forth in Section 17-218) are met, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited partnership generally or any other series. Accordingly, the assets of one Series of the Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of that Series, including, without limitation, funds delivered to the Fund for the purchase of Units in that Series. However, the limitations on inter-series liability provided by Section 17-218 have never been tested in court. Thus there is a risk that a court, and in particular, a Bankruptcy Court, could determine that the assets of one Series should be applied to meet the liabilities of the other Series or the liabilities of the Fund generally where the assets of such other Series or of the Fund generally are insufficient to meet its liabilities.

Proposed Regulatory Change is Impossible to Predict

The futures markets are subject to comprehensive statutes, regulations and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures and forward transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the “derivatives” markets in general. The effect of any future regulatory change on each Series is impossible to predict, but could be substantial and adverse.

Forwards, Swaps, Hybrids and Other Derivatives are Not Subject to CFTC Regulation

Each Series may trade foreign exchange contracts in the interbank market. In addition to swaps, each Series may also trade hybrid instruments and other off-exchange contracts. Swap agreements involve trading income streams such as fixed rate for floating rate interest. Hybrids are instruments which combine features of a security with those of a futures contract. There is no exchange or clearinghouse for these contracts, they are not regulated by the CFTC, and traders must rely on the creditworthiness of the counterparty to fulfill the obligations of the transaction. Each Series will not receive the protections which are provided by the CFTC’s regulatory scheme for these transactions.

Options on Futures are Speculative and Highly Leveraged

In the future, options on futures contracts may be used by each Series to generate premium income or capital gains. Futures options involve risks similar to futures in that options are speculative and highly leveraged. The buyer of an option risks losing the entire purchase price (the premium) of the option. The writer (seller) of an option risks losing the difference between the premium received for the option and the price of the commodity or futures contract underlying the option which the writer must purchase or deliver upon exercise of the option (which losses can be unlimited). Specific market movements of the commodities or futures contracts underlying an option cannot accurately be predicted.

Restrictions on Transferability

An investor may transfer or assign its Units only upon 30 days’ prior written notice to Superfund Capital Management and if Superfund Capital Management is satisfied that the transfer complies with applicable laws and would not result in the termination of each Series for federal income tax purposes.

A Single-Advisor Fund May Be More Volatile Than a Multi-Advisor Fund

Each Series is currently structured as a single-advisor managed futures fund. You should understand that many managed futures funds are structured as multi-advisor funds in order to attempt to control risk and reduce volatility through combining advisors whose historical performance records have exhibited a significant degree of non-correlation with each other. As a single-advisor managed futures fund, it is anticipated that each Series may have a greater profit potential than investment vehicles employing multiple advisors, but may also have increased performance volatility and a higher risk of loss. Superfund Capital Management may retain additional trading advisors on behalf of each Series in the future.

Money Committed to Margin

Each Series may commit up to 50% of its assets as margin for positions held by the clearing brokers. Because such commitment typically represents only a small percentage of the total value of such positions, adverse price movements can cause losses in excess of such commitment and potentially in excess of the total assets of a Series.

SUPERFUND CAPITAL MANAGEMENT

Description

Superfund Capital Management is the general partner and commodity trading advisor of each Series. It is a Grenada corporation with offices located at Otway Building, P.O. Box 1479, Grand Anse, St. George’s, Grenada West Indies, and its telephone number is (473) 439-2418. The firm’s books and records are maintained at this location and are available there for inspection. Its sole business is the trading and management of discretionary futures accounts, including commodity pools. It has been registered with the CFTC as a commodity pool operator since May 9, 2001 and has been a member of the NFA in that capacity since January 7, 2003. As of December 31, 2008, Superfund Capital Management and its affiliates had approximately $1.48 billion in assets under management in the futures and forward markets. Christian Baha owns 100% of Superfund Capital Management and Superfund Investment Advisory, Inc. and 50% or more of two of their affiliates, Superfund Fund Management, Inc. and Superfund Trading Management, Inc.

The principals of Superfund Capital Management are Nigel James, Roman Gregorig and Christian Baha. As discussed below, Mr. James and Mr. Gregorig are responsible for the firm’s trading decisions through the implementation of proprietary, computerized trading systems. The principals of Superfund Capital Management have not purchased and do not intend to purchase Units. Superfund Capital Management has agreed that its capital account as general partner of each Series at all times will equal at least 1% of the net aggregate capital contributions of all Limited Partners in each such Series. There have never been any material administrative, civil or criminal proceedings brought against Superfund Capital Management or its principals, whether pending, on appeal or concluded. The firm maintains any required past performance information for itself and its trading principals at the address shown above in this section.

Nigel James, age 28, was appointed as President of Superfund Capital Management on July 13, 2006 and was registered as a principal and associated person with Superfund Capital Management on November 28, 2007 and May 23, 2007, respectively. Mr. James has been an employee of various members of the Superfund group of affiliated companies since July 2003. Mr. James graduated from the University of the West Indies in Barbados with a Bachelor’s Degree in Computer Science and Management in May 2003. Upon graduation, Mr. James commenced work as a software developer for Superfund Trading Management, an affiliate of Superfund Capital Management and, in May 2005, was promoted to the role of Intellectual Technology Project Manager for Superfund Trading Management.

Roman Gregorig, age 45, is Vice President and Principal Financial Officer of Superfund Capital Management. Mr. Gregorig has been a Director of Superfund Capital Management as well as its Audit Committee Financial Expert and Principal Accounting Officer since March 3, 2006 and was registered as a principal of Superfund Capital Management on June 26, 2007. Mr. Gregorig graduated from the Academy of Commerce in Vienna, Austria, in March 1986. Mr. Gregorig became a licensed tax advisor in 1993 and subsequently worked as a partner at an Austrian accounting firm. In September 2000, Mr. Gregorig became licensed to perform auditing services by the Austrian Chamber of Conventional Trustees. He then founded Gregorig Consulting GmbH, specialized in providing accounting and tax consulting services to companies in the financial sector, which he sold in April 2005. Mr. Gregorig spent May 2005 preparing for his transition to the Superfund group of affiliated companies. Since June 2005, Mr. Gregorig has served in various oversight positions for multiple member companies of the Superfund group of affiliated companies.

Christian Baha, age 40, is Superfund USA’s founder and sole shareholder. In 1991, Mr. Baha began working independently to develop software for the technical analysis of financial data in Austria. In January 1995, Mr. Baha founded the first members of the Superfund group of affiliated companies specializing in managed futures funds and began to develop a worldwide distribution network. With profit sharing rights certificates, Mr. Baha launched an alternative investment vehicle for private investors. Launched on March 8, 1996, this product is called the Superfund Unternehmens-Beteiligungs-Aktiengesellschaft (Superfund Q-AG), and was formerly known as Quadriga Beteiligungs & Vermögens AG (Quadriga AG). In March 2003, a new generation of managed futures funds was internationally launched under the brand name “Superfund” and previously existing products have since been re-branded under this name. Simultaneously with the development of the Quadriga/Superfund group of affiliated companies, Mr. Baha founded the software company TeleTrader AG, which has been listed on the Vienna Stock

Exchange since March 2001. Mr. Baha is an associated person and principal of Superfund USA, a broker-dealer registered with the Securities and Exchange Commission (“SEC”). Mr. Baha is also an associated person and principal of Superfund Asset Management, a CFTC-registered introducing broker, positions he has held since July 1999 and June 1997, respectively. On May 9, 2001 Mr. Baha was registered as an associated person and principal of Superfund Capital Management, a commodity pool operator registered with the NFA. He is a graduate of the police academy in Vienna, Austria and studied at the Business University of Vienna, Austria. Mr. Baha is a citizen of Austria.

The Trading Advisor

Pursuant to the Partnership Agreement, Superfund Capital Management has the sole authority and responsibility for managing the Fund and for directing the investment and reinvestment of each Series’ assets. Although Superfund Capital Management will initially serve as the sole trading advisor of each Series, it may, in the future, retain other trading advisors to manage a portion of the assets of each Series. Limited Partners will receive prior notice, in the monthly report from each Series or otherwise, in the event that additional trading advisors are to be retained on behalf of each Series.

Trading Systems

Superfund Capital Management makes each Series’ trading decisions using proprietary, fully-automated computerized trading systems, which trade in more than 100 futures and foreign currency forward markets, automatically generate buy and sell signals, and constantly monitor relevant technical indicators on the traded futures markets in the U.S., Canada, Europe and Asia and on the off-exchange foreign currency markets. By using fully-automated trading systems, human emotions are removed from the capital management process.

Superfund Capital Management and its affiliates trade in more than 100 futures and forward markets globally, including both commodity and financial futures and foreign currencies. The primary sectors that each Series may trade are: currencies, interest rates, bonds, stock indices, metals, energy, grains and agriculture markets. Superfund’s proprietary trading systems emphasize instruments with low correlation to each other and high liquidity for order execution.

Superfund Capital Management’s strategy is based on the implementation of a four-point philosophy consisting of (i) market diversification, (ii) technical analysis, (iii) trend-following, and (iv) money management. The Superfund trading systems scan more than 100 different futures markets worldwide on a daily basis and make the following decisions: whether to establish new positions (long or short), whether to adjust or place stop orders, whether to make a change in position size based on volatility or change in correlation between markets, and whether to exit open positions. The decision to establish new positions is based on a proprietary algorithm that seeks to identify market trends at an early stage of formation. These trends can last from days to months. Trend identification is done by analyzing technical indicators and parameters such as moving averages, Bollinger Bands, which are technical channel indicators calculated as multiples of the standard deviation above and below a moving average and other technical indicators. Once potential trades are identified, the systems apply additional filters at the trade level with respect to trend and volatility analysis and, before generating definite buy or sell signals, taking into consideration macro variables such as overall risk capital available for trading and portfolio volatility.

With respect to money management, before entering new positions the Superfund trading systems define the maximum open risk per position based on market correlation and market volatility. This money management filter is applied after positions have been established on a daily basis per market and adjusts existing stop order levels or reduces position size if proprietary pre-defined risk measures are met or exceeded due to market volatility or changes in market correlation. Finally, positions are exited either by being stopped out or adjusted as a result of the changes in volatility or market correlation. Once finally determined, trade instructions are transmitted to Superfund Asset Management, which serves as the Fund’s introducing broker, for execution through the Fund’s executing and clearing brokers.

The trading method, systems, and money management techniques employed by Superfund Capital Management are proprietary and confidential. The foregoing description is general and is not intended to be complete. There can be no assurance that Superfund Capital Management’s trading systems will successfully identify trends that the Fund can capitalize on or produce results similar to those produced in the past for other funds managed by Superfund Capital Management or its affiliates.

Potential Inability to Trade or Report Due to Systems Failure

Superfund Capital Management’s strategies are dependent to a significant degree on the proper functioning of its internal computer systems. Accordingly, systems failures, whether due to third party failures upon which such systems are dependent or the failure of Superfund Capital Management’s hardware or software, could disrupt trading or make trading impossible until such failure is remedied. Such failures may result from events including “acts of God” and domestic or international terrorism. Any such failure, and consequential inability to trade (even for a short time), could, in certain market conditions, cause the Fund to experience significant trading losses or to miss opportunities for profitable trading. Lastly, any such failures could cause a temporary delay in reports to investors.

PAST PERFORMANCE OF QUADRIGA SUPERFUND, L.P.

Set forth below and on the following page are the performance records of the Fund for the period January 2003 through December 2008. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of Pool	Quadriga Superfund, L.P. — Series A
General Partner	Superfund Capital Management
Inception of Trading	November 2002
Aggregate Subscriptions as of December 31, 2008	$93.55 million
Net Asset Value as of December 31, 2008	$36.67 million
Worst Monthly % Drawdown (March 2003)	(20.12%)
Worst Peak-to-Valley % Drawdown (February 2004 to August 2004)	(25.97%)

HISTORICAL PERFORMANCE

2003			2004		2005		2006		2007		2008

Jan	11.38%		Jan	2.46%	Jan	(9.87%)	Jan	6.87%	Jan	(3.09%)	Jan	(2.73%	)
Feb	12.00%		Feb	12.65%	Feb	1.78%	Feb.	(3.66%)	Feb	(7.54%)	Feb	17.93%
Mar	(20.12%	)	Mar	(2.10%)	Mar	6.15%	Mar	4.48%	Mar	(8.73%)	Mar	2.29%
Apr	0.51%		Apr	(14.20%)	Apr	(12.22%)	Apr	5.79%	Apr	7.99%	Apr	(1.57%	)
May	15.04%		May	7.21%	May	0.30%	May	(7.57%)	May	2.39%	May	5.21%
Jun	(8.37%	)	Jun	(11.62%)	Jun	2.44%	Jun	(0.33%)	Jun	6.84%	Jun	7.73%
Jul	(8.77%	)	Jul	(0.16%)	Jul	(2.85%)	Jul	(10.35%)	Jul	(6.78%)	Jul	(9.65%	)
Aug	2.16%		Aug	(6.84%)	Aug	5.69%	Aug	0.38%	Aug	(3.27%)	Aug	(4.64%	)
Sep	0.12%		Sep	10.44%	Sep	0.51%	Sep	3.20%	Sep	5.57%	Sep	(0.07%	)
Oct	3.99%		Oct	4.88%	Oct.	(7.93%)	Oct	5.53%	Oct	9.92%	Oct	12.19%
Nov	(1.75%	)	Nov	12.30%	Nov	8.81%	Nov	(1.28%)	Nov	(4.69%)	Nov	1.47%
Dec	19.45%		Dec	0.19%	Dec	(0.28%)	Dec	11.36%	Dec	2.82%	Dec	1.32%
Annual	20.23%		Annual	11.35%	Annual	(9.43%)	Annual	12.94%	Annual	(0.92%)	Annual	30.00%

Aggregate subscriptions

Total gross capital subscriptions made to a pool or account from inception through the date indicated.

Drawdown

Losses experienced by a pool or account over a specified period.

Worst month peak-to-valley drawdown

Greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool or account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Net Asset Value

Net Asset Value of each Series is that Series’ assets less liabilities determined in accordance with accounting principles generally accepted in the United States.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of Pool	Quadriga Superfund, L.P. — Series B
General Partner	Superfund Capital Management
Inception of Trading	November 2002
Aggregate Subscriptions as of December 31, 2008	$97.36 million
Net Asset Value as of December 31, 2008	$63.38 million
Worst Monthly % Drawdown (March 2003)	(29.11%)
Worst Peak-to-Valley % Drawdown (February 2004 to August 2004)	(34.22%)

HISTORICAL PERFORMANCE

2003			2004		2005		2006		2007		2008

Jan	17.59%		Jan	3.49%	Jan	(14.74%)	Jan	9.72%	Jan	(4.60%)	Jan	(3.61%	)
Feb	17.08%		Feb	18.63%	Feb	3.94%	Feb	(4.95%)	Feb	(10.67%)	Feb	24.60%
Mar	(29.11%	)	Mar	(2.59%)	Mar	8.49%	Mar	6.32%	Mar	(12.65%)	Mar	1.95%
Apr	0.87%		Apr	(19.60%)	Apr	(16.86%)	Apr	8.31%	Apr	11.38%	Apr	(1.20%	)
May	21.90%		May	9.11%	May	0.48%	May	(10.37%)	May	3.41%	May	7.33%
Jun	(11.57%	)	Jun	(15.07%)	Jun	3.56%	Jun	0.29%	Jun	9.77%	Jun	12.54%
Jul	(11.95%	)	Jul	(0.09%)	Jul	(3.68%)	Jul	(14.11%)	Jul	(10.11%)	Jul	(15.00%	)
Aug	3.42%		Aug	(9.29%)	Aug	8.02%	Aug	0.55%	Aug	(4.66%)	Aug	(7.28%	)
Sep	0.04%		Sep	14.75%	Sep	1.06%	Sep	4.45%	Sep	8.26%	Sep	0.46%
Oct	5.92%		Oct	7.01%	Oct	(10.77%)	Oct	7.74%	Oct	14.57%	Oct	20.14%
Nov	(2.04%	)	Nov	17.33%	Nov	12.93%	Nov	(1.73%)	Nov	(6.79%)	Nov	2.78%
Dec	27.33%		Dec	0.41%	Dec.	(0.22%)	Dec	16.14%	Dec	4.44%	Dec	2.60%
Annual	27.71%		Annual	16.82%	Annual	(12.06%)	Annual	19.74%	Annual	(2.60%)	Annual	46.56%

Aggregate subscriptions

Total gross capital subscriptions made to a pool or account from inception through the date indicated.

Drawdown

Losses experienced by a pool or account over a specified period.

Worst month peak-to-valley drawdown

Greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool or account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Net Asset Value

Net Asset Value of each Series is that Series’ assets less liabilities determined in accordance with accounting principles generally accepted in the United States.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Selected Financial Information

The Selected Financial Information for the years ended December 31, 2007, 2006, 2005, 2004 and 2003 is taken from the audited financial statements of the Fund. See “Index to Financial Statements.”

	December 31, 2007		December 31, 2006		December 31, 2005		December 31, 2004		December 31, 2003
	Series	Series	Series	Series	Series	Series	Series	Series	Series	Series
	A	B	A	B	A	B	A	B	A	B

Income Statement Data
Investment income:
Interest income:	$2,882,259	$1,299,435	$3,010,369	$1,662,446	$1,165,809	$1,092,688	$291,745	$376,469	$73,045	$99,890
Expenses:
Total expenses:	$5,714,258	$2,962,052	$6,642,441	$4,095,073	$4,549,689	$4,820,581	$3,313,656	$5,236,419	$1,298,917	$2,158,764
Net investment losses:	$(2,831,999)	$(1,662,617)	$(3,632,072)	$(2,432,624)	$(3,383,880)	$(3,727,893)	$(3,021,911)	$(4,859,950)	$(1,225,872)	$(2,058,874)
Realized and unrealized gain (loss):
Net realized gain (loss) on futures and forward contracts:	$8,343,543	$4,791,805	$7,720,119	$7,227,032	$(648,158)	$(2,166,857)	$5,753,291	$10,178,977	$1,867,602	$3,065,723
Net change in unrealized appreciation on futures and forward contracts:	$(6,799,351)	$(4,688,831)	$3,535,145	$1,198,071	$1,984,418	$761,341	$174,704	$259,633	$1,472,256	$2,562,594
Net increase from payments by affiliate:	$—	$—	$426,879	$584,801	$—	$—	$—	$—	$—	$—
Net increase (decrease) in net asset value per Unit:	$(13.76)	$(47.30)	$171.87	$300.38	$(138.34)	$(208.68)	$149.44	$249.10	$221.61	$321.42
Balance Sheet Data
Total assets:	$62,193,428	$28,625,992	$76,552,324	$39,178,905	$62,077,377	$41,608,823	$32,841,020	$44,988,922	$18,117,295	$24,654,331
Total liabilities:	$4,258,920	$2,770,845	$4,247,163	$2,747,212	$2,655,329	$1,824,994	$1,072,751	$2,514,558	$1,972,506	$2,517,560
Net assets:	$57,934,508	$25,855,147	$72,305,161	$36,431,693	$59,422,048	$39,783,829	$31,768,269	$42,474,364	$16,144,789	$22,136,771
Net asset value per Unit:	$1,486.44	$1,774.69	$1,500.20	$1,821.99	$1,328.33	$1,521.61	$1,466.67	$1,730.29	$1,317.23	$1,481.19

Selected Quarterly Financial Data

The following summarized quarterly financial information presents the results of operations for the three month periods ended March 31, June 30 and September 30, 2008 and for the three month periods ended March 31, June 30, September 30 and December 31, 2007 and 2006. This information has not been audited.

	Third Quarter 2008		Second Quarter 2008		First Quarter 2008
	Series A	Series B	Series A	Series B	Series A	Series B

Interest Income:	$176,266	$234,976	$229,437	$210,065	$408,887	$188,147
Net Realized and Unrealized Gains (Losses):	$(5,399,239)	$(11,625,733)	$6,534,433	$13,437,565	$10,667,361	$7,759,851
Expenses:	$799,599	$1,208,526	$2,331,126	$4,258,538	$1,664,015	$1,674,134
Net Income (Loss):	$(6,022,612)	$(12,599,283)	$4,432,744	$9,389,092	$9,412,233	$6,273,864
Net Income (Loss) per Unit*:	$(271.05)	$(511.52)	$188.97	$427.30	$267.29	$374.84
Increase (Decrease) in net asset value per Unit:	$(270.65)	$(540.12)	$201.74	$420.30	$257.77	$398.33

	Fourth Quarter 2007		Third Quarter 2007		Second Quarter 2007		First Quarter 2007
	Series A	Series B	Series A	Series B	Series A	Series B	Series A	Series B

Interest Income:	$592,636	$262,177	$706,474	$313,795	$735,223	$322,594	$847,926	$400,869
Other Income	—	—	—	—	—	—	$972	$1,969
Net Realized and Unrealized Gains (Losses):	$5,261,217	$3,484,724	$(2,542,511)	$(1,806,573)	$11,173,200	$6,963,887	$(12,347,714)	$(8,539,065)
Expenses:	$1,328,676	$676,980	$1,345,937	$703,085	$1,432,888	$715,559	$1,606,757	$868,397
Net Income (Loss):	$4,525,177	$3,069,921	$(3,181,974)	$(2,195,863)	$10,475,535	$6,570,922	$(13,105,573)	$(9,004,624)
Net Income (Loss) per Unit*:	$107.36	$186.68	$(71.32)	$(124.24)	$219.64	$353.64	$(272.71)	$(461.88)
Increase (Decrease) in net asset value per Unit:	$106.51	$183.53	$(69.67)	$(123.84)	$222.60	$358.63	$(273.20)	$(465.62)

	Fourth Quarter 2006		Third Quarter 2006		Second Quarter 2006		First Quarter 2006
	Series A	Series B	Series A	Series B	Series A	Series B	Series A	Series B

Interest Income:	$847,091	$421,639	$773,994	$398,744	$759,652	$430,037	$629,632	$412,029
Net Realized and Unrealized Gains (Losses):	$11,293,160	$7,755,856	$(4,212,313)	$(3,257,402)	$(1,314,322)	$(868,471)	$5,488,739	$4,795,120
Expenses:	$1,779,789	$993,429	$1,518,937	$856,375	$1,742,072	$1,098,756	$1,601,643	$1,146,514
Net Income (Loss):	$10,360,462	$7,184,064	$(4,957,256)	$(3,715,033)	$(1,869,863)	$(952,389)	$4,516,728	$4,060,635
Net Income (Loss) per Unit*:	$204.00	$335.10	$(98.20)	$(163.40)	$(38.43)	$(40.92)	$100.98	$166.14
Increase (Decrease) in net asset value per Unit:	$207.00	$340.29	$(99.28)	$(160.85)	$(36.41)	$(44.60)	$100.56	$165.54

*	Based on weighted average number of Units outstanding during the period.

There were no extraordinary, unusual or infrequently occurring items recognized in any quarter reported above, other than in the second quarter of 2006 when Series A recorded a gain of $426,879 and Series B recorded a gain of $584,801 from payments by an affiliate. The Fund has not disposed of any segments of its business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

Introduction

The Fund commenced the offering of its Units on October 22, 2002. The initial offering terminated on October 31, 2002 and the Fund commenced operations on November 5, 2002. The continuing offering period commenced at the termination of the initial offering period and is ongoing. From inception through the period ended December 31, 2008, subscriptions totaling $190,904,049 had been accepted and redemptions over the same period totaled $140,492,926.18.

Capital Resources

The Fund will raise additional capital only through the sale of Units offered pursuant to the continuing offering and does not intend to raise any capital through borrowings. Due to the nature of the Fund’s business, it will make no capital expenditures and will have no capital assets which are not operating capital or assets.

Liquidity

Most United States commodity exchanges limit fluctuations in futures contracts prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” During a single trading day, no trades may be executed at prices beyond the daily limit. This may affect the Fund’s ability to initiate new positions or close existing ones or may prevent it from having orders executed. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Fund from promptly liquidating unfavorable positions and subject the Fund to substantial losses, which could exceed the margin initially committed to such trades. In addition, even if futures prices have not moved the daily limit, the Fund may not be able to execute futures trades at favorable prices if little trading in such contracts is taking place. Other than these limitations on liquidity, which are inherent in the Fund’s futures trading operations, the Fund’s assets are expected to be highly liquid, and the Fund has not experienced any meaningful periods of illiquidity from inception to the date of this Prospectus.

Results of Operations

2008 (9 mos.)

Series A

Net results for the nine months ended September 30, 2008 were a gain of 15.01% in net asset value compared to December 31, 2007. In this period, Series A experienced a net increase in net assets from operations of $7,822,374. This increase consisted of interest income of $814,550, trading gains of $11,802,554, and total expenses of $4,794,730. Expenses included $638,642 in management fees, $345,212 in ongoing offering expenses, $51,782 in operating expenses, $1,380,848 in selling commissions, $1,786,681 in incentive fees, $579,785 in brokerage commissions, and $11,780 in other expenses. At September 30, 2008 and December 31, 2007, the net asset value per Unit of Series A was $1,675.30 and $1,486.44, respectively.

Series B

Net results for the nine months ended September 30, 2008 were a gain of 20.99% in net asset value compared to December 31, 2007. In this period, Series B experienced a net increase in net assets from operations of $3,063,674. This increase consisted of interest income of $633,188, trading gains of $9,571,684, and total expenses of $7,141,198. Expenses included $639,292 in management fees, $345,563 in ongoing offering expenses, $51,834 in operating expenses, $1,382,252 in selling commissions, $3,831,165 in incentive fees, $874,431 in brokerage commissions, and $16,661 in other expenses. At September 30, 2008 and December 31, 2007, the net asset value per Unit of Series B was $2,053.20 and $1,774.69, respectively.

Fund results for 3rd Quarter 2008

In September, worldwide stock indices finished the month with significant losses. Major European indices finished 6-19% lower, while the Dow Jones and Nasdaq finished 6.3% and 15.6% lower, respectively. The Fund’s short positions in stock indices produced gains for the month. Energy markets continued to drop from record highs three months prior, finishing the month with steep losses. Despite a short lived rally, crude oil prices finished 13.2% lower on the month, while natural gas and gasoline futures lost 11% and 12.6%, respectively. The Fund’s long energy positions resulted in losses for the month.

In August, U.S. dollar index futures surged 5.5% as the EUR/USD declined 8.5%. Recessionary fears in the United Kingdom led to the GBP/USD’s largest decline in two years, while the Australian dollar declined 8.4% against the U.S. dollar. The Fund’s short positions in the U.S. dollar resulted in a relatively large loss for the month. U.S. dollar gains combined with contracting global demand and record OPEC production contributed to a 7.1% decline in crude oil. Natural gas also declined, finishing 13.8% lower. The Fund’s long positions in the energy sector resulted in losses for the month. Gold dropped to its lowest levels since December 2007, finishing the month 9.4% lower. Silver and platinum also experienced declines, falling 23.7% and 14.8%, respectively. Nickel had a surprise gain of 10.2% as key producers announced plans to cut output. The Fund’s long positions in the metals sector resulted in a relatively large loss. World bond markets traded higher as global economic growth concerns widened. U.S. 30-year bond futures traded to a four month high, while European bond futures rallied as euro zone annual inflation eased to 3.8% and German GDP contracted by 0.8%. The Fund’s long positions in the bonds sector resulted in an overall gain.

In July, write-offs continued to plague financials as equities endured heavy selling. The U.S. government responded by enacting emergency measures to stabilize the financial system. In the United Kingdom, the FTSE Index finished with a 4.5% loss. The Fund’s short position in stock indices resulted in an overall gain. Agricultural futures gave back nearly all of June’s gains as soybean futures fell 10.8%, corn plummeted 19.7%, and wheat futures fell 8.2% on the month. The Fund’s long positions in the agricultural market resulted in a substantial loss. Energy prices fell sharply in July due to a reduction in geopolitical hostilities and further evidence of overall reductions in global demand. Both crude oil and gas futures experienced greater than 10% declines. Natural gas plummeted over 30% due to inventory gains. The Fund’s long positions in the energy sector resulted in significant losses. Gold ultimately finished 1.5% lower after an initial rally in the first half of July. Platinum also fell over 15%, a result of significant declines in U.S. auto sales. The Fund’s long positions in the metals sector produced an overall loss.

For the third quarter of 2008, the most profitable market group overall was stock indices while the largest losses resulted from positions in the energy sector.

Fund results for 2nd Quarter 2008

In June, equity markets declined around the globe due to slowing growth and rising unemployment and commodity prices. Short positions in equity markets produced significant gains. Severe flooding in the U.S. caused significant delays in the grain planting process, sending prices soaring. Long positions in the agricultural sector resulted in an overall gain. World energy markets remained elevated as geopolitical concerns kept oil supply uncertainty high. Crude oil finished with a 9.8% gain. Long positions in the energy sector resulted in overall gains. Other market sectors, relative to the sectors mentioned above, did not reveal significant trends and did not have any major influence on June’s positive performance.

In May, some foreign currencies approached all time highs. Long positions in foreign currencies resulted in an overall gain for this sector. World energy markets continued their historic advances in May as crude oil finished 12.9% higher. Heating oil, gasoline, and natural gas all rose sharply as declining margins continued to result in insufficient distillate fuel production. Long positions in this sector resulted in a substantial gain. Other market sectors, relative to the sectors mentioned above, did not reveal significant trends and did not have any major influence on May’s overall positive performance.

In April, world bond markets moved lower as growing inflation readings added to late March’s weakness. U.S. bonds rallied early in the month before values moved lower as consumer prices rose due to higher fuel and food costs. Long positions in this market sector resulted in a loss. World energy markets traded higher in April as oil futures moved 12.3%, reaching all time highs. The ongoing weakness of the U.S. dollar provided early support, while strong demand from developing nations, bullish domestic inventory reports, and continued geopolitical concerns provided support throughout the month. Long positions led to an overall gain in the energy sector. Other market sectors, relative to the bond and energy sector, did not reveal significant trends and did not have a major influence on April’s slightly negative performance.

For the second quarter of 2008, the most profitable market sector for the Fund on an overall basis was the energy sector, while the greatest losses resulted from the Fund’s positions in the bonds sector.

Fund results for 1st Quarter 2008

In March, long positions in world bond markets resulted in a gain. Long positions in the currencies markets resulted in a relatively large gain. The U.S. dollar’s historic decline accelerated against most world currencies in March. Long positions in the currencies markets resulted in a relatively large gain. Long positions in the agricultural markets led to an overall loss for the agricultural sector. Crude oil rose to record highs with long positions producing gains in the energy sector. Although gold touched record highs well above $1,000 per ounce, the precious metals markets reversed. Long positions in the metals sector resulted in a relatively large loss. Other market sectors, relative to the sectors mentioned above, did not reveal significant trends and did not have a significant influence on March’s overall positive performance.

In February, wheat and corn futures posted record highs, with soybeans futures also surging. Long positions in this sector produced considerable gains. Crude oil futures moved to record highs over $100 in February, extending a long-standing bull run. A relatively large gain resulted from energy sector long positions. Gold and platinum futures rose to record highs in February and silver reached a 28-year high resulting in significant gains from long positions in the metals sector. A mix of long and short positions produced overall gains in agricultural markets. Other market sectors did not reveal significant trends and did not have a major influence on February’s positive overall performance.

Crude oil futures opened January near all-time highs, but the market moved lower as the month progressed. Long positions in the energy markets resulted in relatively large losses for the sector. Gold and platinum futures traded at all-time highs, silver traded at its highest level since January 1981, and copper rose, resulting in gains in the metal sector. Other market sectors, relative to the energies and metals, did not reveal significant trends and did not have a major influence on January’s overall negative performance.

For the first quarter of 2008, the most profitable market sector for the Fund on an overall basis was currencies, while the highest losses resulted from the Fund’s positions in the energy sector.

2007

Series A:

Net results for the year ended December 31, 2007 were a loss of 0.92% in net asset value per Unit compared to the preceding year. In 2007, Series A experienced a net decrease in net assets from operations of $1,287,807. This net decrease in net assets consisted of interest income of $2,882,259, a net realized and unrealized gain of $1,544,192 from trading operations, and expenses of $5,714,258. Expenses included $1,165,114 in management fees, $395,190 in organization and offering expenses, $94,469 in operating expenses, $2,519,166 in selling commissions, $1,535,369 in brokerage commissions, and $4,950 in other expenses. At December 31, 2007 and December 31, 2006, the net asset value per Unit of Series A was $1,486.44 and $1,500.20, respectively.

Series B:

Net results for the year ended December 31, 2007 were a loss of 2.60% in net asset value per Unit compared to the preceding year. In 2007, Series B experienced a net decrease in net assets from operations of $1,559,643. This net decrease in net assets consisted of interest income of $1,299,435, a net realized and unrealized gain of $102,974 from trading operations, and expenses of $2,962,052. Expenses included $535,198 in management fees, $182,051 in organization and offering expenses, $43,394 in operating expenses, $1,157,184 in selling commissions, $1,042,451 in brokerage commissions, and $1,774 in other expenses. At December 31, 2007 and December 31, 2006, the net asset value per Unit of Series B was $1,774.69 and $1,821.99, respectively.

Fund results of 4th Quarter 2007:

U.S. stocks finished December near unchanged, completing a volatile trading year as strong earnings and employment were offset by subprime fears, housing market weakness, and higher energy costs. Major European indices finished lower in December as consumer prices jumped 3.1%, limiting expectations for future rate cuts. Spain’s IBEX fell 4.5% in December amid declining merger prospects, while South Africa’s All Shares fell 4.2% as mining equities corrected. The Fund’s long positions produced overall losses in the stock indices sector. Wheat finished the month near unchanged after moving to record highs above $10 at mid month as food inflation surged amid poor crop prospects in Argentina and severe Chinese restrictions on corn, wheat, and soybean exports. Soybeans gained 11% in December, approaching all time highs near $13. Beans found support on declining planted acreage due to historic rallies in corn and wheat, solid bio fuel demand, the weak U.S. dollar, and the year-end South American weather premium. Long positions resulted in gains in this sector. Crude oil futures continued their historic run-up, adding 8.2% on the month to finish with a 57.2% gain for the year. The market found persistent underlying support from the ongoing war in Iraq, the Iranian nuclear standoff, instability in Nigeria, and a very strong demand component. News that Iran may have abandoned its nuclear weapons program did little to avert the advance. Heating oil added 4.8% in December to finish 63.3% higher on the year, while gasoline posted a 9.8% monthly gain and 55.2% annual gain. Natural gas continued to lag the complex, finishing down 2.9% for the month and up 19.3% on the year. Long positions outpaced short positions, producing overall gains for the Fund in the energy sector. Gold futures added 7% in December to finish the year 31.1% higher as inflation fears mounted. Projections for declining economic growth amid weak U.S. home sales and deteriorating consumer confidence limited the Federal Reserve’s options in the fight against inflation, thereby supporting gold investment as the U.S. dollar fell. Silver moved 6.9% higher to finish the year with a 15.8% gain while Platinum advanced 5.3% to finish the year up more than 33%. The Fund’s long positions in the metals resulted in gains for the month. Other market sectors did not reveal significant trends and did not have a major influence on this month’s positive performance for the month.

Evidence of a slowing global economy led stocks lower in November, reversing the uptrend from the early fall season. Long positions in the stock indices sector produced relatively large losses for the Fund during November. The U.S. dollar continued to trend lower in November as the Euro rose to new all time highs just below the $1.50 level. The U.S. dollar gained ground against Latin American currencies as prospects for weakness in the U.S. economy raised worries of softening export demand in the region. The Brazilian Real lost 3.6% as the government bought U.S. dollars in an attempt to limit the strength of their currency amid a sharp decline in the country’s trade surplus. The Chilean Peso, Colombian Peso and the Mexican Peso lost 2.5%, 3.5% and 2.4%, respectively. In Asia, the Australian dollar lost 5.6% as metal prices declined, while the Korean Won fell 2.2% amid fears of declining exports. The Fund’s long currency positions in the emerging markets and the Australian dollar resulted in losses in this sector. Crude oil and heating oil futures finished slightly lower in volatile action following moves to all time highs earlier in the month. Rallies were paced by ongoing weakness in the U.S. dollar and overall fears that oil production may soon peak. Meanwhile, crude and heating oil stocks continued to tighten ahead of prime northern hemisphere heating season even as OPEC continued to increase output. Intra-month declines resulted from Iraqi pledges to increase pressure on Kurdish rebels, rising OPEC exports, and fears of a global economic slowdown. Natural gas continued to trend lower, finishing with losses of 15.6%. The Fund’s short positions overcame losses from long positions, resulting in an overall gain in the energy sector. Other market sectors did not reveal significant trends and did not have a major influence on the Fund’s overall negative performance for the month.

World bond markets remained volatile in October, finishing with notable gains as rising economic uncertainty overcame positive early month data. The Fund’s short positions in this sector collectively produced losses. The U.S. dollar continued its strong downward trend in October. Worldwide commodity prices continued to derive support from the U.S. dollar’s weakness, thereby driving strong economic results and higher yields in commodity dependant economies. The Fund’s short positions in the U.S. dollar resulted in relatively large gains. Crude oil futures moved sharply higher throughout October as the market continued an advance that began in January. Extreme U.S. dollar weakness, tight crude oil supplies heading into the winter heating season, an increase in refinery utilization, and the overall resilience of the world economy also supported values. Unleaded gas (+10.3%) and heating oil (+9.0%) followed crude oil higher while natural gas finished only 3.2% higher as mild weather contributed to solid inventories. Gains from the Fund’s long positions overwhelmed losses from short positions, resulting in an overall gain in the energy sector. Precious metals posted impressive gains, led by gold, which rallied 5% to 27-year highs near the $800 level. Gold found persistent support from weakness in the U.S. dollar, which moved to new record lows against the Euro as investors sought portfolio diversity. Silver advanced 2.9% to its highest level since April in sympathy. Platinum reached a new record high driven by supply shortages stemming from South African mine closures. These events led the Fund’s long metal positions to an overall gain. Other market sectors did not reveal significant trends and did not have a major influence on October’s overall positive performance.

For the fourth quarter of 2007, the most profitable market group overall was the metals sector, while the greatest losses were attributable to positions in the stock indices sector.

Fund results for 3rd Quarter 2007:

Worldwide stock indices finished the month of September with solid gains, with Hong Kong’s Hang Seng advancing 13.5% and the Dow Jones, Nasdaq, and S&P 500 finishing with gains of 3.8%, 4.5%, and 3.3%, respectively. The Fund’s long positions in this sector produced gains for the month. The Fund’s short U.S. dollar positions experienced relatively large gains as the U.S. dollar moved sharply lower against all major currencies in September. The Fund’s long positions in agricultural markets produced gains as corn, soybean and wheat futures rallied. In September the energy markets, including crude oil, heating oil, and gasoline, rallied resulting in a loss for the Fund’s short positions in these markets. Gold reestablished its long-term upward trend in September, rallying 9.9% to the $750 level resulting in gains for the Fund’s long positions in the metals sector.

In August, world equity markets finished mixed to lower, resulting in a loss for the Fund’s long positions in this market sector. The Fund’s short positions in the interest rate sector also incurred losses in August. As the U.S. dollar moved sharply higher during the first half of August, the Euro and British Pound finished nominally lower and the Australian dollar and New Zealand dollar lost 3.9% and 7.9% respectively, a mixture of long and short positions in currencies led to an overall loss. In August, gold, silver, Comex Copper, zinc and nickel lost 4.1%, 12%, 6.5%, 11.9% and 5.5%, respectively. The Fund’s long positions in the metals sector resulted in a loss.

In July, a relatively large loss was incurred from the Fund’s long positions in world equity markets as global equities rallied in early July before selling off late in the month. World bond markets moved significantly higher in July as ongoing fallout from U.S. housing market weakness spurred a global flight to safety. The Fund experienced losses from its short positions in this sector. Despite healthy economic reports early in the month, short term rates moved higher on concerns that tightening credit would limit mergers and acquisition flow, lower fixed income revenue at banks, slow overall expansion, and thus limit corporate profits throughout the economy. Relatively large losses were sustained from the Fund’s short positions in this market sector. Crude oil and natural gas futures continued to diverge in July, extending a phenomenon that dates back to February. Natural gas continued to trend lower, while gasoline futures fell. Gains resulted from the Fund’s short positions in this sector. Precious metals finished July slightly higher with gold limited to a small gain on the month. The Fund’s combination of long and short positions in the metals sector produced an overall loss.

For the third quarter of 2007, the most profitable market group overall was currencies while the largest losses resulted from positions in interest rates.

Fund results for 2nd Quarter 2007:

In June, many Asian equity markets surged to new highs, while Japanese stocks finished modestly higher. Stocks in Europe finished mixed to lower as concerns over rising interest rates and currencies limited investor demand for equities. Long positions led to a relatively large loss in stock indices. World bond markets moved sharply lower in early month action as sentiment rose that central banks would continue to be aggressive in fighting inflation. A relatively large gain resulted from short positions in this sector. Three month Eurodollar futures continued their downward trend in early June as strong economic data pushed rates to their lowest level in nearly a year. Indices sold off as investors moved to treasuries in a flight to quality. In England, three month Sterling futures continued moving lower as falling unemployment and strong consumer confidence continued to spur economic growth. This led the Fund’s short positions in this sector to an overall gain. The New Zealand dollar moved to 22 year highs and the Australian Dollar rose to 18 year highs. The Yen continued to decline against the Euro and U.S. dollar. A mixture of long positions in the New Zealand dollar and Australian dollar and short positions in markets such as the Yen resulted in a gain in this market sector. Energy markets were mixed in June as crude oil futures finished 8.3% higher at just over $70 per barrel, while natural gas futures finished sharply lower. Short positions, mainly from natural gas, resulted in an overall gain for this sector. Gold futures moved 2.3% lower in June while silver futures declined 8.3%. Declining prices led long positions to a loss for this sector. Other market sectors, relative to the sectors mentioned above, did not reveal significant trends and did not have any major influence on June’s positive performance.

Global equities continued their advance in May with solid gains across all regions. Relatively large gains resulted from long positions in stock indices. World bond markets moved lower again in May as strong economic data foreshadowed the need for more interest rate hikes. Short positions resulted in a gain for this market sector. Short term interest rate futures continued to trend lower in May on the strength of world economic data. Relatively large gains resulted from short positions in this marker sector. Precious metals finished lower in May as world equity markets continued to attract investment dollars away from gold and silver. This led our long positions to an overall loss for this sector. London coffee futures rose to their highest level of the year and New York coffee bounced off early month lows in a counter trend reaction to post a gain. Meanwhile, London sugar gained on signs that exports from Brazil may decline. Short positions resulted in a loss for this market sector. Other market sectors, relative to the sectors mentioned above, did not reveal significant trends and did not have any major influence on May’s overall positive performance.

World stock indices rallied steadily throughout April as the global equities uptrend reasserted itself. Long positions in this market sector produced gains for the Fund. The U.S. dollar sustained heavy losses against most currencies in April as prospects for interest rate hikes throughout the world increased relative to U.S. monetary policy. Relatively large gains resulted from positions in this market sector. Other market sectors, relative to the currency sector, did not reveal significant trends and did not have a major influence on this month’s overall positive performance.

For the second quarter of 2007, the most profitable market sector for the Fund on an overall basis was the currencies sector, while the greatest losses resulted from the Fund’s positions in the metals markets.

Fund results for 1st Quarter 2007:

In March, the Fund’s long positions in the Euro, New Zealand dollar and Brazilian Real experienced major gains which exceeded the losses from short positions in other currency markets, resulting in an overall gain. Corn futures closed 14% lower in March as the high prices of the last six months appear to have offered sufficient incentive for increased plantings. Soybeans finished 3.3% lower in sympathy with these losses in the corn market. Wheat futures continued to trend lower, finishing with a 10.2% loss on timely spring rains in the plains. The Fund experienced losses from its long positions in this sector. Worldwide energy markets continued to trend higher in March, extending the rally that began in January. Short positions in this market sector resulted in a relatively large loss. Other market sectors, relative to the sectors mentioned above, did not reveal significant trends and did not have any major influence on this March’s overall negative performance.

In February, world stock market indices trended downward, triggered by a large correction in Chinese stocks and weakness in the U.S. sub-prime mortgage market. Long positions in this market sector resulted in a loss. At the end of February, bond futures markets rallied significantly, reaching two month highs in a flight to quality as global equity markets endured a substantial sell off. Short positions resulted in a loss for this sector. Euribor futures, Eurodollar futures and Sterling futures each rallied in February, resulting in a relatively large loss in this market sector’s short positions. Energy markets moved higher in February amid ongoing geopolitical developments in the Middle East, cold temperatures, and refinery disruptions in the U.S. Short positions resulted in a loss for this sector. Precious and base metals trended upward in February resulting in gains for the Fund’s long positions in this market sector. Other market sectors, relative to the sectors mentioned above, did not reveal significant trends and did not have any major influence on this February’s negative performance.

World stock indices moved steadily higher in January on the strength of various economic indicators, resulting in gains for the Fund’s long positions in this market sector. In January, American and European bond futures trended lower for the second consecutive month as employment and inflation figures pointed toward ongoing central bank vigilance. The Fund’s short positions in this sector produced positive results. Three month Eurodollar futures and three month Euribor futures continued their downward trends, resulting in a relatively large gain from short positions in this sector. World energy markets continued to trend lower early in January, but this trend reversed dramatically as natural gas finished sharply higher (+15.9%), crude oil rallied from a 17% deficit to finish 6.9% lower, and heating oil rallied to finish unchanged after trading over 12% lower early in the month. Short positions resulted in relatively large losses for this market sector and contributed significantly to the Fund’s overall loss for January. Other market sectors, relative to the sectors mentioned above, did not reveal significant trends and did not have a major influence on this January’s overall negative performance.

For the first quarter of 2007, the most profitable market sector for the Fund on an overall basis was agriculture, while the highest losses resulted from the Fund’s positions in currencies.

2006

Series A:

Net results for the year ended December 31, 2006 were a gain of 12.94% in net asset value per Unit compared to the preceding year. In 2006, Series A experienced a net increase in net assets from operations of $8,050,071. This net increase in net assets consisted of interest income of $3,010,369, a net realized and unrealized gain of $11,255,264 from trading operations, a net increase from payment by an affiliate of the Fund of $426,879, and expenses of $6,642,441. Expenses included $1,237,907 in management fees, $669,139 in organization and offering expenses, $100,371 in operating expenses, $2,676,556 in selling commissions, $1,953,214 in brokerage commissions, and $5,254 in other expenses. At December 31, 2006 and December 31, 2005, the net asset value per Unit of Series A was $1,500.20 and $1,328.33, respectively.

Series B:

Net results for the year ended December 31, 2006 were a gain of 19.74% in net asset value per Unit compared to the preceding year. In 2006, Series B experienced a net increase in net assets from operations of $6,577,280. This net increase in net assets consisted of interest income of $1,662,449, a net realized and unrealized gain of $8,425,103 from trading operations, a net increase from payments by an affiliate of the Fund of $584,801, and expenses of $4,095,073. Expenses included $684,468 in management fees, $369,983 in organization and offering expenses, $55,498 in operating expenses, $1,479,931 in selling commissions, $1,499,287 in brokerage commissions, and $5,906 in other expenses. At December 31, 2006 and December 31, 2005, the net asset value per Unit of Series B was $1,821.99 and $1,521.61, respectively.

Fund results for 4th Quarter 2006:

In December, rising employment, strong retail sales, and strong late month housing data contributed to steady declines for short interest rates. The European Community Bank raised rates 25 basis points for the sixth time this year to 3.5%. Three month Sterling futures trended lower as U.K. employment and GDP growth remained very strong. Short positions in this sector resulted in an overall gain. Gold futures moved slightly lower (-2.2%) in December as weaker energy markets and a rebound in the U.S. dollar limited gains. Gold ran into resistance as improving economic sentiment in the U.S. and throughout the world put a temporary halt to safe haven buying in the precious metals sector. Silver futures lost 8.3% as weakness in copper took its toll. Long positions in the metals sector produced a loss for the Fund. In the energy markets, crude oil futures lost 5.5%. Disappointing early month ISM manufacturing data set a negative tone at the start of the month, while unseasonably warm temperatures in the Northern Hemisphere and a resultant steady inventory situation only added to the losses as the month wore on. Natural gas added to its downward trend with a loss of 29.1% as stocks stood 10.7% above year ago levels. Heating oil futures also broke lower, posting a 12.1% decline. Gasoline stocks rose much more than expected, leading to losses of up to 6% in unleaded gas futures. The Fund posted gains on its short positions in the energy sector.

World bond futures continued to trend higher in November as weak economic data outweighed hawkish central bank inflation dialogue. The Fund’s short positions sustained a loss for this market sector. U.S. and European interest rates lost ground early in the month but recovered for the balance of the month. The Fund’s short positions sustained losses for this sector. The U.S. dollar fell sharply against European currencies in November amid growing fears of a U.S. economic slowdown and the Canadian dollar lowered as the government announced a plan to increase taxes on foreign investors. Uncertainty surrounding Mexico’s presidential election led to losses of 2.0% for the Peso. The Fund’s mixture of long and short positions resulted in a relatively large gain on the month from the currencies sector. World energy markets finished higher in November as a combination of further OPEC production threats and a significant distillates stocks drawdown supported values despite warm temperatures. Crude oil, natural gas, and heating oil all gained on the month. As a result, the Fund sustained a relatively large loss from its short energy positions. Gold futures moved higher in November due to the effects of a very weak U.S. dollar and inflation concerns heightened by stronger energy markets. Silver futures climbed 13.5% in sympathy with gold. Long positions in the metals sector produced gains for the month.

Worldwide stock markets rallied across the board in October despite North Korea’s surprise nuclear test. European stocks led the way with Spain’s IBEX shining once again, posting a gain of 6.2%. In Asia, the Singapore index gained 6.1% on the strength of a superb quarterly GDP number. Australia’s SPI 200 gained 4.2% on declining unemployment. The Dow Jones Index moved to new all time highs buoyed by declining unemployment. The Fund’s long positions in stock indices futures produced a gain for the month. World energy markets lost ground again in October. Expanding inventories, the North Korean nuclear test, unrest in Nigeria, and terrorist threats on Saudi oil facilities had little positive impact on prices. The Fund’s short positions in the energy sector resulted in gains.

For the 4th quarter of 2006, the most profitable market sector was the currencies sector while the highest losses were experienced in the bond markets.

Fund results for 3rd Quarter 2006:

World energy markets saw major declines in September as ongoing mild weather, mild Atlantic hurricane activity, and restored output at the Prudhoe Bay oil field sent December crude oil futures, December unleaded gas,

December natural gas, and heating oil significantly lower. In Europe, November gas oil lost 14.3% and Brent crude lost 12.3%. Tokyo products finished 10-15% lower. Short positions in this market sector resulted in a significant gain and accounted for the great majority of this month’s overall positive performance.

Global stocks pushed higher in August as energy prices and interest rates eased, leading the Fund’s long positions to an overall gain in this sector for the month. World bond futures markets also rallied in August. Short positions in this sector lead to an overall loss for the month. A surprise early month rate hike by the Bank of England helped the British Pound gain 1.9% against the U.S. dollar. The Yen lost ground against both the U.S. dollar and the Euro as softening price data confirmed dwindling prospects for an additional rate hike this year. Otherwise, the Asian bloc showed modest gains amid further strength in China. Latin America, led by Brazil, posted small gains. Short positions in Yen and long positions in the British Pound resulted in an overall gain in this sector. World crude oil markets surged to near all-time highs in early August followed by a sharp reversal. Losses in long positions overwhelmed gains from short positions, resulting in an overall loss in the energy sector.

World bond futures markets reversed course in July, which led the Fund’s short positions to an overall loss. Meanwhile, worldwide short term interest rates rallied in July led by the U.S. benchmark Eurodollar. Short positions resulted in an overall loss for this sector. Most energy markets ended the month retreating from record highs, trading slightly lower after volatile swings, as geopolitical news, impending hurricane season, and hot weather contributed to a strong rally early in the month. Short positions in natural gas experienced major losses, which exceeded gains from long positions in other markets from this sector, resulting in an overall loss. Long positions in the metals sector experienced a loss due to market volatility along with lower aluminum prices.

For the third quarter of 2006, the most profitable market group overall was the metals sector while the largest losses resulted from positions in the currency markets.

Fund results for 2nd Quarter 2006

Stock indices worldwide found support mid-June from improved economic data after weakness earlier in the month. Amid these conditions, the Fund’s long/short positions experienced losses. World bond futures markets reestablished their downward trend by the end of June as a positive U.S. GDP number countered previously weaker monthly numbers. However, the reestablishment of the downward trend did not offset the losses suffered by the Fund’s short positions during the initial rally in bond futures at the beginning of June. U.S. short-term interest rates continued to trend lower as strong economic readings spurred the Fed to continue its monetary tightening strategy. First quarter GDP was revised up to a 5.6% annual rate, the strongest quarterly growth in 2 1/2 years. The Fund’s short money market positions had considerable gains. The U.S. dollar reversed its May losses as it was bolstered by continued currency weakness in various emerging markets. Overall, the Fund’s long/short positions in these markets performed negatively. The combined influences of the South American grain harvest and favorable late spring/early summer growing weather in the U.S. led to a mid-month sell off in grain futures. However, values recovered as the month came to a close amid forecasts for higher temperatures at the critical point of the U.S. growing season. As a result, the Fund’s short positions in these markets experienced losses. Among the other agricultural markets, NY coffee reached a new 1 1/2 year low in late June before recovering slightly as values were supported by short covering due to Brazilian weather concerns. September cocoa rallied 8.9% amid concerns about Indonesian floods, Brazilian crop disease, and the reemergence of violence in the Ivory Coast. October sugar rallied 9.1% from its mid-June lows amid commercial interest and higher oil prices fueled by stronger than expected U.S. gasoline demand. On the whole, the Fund’s short positions in these agricultural markets performed negatively.

The uptrend in global stock indices came to an abrupt end in May as worldwide equities sold off sharply, which resulted in a considerable loss to the Fund’s long positions. In mid-May world bond futures rebounded off their lows as traders continued to weigh the effects of inflation on expectations for economic growth. As a result, the Fund’s short positions in these markets performed negatively. The U.S. dollar continued its decline against most currency regions in May despite a violent correction in some of the emerging markets, most notably Latin America. Overall, the U.S. Dollar was down between 1-2% on the month against major currencies, which resulted in a loss to the Fund’s long/short positions. Metals markets experienced extreme volatility as the significant trend toward higher prices seemed to have stalled for the time being. Overall, the Fund’s long positions in these markets performed positively in May.

Metals continued to soar in April with gold reaching levels not seen in 25 years as June Comex Gold settled at over $654 per ounce, which resulted in a considerable gain to the Fund’s long positions.

For the second quarter of 2006, the most profitable market group overall was metals while the highest losses resulted from positions in the currency markets.

Fund results for 1st Quarter 2006

World stock markets posted solid gains in March as Asia, led by Japan and Australia, moved to new highs. The Fund’s long strategy in stock indices performed positively. World bond and money markets declined sharply on inflation concerns as well as a bid by central bankers to remove excess liquidity from financial markets in the face of exceptional economic growth, which resulted in a gain of the Fund’s short positions. The U.S. dollar remained mixed in March against most major currencies as economic releases had little impact on world currency relationships. The long/short strategy established by the Fund’s trading systems produced a negative result for this market. World energy markets posted notable gains in March, reversing their February losses. The Fund held both long and short positions in these markets during the month and experienced overall losses from its positions. Precious and base metals ended their 2 month corrections in March, with most metals surging to multiyear highs, which resulted in a considerable gain to the Fund’s long positions.

Short-term U.S. interest rates continued to trend downward in the month of February as economic data fueled speculation that the Fed was not done raising interest rates. The Fund’s long/short strategy in the money market performed positively. U.S. crude, heating oil and unleaded gas reversed their January gains, with decreases of 8.1%, 7.7%, and 16.8% respectively from the close of January to February, which resulted in a considerable loss from the Fund’s long/short positions. By mid-February metals declined sharply. As a result, the long strategy established by the Fund’s trading systems produced a negative result for this market.

Global stock indices began 2006 right where 2005 left off, with many markets rising to new highs. As a result, the Fund’s long positions in these markets performed positively. Precious and base metals continued to surge higher in January, which resulted in considerable gains for the Fund’s long positions. Coffee and sugar continued their positive momentum and provided a positive result for the long strategy established by the Fund’s trading systems. In the money market, the Fund’s long/short strategy experienced losses.

For the first quarter of 2006, the most profitable market sector for the Fund on an overall basis was stock indices, while the highest losses resulted from the Fund’s positions in the energy markets.

2005

Series A:

Net results for the year ended December 31, 2005 were a loss of 9.43% in net asset value compared to the preceding year. This net decrease in net assets consisted of interest income of $1,165,809, a net realized and unrealized gain of $1,336,260 from trading operations, and total expenses of $4,549,689. Expenses included $759,356 in management fees, $410,462 in organization and offering expenses, $61,569 in operating expenses, $1,641,851 in selling commissions, $1,669,455 in brokerage commissions and $6,996 in other expenses. At December 31, 2005 and December 31, 2004, the net asset value per Unit of Series A was $1,328.33 and $1,466.67 respectively.

Series B:

Net results for the year ended December 31, 2005 were a loss of 12.06% in net asset value compared to the preceding year. This net decrease in net assets consisted of interest income of $1,092,688, a net realized and unrealized loss of $1,405,516 from trading operations, and total expenses of $4,820,581. Expenses included $727,205 in management fees, $393,084 in organization and offering expenses, $58,962 in operating expenses, $1,572,336 in selling commissions, $2,062,396 in brokerage commissions and $6,598 in other expenses. Series B generally magnifies the performance for Series A during any period, either positive or negative, due to Series B’s leverage of approximately 1.5 times Series A. At December 31, 2005 and December 31, 2004, the net asset value per Unit of Series B was $1,521.61 and $1,730.29, respectively.

Fund results for 4th Quarter 2005

European and Asian stock indices added to their recent gains in December, which resulted in considerable gains for the Fund’s long positions in these indices. In a significant turnaround from November, the U.S. dollar weakened against major currencies such as the Japanese Yen and the Australian dollar. As a result, the Fund’s long/short strategy incurred significant losses. The Fund’s long positions in precious and base metals realized gains as these markets extended their gains through mid-December. World raw sugar futures raced to 10-year highs on the New York Board of Trade, continuing a trend that started earlier in 2005, thus producing positive returns for the long strategy established by the Fund’s trading systems. In the grain markets, the Fund’s short positions produced a loss.

Major world stock indices posted solid gains in November, shrugging off sluggish October results, which resulted in a major gain from the long positions that had been entered into by the Fund. A combined long/short strategy in the currencies sector generated a profit for the Fund. Despite the U.S. Federal Reserve’s dialogue, continuing inflation concerns in the precious metals and impressive industrial demand in the base metals spurred both sectors to multi-year highs. As a result long positions in the metals sector were positive contributors to the Fund’s performance for November.

World stock markets declined to close the month of October as inflationary concerns took center stage in the U.S., and fears of an economic slowdown impacted European and Asian markets, which resulted in significant losses for the Fund’s long positions in stock indices. Energies continued their post-Katrina slide, resulting in considerable losses for the Fund’s long positions in these markets.

For the fourth quarter of 2005, the most profitable market group overall was metals while the highest losses resulted from the energy markets.

Fund results for 3rd Quarter 2005

In the month of September, world stock market indices, most notably Asian indices, were moving upwards; therefore the Fund’s long positions in these markets gained. Conversely, worldwide treasuries traded lower for the month, resulting in losses for the Fund’s long positions in these markets. The major metals markets — especially gold — trended higher during September and provided a positive result for the “long strategy” established by the Fund’s trading systems. Long positions in foreign currencies markets were unsuccessful in September due to the strengthening of the U.S. dollar.

With the exception of Japanese markets, the upward trend of world stock indices reversed in August, resulting in losses to the Fund’s long positions. The rise of energy prices continued and a shortage in supplies due to Hurricane Katrina in the Gulf Coast area of the United States led to new all time highs on the crude oil markets. The Fund’s long positions in this sector performed well as a result. The Fund’s short positions in foreign currencies incurred losses as the U.S. dollar weakened versus most currencies. The grain markets trended downward with soy products trading at 6-month lows. As a result, the Fund’s short positions in these markets performed positively.

In the month of July, stock indices were on the rise again and therefore the Fund’s long positions in these markets were profitable. In contrary, long positions in bonds, notes and interest markets produced losses as prices in these futures markets declined. Combined long and short positions in the currencies didn’t produce any significant performance, as the trends were inconsistent and trading was quite volatile. In the energy sector, long positions took profit again from the slightly rising price levels.

For the third quarter of 2005, the most profitable market group overall was the metals sector, while the greatest losses were attributable to positions in bonds and notes.

Fund results for 2nd Quarter 2005:

As stock indices continued their rise in June, the Fund’s long positions in these markets continued to be profitable for the month. Long positions in bonds, notes and interest markets also contributed notably to June’s positive performance due to rising prices in these sectors. Minor losses were incurred by short positions in the soft commodities and long positions in the energy markets.

Rising stock indices led to a positive result in the “long strategy” of the Fund for these markets in May. Long positions in bonds, notes and interest markets also performed well. A “long/short strategy” in the metals markets resulted in losses. Also, short positions in the grains markets produced negative performance.

During the month of April, stock markets declined, which resulted in a considerable loss to the Fund’s long positions. In contrary, rising prices in the bond and notes markets were beneficial to the Fund’s long positions in this sector. The prices for the energy markets reversed their rising trend and declined sharply. As a result, the Fund’s long positions in these markets incurred significant losses.

For the second quarter of 2005, the most profitable market group overall was the bonds and notes sector, while the greatest losses were attributable to positions in the energy markets.

Fund results for 1st Quarter 2005:

During the first half month of March, the U.S. dollar was on a rise again and this development caused substantial losses to the Fund’s short positions in non-U.S. currencies. The trading performance in financial futures was positive due to short positions in bonds and notes and both long and short positions in interest rates. However, the most important influence on March’s performance resulted from long positions in the energy sector, which were able to take significant profits from sharply rising prices.

In February, rising energy prices led to a positive result of the “long strategy” of the Fund for these markets. Long positions in stock index markets performed almost as well and contributed to February’s positive Fund performance together with combined long and short positions in other financial futures sectors. A “long/short strategy” in the agricultural markets was not successful and marked the only noteworthy loss for February.

The first month of the year 2005 showed a sharp decline of metal prices causing significant losses for the Fund’s long positions. Also, short positions in foreign currencies were not successful due to the rising U.S. dollar and therefore lost considerably. Long positions in the stock index markets also contributed to January’s negative performance.

For the first quarter of 2005, the most profitable market group overall was the energy sector while the highest losses resulted from positions in the foreign currencies markets.

Off-Balance Sheet Risk

The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. The Fund trades in futures and forward contracts and is therefore a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interests positions of the Fund at the same time, and if Superfund Capital Management was unable to offset such positions, the Fund could experience substantial losses. Superfund Capital Management attempts to minimize market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio in all but extreme instances of not greater than 50%.

In addition to market risk, in entering into futures and forward contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Fund. The counterparty for futures contracts traded in the United States and on most foreign exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some foreign exchanges, it is normally backed by a consortium of banks or other financial institutions.

Off-Balance Sheet Arrangements

The Fund does not engage in off-balance sheet arrangements with other entities.

Contractual Obligations

The Fund does not enter into contractual obligations or commercial commitments to make future payments of a type that would be typical for an operating company. The Fund’s sole business is trading futures, currency forward and certain swap contracts, both long (contracts to buy) and short (contracts to sell). All such contracts are settled by offset, not delivery. Substantially all such contracts are for settlement within four months of the trade date and substantially all such contracts are held by the Fund for less than four months before being offset or rolled over into new contracts with similar maturities. The Financial Statements of Series A and Series B each present a Condensed Schedule of Investments setting forth net unrealized appreciation (depreciation) of such Series’ open forward contracts as well as the fair value of the futures contracts purchased and sold by each Series at December 31, 2007 and 2006.

Critical Accounting Policies — Valuation of the Fund’s Positions

Superfund Capital Management believes that the accounting policies that will be most critical to the Fund’s financial condition and results of operations relate to the valuation of the Fund’s positions. The majority of the Fund’s positions will be exchange-traded futures contracts, which will be valued daily at settlement prices published by the exchanges. Any spot and forward foreign currency contracts held by the Fund will also be valued at published daily settlement prices or at dealers’ quotes. Thus, Superfund Capital Management expects that under normal circumstances substantially all of the Fund’s assets will be valued on a daily basis using objective measures.

Recently Issued Accounting Standards

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that the Fund recognize in its financial statements, the impact of a tax position, and if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Fund adopted FIN 48 effective January 1, 2007. The adoption of FIN 48 did not have a material impact on the Fund’s financial position or results of operations. The Fund files a U.S. federal tax return annually. No income tax returns are currently under examination. The Fund’s U.S. federal tax returns remain open for examination for the years ended December 31, 2004 through December 31, 2007.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of SFAS No. 157 are effective for the fiscal years beginning after November 15, 2007. The Fund adopted SFAS No. 157 effective January 1, 2008. The Fund believes that the adoption of SFAS No. 157 will not have a material impact on the Fund’s financial position or results of operation.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Introduction

Past Results Not Necessarily Indicative of Future Performance

The Fund is a speculative commodity pool. The market sensitive instruments held by it are acquired for speculative trading purposes, and all or a substantial amount of the Fund’s assets are subject to the risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to the Fund’s main line of business.

Market movements can produce frequent changes in the fair market value of the Fund’s open positions and, consequently, in its earnings and cash flow. The Fund’s market risk is influenced by a wide variety of factors, including the level and volatility of exchange rates, interest rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Fund’s open positions and the liquidity of the markets in which it trades.

The Fund rapidly acquires and liquidates both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a particular future market scenario will affect performance, and the Fund’s past performance is not necessarily indicative of its future results.

Value at Risk is a measure of the maximum amount which the Fund could reasonably be expected to lose in a given market sector. However, the inherent uncertainty of the Fund’s speculative trading and the recurrence in the markets traded by the Fund of market movements far exceeding expectations could result in actual trading or non-trading losses far beyond the indicated Value at Risk or the Fund’s experience to date (i.e., “risk of ruin”). In light of this, as well as the risks and uncertainties intrinsic to all future projections, the inclusion of the quantification included in this section should not be considered to constitute any assurance or representation that the Fund’s losses in any market sector will be limited to Value at Risk or by the Fund’s attempts to manage its market risk.

Standard of Materiality

Materiality as used in this section, “Quantitative and Qualitative Disclosures About Market Risk,” is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage, and multiplier features of the Fund’s market sensitive instruments.

Quantifying the Fund’s Trading Value at Risk

Quantitative Forward-Looking Statements

The following quantitative disclosures regarding the Fund’s market risk exposures contain “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934). All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for statements of historical fact (such as the dollar amount of maintenance margin required for market risk sensitive instruments held at the end of the reporting period).

The Fund’s risk exposure in the various market sectors traded by Superfund Capital Management is quantified below in terms of Value at Risk. Due to the Fund’s mark-to-market accounting, any loss in the fair value of the Fund’s open positions is directly reflected in the Fund’s earnings (realized or unrealized).

Exchange maintenance margin requirements have been used by the Fund as the measure of its Value at Risk. Maintenance margin requirements are set by exchanges to equal or exceed the maximum losses reasonably expected to be incurred in the fair value of any given contract in 95%-99% of any one-day intervals. The maintenance margin levels are established by dealers and exchanges using historical price studies as well as an assessment of current market volatility and economic fundamentals to provide a probabilistic estimate of the maximum expected near-term one-day price fluctuation.

In the case of market sensitive instruments which are not exchange-traded (which includes currencies and some energy products and metals in the case of the Fund), the margin requirements for the equivalent futures positions have been used as Value at Risk. In those cases in which a futures-equivalent margin is not available, dealers’ margins have been used.

In the case of contracts denominated in foreign currencies, the Value at Risk figures include foreign margin amounts converted into U.S. Dollars with an incremental adjustment to reflect the exchange rate risk inherent to the U.S. Dollar-based Fund in expressing Value at Risk in a functional currency other than U.S. dollars.

In quantifying the Fund’s Value at Risk, 100% positive correlation in the different positions held in each market risk category has been assumed. Consequently, the margin requirements applicable to the open contracts have simply been aggregated to determine each trading category’s aggregate Value at Risk. The diversification effects resulting from the fact that the Fund’s positions are rarely, if ever, 100% positively correlated have not been taken into account.

The Fund’s Trading Value at Risk in Different Market Sectors

The following tables indicate the average, highest and lowest amounts of trading Value at Risk associated with the Fund’s open positions by market category for the nine months ended September 30, 2008 and for the year ended December 31, 2007. All open position trading risk exposures of the Fund have been included in calculating the figures set forth below. During the nine months ended September 30, 2008, the average capitalization for Series A was $35,745,880 and the average capitalization for Series B was $53,295,181. During the year ended 2007, the average capitalization for Series A was $68,320,419 and the average capitalization of Series B was $37,800,868.

Series A as of September 30, 2008:

	Average Value	% of Average	Highest Value	Lowest Value
Sector	at Risk	Capitalization	at Risk	at Risk

Stock Indices	$1,215,384	3.40%	$1,815,247	$666,786
Financial Futures	$743,404	2.08%	$1,116,255	$464,626
Currencies	$1,635,269	4.57%	$2,517,243	$261,185
Agricultural Products	$326,983	0.91%	$549,285	$157,054
Energy	$736,222	2.06%	$1,251,096	$0
Metals	$490,739	1.37%	$877,738	$121,902

Total	$5,148,001	14.39%

Series B as of September 30, 2008:

	Average Value	% of Average	Highest Value	Lowest Value
Sector	at Risk	Capitalization	at Risk	at Risk

Stock Indices	$2,460,236	4.62%	$3,884,883	$801,422
Financial Futures	$1,208,305	2.27%	$1,367,307	$929,598
Currencies	$2,795,026	5.24%	$5,272,193	$557,255
Agricultural Products	$718,919	1.35%	$1,093,223	$426,071
Energy	$1,197,631	2.25%	$2,004,440	$0
Metals	$908,022	1.70%	$1,841,680	$324,049

Total	$9,288,139	17.43%

Average, highest and lowest Value at Risk amounts relate to the quarter-end amounts for the calendar quarter-ends during the fiscal year. Average capitalization is the average of each Series’ capitalization at the end of the first three calendar quarters during fiscal year 2008.

Series A as of December 31, 2007:

	Average Value	% of Average	Highest Value	Lowest Value
Sector	at Risk	Capitalization	at Risk	at Risk
Stock Indices	$1,654,318	2.76%	$3,376,594	$673,106
Financial Futures	$1,980,109	3.30%	$3,024,578	$748,870
Currencies	$6,267,893	10.44%	$7,340,969	$5,178,699
Agricultural	$532,180	0.88%	$759,080	$398,755
Energy	$1,591,204	2.65%	$2,211,731	$1,097,500
Metals	$1,040,853	1.73%	$1,547,037	$255,376

Total	$13,066,557	21.76%

Series B as of December 31, 2007:

	Average Value	% of Average	Highest Value	Lowest Value
Sector	at Risk	Capitalization	at Risk	at Risk
Stock Indices	$1,321,816	5.02%	$2,151,993	$419,386
Financial Futures	$1,298,016	4.93%	$1,935,771	$504,418
Currencies	$4,135,560	15.69%	$4,812,440	$3,386,136
Agricultural	$357,326	1.36%	$499,965	$274,505
Energy	$1,045,211	3.97%	$1,474,019	$723,000
Metals	$688,911	2.61%	$1,025,572	$165,518

Total	$8,846,840	33.58%

Average, highest and lowest Value at Risk amounts relate to the quarter-end amounts for the calendar quarter-ends during the fiscal year. Average capitalization is the average of each Series’ capitalization at the end of the calendar quarters during fiscal year 2007.

Material Limitations on Value at Risk as an Assessment of Market Risk

The face value of the market sector instruments held by the Fund is typically many times the applicable maintenance margin requirement (maintenance margin requirements generally ranging between approximately 1% and 10% of contract face value) as well as many times the capitalization of the Fund. The magnitude of the Fund’s open positions creates a “risk of ruin” not typically found in most other investment vehicles. Because of the size of its positions, certain market conditions — unusual, but historically recurring from time to time — could cause the Fund to incur severe losses over a short period of time. The foregoing Value at Risk tables — as well as the past performance of the Fund — give no indication of this “risk of ruin.”

Non-Trading Risk

The Fund has non-trading market risk on its foreign cash balances not needed for margin. However, these balances (as well as the market risk they represent) are immaterial. The Fund also has non-trading market risk as a result of investing a substantial portion of its available assets in U.S. Treasury Bills. The market risk represented by these investments is immaterial.

Qualitative Disclosures Regarding Primary Trading Risk Exposures

The following qualitative disclosures regarding the Fund’s market risk exposures — except for (i) those disclosures that are statements of historical fact and (ii) the descriptions of how the Fund manages its primary market risk exposures — constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. The Fund’s primary market risk exposures as well as the strategies used and to be used by Superfund Capital Management for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of the Fund’s risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of the Fund. There can be no assurance that the Fund’s current market exposure and/or risk management strategies will not change materially or that any such strategies will be effective in either the short- or long-term. Investors must be prepared to lose all or substantially all of their investment in the Fund.

The following were the primary trading risk exposures of the Fund as of September 30, 2008 by market sector.

Stock Indices

Generally, the Fund’s primary exposure is to the equity price risk in the G-7 countries and certain other countries with high liquidity (Taiwan, Hong Kong, Switzerland and Spain). The Fund is primarily exposed to the risk of adverse price trends or static markets in these countries. Static markets would not cause major price changes but would make it difficult for the Fund to avoid being “whipsawed” into numerous smaller losses. As of September 30, 2008 the exposure to these markets was the highest among all market groups.

Agricultural Market

The Fund’s agricultural market exposure is to fluctuations in the price of cocoa, sugar, coffee, cotton, lean hogs and live cattle. These markets are generally diversified in terms of correlation to many of the other sectors the Fund trades. As of September 30, 2008, the exposure to these markets showed a similar trend in comparison to historic levels.

Currencies

The Fund’s currency exposure is to exchange rate fluctuations, primarily those which disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political, geopolitical and general economic conditions. The Fund trades in a large number of currencies, including cross-rates, (e.g., positions between two currencies other than the U.S. dollar). Superfund Capital Management does not anticipate that the risk profile of the Fund’s currency sector will change significantly in the future. As of September 30, 2008, the exposure to these markets was lower in comparison to historic levels.

Metals

The Fund’s metals market exposure derives primarily from fluctuations in the price of gold, silver, platinum, copper, zinc, nickel and aluminum. These markets are generally diversified in terms of correlation to many of the other sectors the Fund trades. As of September 30, 2008, the exposure to these markets was lower in comparison to historic levels.

Interest Rates

Interest rate movements directly affect the price of the sovereign bond positions held by the Fund and indirectly the value of the Fund’s stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries could materially impact the Fund’s profitability. The Fund’s primary interest rate exposure is to interest rate fluctuations in the United States, Europe, the United Kingdom, Australia and Japan. The changes in interest rates which have the most effect on the Fund are changes in long-term as opposed to short-term rates. As of September 30, 2008, the exposure to these markets was lowest among all market groups.

Energy

The Fund’s primary energy market exposure is to crude oil, natural gas and heating oil. Movements in these markets are often due to geopolitical developments in the Middle East but can also be caused by increased demand from the United States and other developed and developing countries as well as supply shortages due to extreme weather conditions. Although the Fund typically has some degree of energy exposure, as of September 30, 2008, there was no exposure to these markets.

Qualitative Disclosures Regarding Non-Trading Risk Exposure

General

The Fund is unaware of any (i) anticipated known demands, commitments or capital expenditures; (ii) material trends, favorable or unfavorable, in its capital resources; or (iii) trends or uncertainties that will have a material effect on operations. From time to time, certain regulatory agencies have proposed increased margin requirements on futures contracts. Because the Fund generally will use a small percentage of assets as margin, the Fund does not believe that any increase in margin requirements, as proposed, will have a material effect on the Fund’s operations.

Foreign Currency Balances

The Fund’s primary foreign currency balances are in the G-7 countries along with Spain and Asian markets. The Fund controls the non-trading risk of these balances by regularly converting these balances back into U.S. Dollars (no less frequently than weekly, and more frequently if a particular foreign currency balance becomes unusually large based on Superfund Capital Management’s experience).

Treasury Bill Positions

The Fund’s only market exposure in instruments held other than for trading is in its U.S. Treasury Bill portfolio. The Fund holds U.S. Treasury Bills (interest bearing and credit risk-free) with durations no longer than six months. Substantial or sudden fluctuations in prevailing interest rates could cause immaterial mark-to-market losses on the Fund’s U.S. Treasury Bills, although substantially all of these short-term investments are held to maturity.

Qualitative Disclosures Regarding Means of Managing Risk Exposure

The means by which Superfund Capital Management attempts to manage the risk of the Fund’s open positions is essentially the same in all market categories traded. Superfund Capital Management applies risk management policies to its trading which generally limit the total exposure that may be taken per “risk unit” of assets under management. In addition, Superfund Capital Management follows diversification guidelines (often formulated in terms of the balanced volatility between markets and correlated groups), as well as imposing “stop-loss” points at which the Fund’s brokers must attempt to close out open positions.

Superfund Capital Management controls the risk of the Fund’s non-trading instruments (i.e., U.S. Treasury Bills held for cash management purposes) by limiting the duration of such instruments to no more than six months.

CONFLICTS OF INTEREST

Superfund Capital Management has not established any formal procedures to resolve the conflicts of interest described below. You should be aware that no such procedures have been established, and that, consequently, you will be dependent on the good faith of the respective parties subject to such conflicts to resolve such conflicts equitably. Although Superfund Capital Management will attempt to resolve conflicts in good faith, there can be no assurance that these conflicts will not, in fact, result in losses for the Fund.

  Superfund Capital Management

Conflicts exist between Superfund Capital Management’s interests in and its responsibilities to each Series. The conflicts are inherent in Superfund Capital Management acting as general partner and as trading advisor to each Series. These conflicts and the potential detriments to the Limited Partners are described below. Superfund Capital Management’s selection of itself as trading advisor was not objective, since it is also the general partner of each Series. In addition, it has a disincentive to replace itself as the advisor. The advisory relationship between each Series and Superfund Capital Management, including the fee arrangement, was not negotiated at arm’s length. Investors should note, however, that Superfund Capital Management believes that the fee arrangements are fair to each Series and competitive with compensation arrangements in pools involving independent general partners and advisors. Superfund Capital Management will review its compensation terms annually to determine whether such terms continue to be competitive with other pools for similar services and will lower such fees if it concludes, in good faith, that its fees are no longer competitive.

Superfund Capital Management’s principals do not devote their time exclusively to each Series. Superfund Capital Management (or its principals or affiliates) may or do currently act as general partner to other commodity pools and trading advisor to other accounts which may compete with each Series for Superfund Capital Management’s services. Thus, Superfund Capital Management (or its principals or affiliates) could have a conflict between its responsibilities to each Series and to those other pools and accounts. Superfund Capital Management believes that it has sufficient resources to discharge its responsibilities in this regard in a fair manner. Superfund Capital Management (or its principals or affiliates) may receive higher advisory fees from some of those other accounts than it receives from each Series. Superfund Capital Management and its affiliates, however, trade all accounts in a substantially similar manner, given the differences in size and timing of the capital additions and withdrawals.

In addition, Superfund Capital Management may find that futures positions established for the benefit of each Series, when aggregated with positions in other accounts of Superfund Capital Management (or its principals or affiliates) approach the speculative position limits in a particular commodity. Superfund Capital Management may decide to address this situation either by liquidating each Series’ positions in that futures contract and reapportioning the portfolio in other contracts or by trading contracts in other markets which do not have restrictive limits. Any principal of Superfund Capital Management may trade futures and related contracts for its own account. Trading records for any proprietary trading are not available for review by clients or investors. Employees of Superfund Capital Management are prohibited from trading futures and related contracts for their own accounts.

A conflict of interest exists if proprietary trades are executed and cleared at more favorable rates than trades cleared on behalf of each Series. A potential conflict also may occur when Superfund Capital Management or its principals trade their proprietary accounts more aggressively, or take positions in proprietary accounts which are opposite, or ahead of, the positions taken by each Series.

Superfund Asset Management

Superfund Asset Management, an affiliate of Superfund Capital Management serves as an introducing broker for the Fund and, as such, receives a portion of the round turn futures trading commissions paid by each Series. The affiliation between Superfund Asset Management and Superfund Capital Management gives rise to a conflict of interest in that Superfund Capital Management may have an incentive to trade more frequently than it otherwise might absent the affiliation in order to generate commission income for its affiliate, and the round turn brokerage commission paid by each Series to Superfund Asset Management was not negotiated at arm’s length. Since Superfund Capital Management is responsible for selecting brokers for each Series, Superfund Capital Management is unlikely to select a different introducing broker, or dismiss Superfund Asset Management, even if doing so is in the best interests of the Series.

The Clearing Brokers

The clearing brokers, currently ADM Investor Services, Inc. (“ADMIS”), Newedge USA, LLC (“Newedge USA”), Newedge Alternative Strategies, Inc. (“NAST”), RBC Capital Markets Corporation (“RBCCM”) and Barclays Capital Inc. (“BCI”), and the affiliates and personnel of such entities, may trade futures and forward contracts for their own accounts. This trading could give rise to conflicts of interest with each Series. The clearing brokers also may serve as brokers for other commodity pools, which could give rise to conflicts of interest between their responsibility to each Series and to those pools and clients. Any clearing broker that is also a selling agent of each Series could give rise to conflicts of interest because its compensation in each role is based on the net asset value of Units outstanding. Further, in making recommendations to redeem or purchase additional Units, employees of the clearing brokers may have a conflict of interest between acting in the best interest of their clients and assuring continued compensation to their employer.

  The Selling Agents

The selling agents, including Superfund USA, receive substantial selling commissions on the sale of Units. Consequently the selling agents have a conflict of interest in advising their clients whether to invest in the Units. The selling agents receive initial selling commissions and ongoing selling commissions based on Units sold by them pursuant to this Prospectus equal to, in the aggregate, up to 10% of the initial public offering price for each Unit (which is equal to approximately $45,150,598 out of the approximately $451,505,982 in Units registered in this offering). Consequently, until this maximum cumulative selling commission limit is reached, the selling agents have a disincentive to advise clients to redeem their Units even if doing so is in such clients’ best interests.

Fiduciary Duty and Remedies

Subject to the provisions of the Partnership Agreement, a prospective investor should be aware that Superfund Capital Management, as general partner of a Series, has a responsibility to Limited Partners of that Series to exercise good faith and fairness in all dealings affecting such Series. The Partnership Agreement provisions limiting this responsibility are summarized below under “Indemnification and Standard of Liability.” The fiduciary responsibility of a general partner to the Limited Partners is a developing and changing area of the law and Limited Partners who have questions concerning the duties of Superfund Capital Management as general partner should consult with their counsel. In the event that a Limited Partner of a Series believes that Superfund Capital Management has violated its fiduciary duty to the Limited Partners of such Series, he may seek legal relief individually or on behalf of such Series under applicable laws, including under the Act and under commodities laws, to recover damages from or require an accounting by Superfund Capital Management. The Partnership Agreement is governed by Delaware law and any breach of Superfund Capital Management’s fiduciary duty under the Partnership Agreement will generally be governed by Delaware law.

The Partnership Agreement does not limit Superfund Capital Management’s fiduciary obligations under Delaware or common law; however, Superfund Capital Management may assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to Superfund Capital Management have been disclosed in this Prospectus. Limited Partners may also have the right, subject to applicable procedural and jurisdictional requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Limited Partners who have suffered losses in connection with the purchase or sale of the Units may be able to recover such losses from Superfund Capital Management where the losses result from a violation by Superfund Capital Management of the federal securities laws. State securities laws may also provide certain remedies to Limited Partners. Limited Partners should be aware that performance by Superfund Capital Management of its fiduciary duty to each Series is measured by the terms of the Partnership Agreement as well as applicable law. Limited Partners are afforded certain rights to institute reparations proceedings under the Commodity Exchange Act for violations of the Commodity Exchange Act or of any rule, regulation or order of the CFTC by Superfund Capital Management.

Indemnification and Standard of Liability

Superfund Capital Management and its controlling persons may not be liable to each Series or any Limited Partner for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. Purchasers of Units may have more limited rights of action than they would absent such provisions.

The Partnership Agreement provides that Superfund Capital Management and its controlling persons shall not have any liability to each Series or to any Limited Partner for any loss suffered by such Series which arises out of any action or inaction if Superfund Capital Management, in good faith, determined that such course of conduct was in the best interests of such Series and such course of conduct did not constitute negligence or misconduct of Superfund Capital Management. Each Series has agreed to indemnify Superfund Capital Management and its controlling persons against claims, losses or liabilities based on their conduct relating to such Series, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct or breach of any fiduciary obligation to such Series and was done in good faith and in a manner which Superfund Capital Management, in good faith, determined to be in the best interests of such Series. Controlling persons of Superfund Capital Management are entitled to indemnity only for losses resulting from claims against such controlling persons due solely to their relationship with Superfund Capital Management or for losses incurred in performing the duties of Superfund Capital Management. See Section 17 of the Partnership Agreement, included as Exhibit A to this Prospectus. Each Series will not indemnify Superfund Capital Management or its controlling persons for any liability arising from securities law violations in connection with the offering of the Units of such Series unless Superfund Capital Management or its controlling persons prevails on the merits or obtains a court approved settlement (in accordance with Section 17 of the Partnership Agreement). The position of the SEC is that any such indemnification is contrary to the federal securities laws and therefore unenforceable.

CHARGES TO EACH SERIES

The following list of fees and expenses includes all compensation, fees, profits and other benefits (including reimbursement of out-of-pocket expenses) which Superfund Capital Management, the selling agents, the clearing brokers and the affiliates of those parties may earn or receive in connection with the offering and operation of each Series. Prospective investors should refer to the Breakeven Analysis for each Series starting on page 4 for an estimate of the break-even amount that is required for an investor to recoup such fees and expenses, or “break even” in the first year of trading.

Management Fee

Each Series will pay Superfund Capital Management a monthly management fee equal to one-twelfth of 1.85% (1.85% annually) of the month-end net asset value of such Series. This fee will be paid to Superfund Capital Management for providing ongoing advisory services and is payable notwithstanding Superfund Capital Management’s actual trading performance.

Performance Fee

Each Series will pay Superfund Capital Management a monthly incentive fee equal to 25% of the new appreciation (if any) in the net asset value of that Series. “New appreciation” means the total increase in net asset value of a Series from the end of the last period for which a performance fee was earned by Superfund Capital Management. The performance fee is not reduced for extraordinary expenses, if any, of the Series, and no fee is paid with respect to interest income. If a performance fee payment is made by each Series, and each Series thereafter incurs a net loss, Superfund Capital Management will retain the amount previously paid. Thus, Superfund Capital Management may be paid a performance fee during a year in which each Series overall incurred net losses. Trading losses will be carried forward and no further performance fees may be paid until the prior losses have been recovered.

Below is a sample calculation of the performance fee with respect to a Series: Assume a Series paid a performance fee at the end of the first month of 2008 and assume that such Series recognized trading profits (net of all brokerage fees and operating and offering expenses) of $200,000 during the second month of 2008. The new appreciation for the month (before interest earned) would be $200,000 and Superfund Capital Management’s performance fee would be $50,000 (0.25 × $200,000). Alternatively, assume that such Series paid a performance fee at the end of the eleventh month of 2007 but did not pay a performance fee at the end of the twelfth month of 2007 because it had trading losses of $100,000. If such Series recognized trading profits of $200,000 at the end of the first month of 2008, the new appreciation (before interest earned) for the month would be $100,000 ($200,000 – $100,000 loss carry forward) and Superfund Capital Management’s performance fee would be $25,000 (0.25 × $100,000). Please note that this simplified example assumes that no Limited Partners of such Series have added or redeemed Units within such Series during this sample time frame. Such capital changes require that the calculation be determined on a “per Unit” per Series basis. If the net asset value per Unit within a Series at the time when a particular investor acquires Units is lower than the net asset value per Unit within a Series as of the end of the most recent prior calendar month for which a performance fee was payable (due to losses incurred between such month-end and the subscription date), such Units might experience a substantial increase in value after the subscription date yet pay no performance fee as of the next calendar month-end because such Series as a whole has not experienced new appreciation. If a performance fee accrual is in effect at the time when particular Units are purchased (due to gains achieved prior to the applicable subscription day), the net asset value per Unit reflects such accrual. In the event the net asset value of a Series declines after the subscription date, the incentive fee accrual is “reversed” and such reversal is credited to all Units within such Series equally, including the Units which were purchased at a net asset value per Unit which fully reflected such accrual.

Organization and Offering Expenses

Each Series will pay a monthly fee up to one-twelfth of 1% (1% annually) of the month-end net asset value of that Series for organization and offering expenses incurred in connection with this offering of the Units, not to exceed the actual amount of such expenses. Organization and offering expenses include all fees and expenses incurred in connection with the formation of each Series and distribution of the Units including printing, mailing, filing fees, fees of accountants and counsel and Blue Sky expenses. Organization and offering expenses in connection with the offering of Units pursuant to this Prospectus are estimated at approximately $729,000. Actual organization and offering expenses may be greater or less than the estimated amount, but the amount of organization and offering expenses charged to the Fund will not exceed the amount of the actual expenses incurred. Any organization and offering expenses above 1% of net asset value per year will be borne by Superfund Capital Management. Each Series is required by certain state securities administrators to disclose that the “organization and offering expenses” of each Series, as defined by the North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs (“NASAA Guidelines”), will not exceed 15% of the total subscriptions accepted.

Operating Expenses

Each Series bears its operating expenses, including but not limited to administrative, legal and accounting fees, and any taxes or extraordinary expenses payable by each Series, at a fixed rate of 1/12 of 0.15% per month (0.15% annually) of each Series’ month-end net asset value. Superfund Capital Management will be responsible for any such expenses during any year of operations which exceed 0.15% of each Series’ net assets per annum. Indirect expenses in connection with the administration of each Series, such as indirect salaries, rent, travel and overhead of Superfund Capital Management, may not be charged to each Series.

Brokerage and Trailing Commissions

Each Series will be charged $25.00 per round-turn transaction plus applicable NFA and exchange fees for brokerage commissions, where brokerage commissions are charged in U.S. Dollars, a portion of which will be paid to the clearing brokers for execution and clearing costs and the balance of which will be paid to Superfund Asset Management which serves as introducing broker for each Series. Brokerage commissions for certain foreign futures contracts to be traded by the Fund are charged in currencies other than the U.S. Dollar. Commission rates for brokerage commissions charged in foreign currencies will be reset on the first day of each calendar month to the foreign currency equivalent of $25.00 based on the then current U.S. Dollar exchange rate for the applicable foreign currencies. Daily fluctuations in foreign currency exchange rates will, however, cause the actual commissions charged to the Fund for certain foreign futures contracts to be more or less than $25.00. Each Series will also be charged an annual 4% selling commission (1/12 of 4% per month) of the month-end net asset value of each Series per month. Thus, the Units pay a commission of 4% of the month-end net asset value per Unit in the initial year after purchase. The Units pay additional selling commissions of 4% per annum of the month-end net asset value per Unit thereafter. If the selling commission paid (including payments to any wholesaler) in the initial year after purchase is less than 4% of proceeds due to a decrease in the net asset value per Unit, the maximum additional selling commissions paid will exceed 6% of the proceeds. If the selling commission paid (including payments to any wholesaler) in the initial year after purchase is more than 4% of the proceeds due to an increase in the net asset value per Unit, the maximum additional selling commissions paid will be less than 6% of the proceeds. In either case, the maximum cumulative selling commission per Unit is 10% of the initial public offering price for such Unit (which is equal to approximately $45,150,598 out of the approximately $451,505,982 in Units registered in the offering). Superfund USA will also remit a portion of the selling commission to the selling agents for ongoing administrative services to the Limited Partners. The compensation to be paid will not exceed the NASAA Guidelines.

Superfund USA may engage one or more registered broker-dealers to solicit other broker-dealers to become selling agents and to assist those selling agents with the offering and sale of the Units, that is, to act as wholesalers. As compensation for its services, any such wholesaler will receive up to one-fourth of the selling commission that would otherwise be paid to the selling agents. Any such wholesaler would receive up to 1% of the month-end net asset value per Unit (1/12 of 1% per month) in the initial year after purchase, and additional selling commissions of up to 1% per annum (1/12 of 1% per month) of the month-end net asset value per Unit thereafter (limited, when combined with payments in the first year, to 2.5% of the proceeds of the sale of the Units). In keeping with NASD Conduct Rule 2810 as enforced by FINRA, the aggregate selling commissions paid to wholesalers and the selling agents they introduce shall not exceed 10% of the initial public offering price of the Units sold by such selling agents

(which is equal to approximately $45,150,598 out of the approximately $451,505,982 in Units registered in the offering).

Superfund USA may also sell Units to investors who participate in registered investment advisers’ asset-based fee or fixed fee investment advisory programs. If a Limited Partner participates in a registered investment adviser’s asset-based fee or fixed fee advisory program and the Limited Partner’s investment adviser recommends a portfolio allocation to the Fund, the Limited Partner’s Units purchased through Superfund USA will not be subject to the selling commissions described above.

If a Limited Partner’s Units are not subject to the selling commissions described above, as of the end of each month, the Limited Partner’s Units will be charged, as a Fund bookkeeping entry only, the same 1/12 of the 4% annual selling commission as other investors. However, the amount of that charge will not be taken from the Fund or paid to any person and, as of the beginning of the next month, that charge will be reversed and the Fund will issue that Limited Partner additional Units, calculated to three decimal places, at the then current Unit net asset value. Accordingly, the net asset value of that Limited Partner’s investment in the Fund will reflect the inapplicability of the annual selling commission to the Limited Partner’s Units and a somewhat higher performance fee, if applicable, as a result of the Limited Partner’s Units not paying the annual selling commission. The Fund will use this bookkeeping procedure and the issuance of additional Units to maintain a uniform net asset value across all Units.

USE OF PROCEEDS

The entire offering proceeds received from subscription for each Series will be credited to such Series’ bank and brokerage accounts for the purpose of engaging in trading activities and as reserves for that trading. Continuing fees and expenses such as operating and management will also be paid from funds in these accounts. Each Series meets its margin requirements by depositing U.S. government securities and cash, which is held in interest bearing accounts, with the clearing brokers. In this way, substantially all (i.e., 95% or more) of each Series’ assets, whether used as margin for trading purposes or as reserves for such trading, can be invested in U.S. government securities or interest bearing accounts. Investors should note that maintenance of each Series’ assets in U.S. government securities and banks does not reduce the risk of loss from trading futures and forward contracts. Each Series receives all interest earned on its assets. Up to 50% of each Series’ assets will be committed as margin for futures contracts and held by the clearing broker, although the amount committed may vary significantly. Such assets are maintained in segregated accounts with the clearing broker pursuant to the Commodity Exchange Act and regulations thereunder. The remaining Series assets will normally be invested in U.S. Treasury Bills. Each Series’ assets are not and will not be, directly or indirectly, commingled with the property of any other Series, or any other person by Superfund Capital Management nor invested with or loaned to Superfund Capital Management or any affiliated entities.

THE CLEARING BROKERS; THE INTRODUCING BROKER; ADMINISTRATION

ADM Investor Services, Inc.

ADMIS is a registered futures commission merchant (“FCM”) and is a member of the NFA. Its main office is located at 141 W. Jackson Blvd., Suite 1600A, Chicago, IL 60604. In the normal course of its business, ADMIS is involved in various legal actions incidental to its commodities business. None of these actions are expected either individually or in aggregate to have a material adverse impact on ADMIS.

Neither ADMIS nor any of its principals have been the subject of any material administrative, civil or criminal actions within the past five years.

Newedge USA, LLC and Newedge Alternative Strategies, Inc.

Newedge USA and NAST are subsidiaries of Newedge Group, which was formed on January 2, 2008 as a joint venture by Société Générale and Calyon to combine the brokerage activities previously carried by their respective subsidiaries which comprised the Fimat Group and the Calyon Financial Group of affiliated entities. Newedge USA is a futures commission merchant and broker dealer registered with the CFTC and the SEC, and is a member of NFA and FINRA. Newedge USA is a clearing member of all principal equity, option, and futures exchanges located in the United States as well as a member of the Options Clearing Corporation and Government Securities Clearing Corporation. NAST is an eligible swap participant that is not registered or required to be registered with the CFTC or the SEC, and is not a member of any exchange.

Newedge USA and NAST are headquartered at 550 W. Jackson, Suite 500, Chicago, IL 60661 with branch offices in San Francisco, California; New York, NY; Kansas City, Missouri; Houston, Texas; and Montreal, Canada.

Prior to January 2, 2008 Newedge USA was known as Fimat USA, LLC, while NAST was known as Fimat Alternative Strategies Inc. On September 1, 2008, Newedge USA merged with future commission merchant and broker dealer Newedge Financial Inc. (“NFI”) — formerly known as Calyon Financial Inc. Newedge USA was the surviving entity.

In March 2008 NFI settled, without admitting or denying the allegations, a disciplinary action brought by the New York Mercantile Exchange (“NYMEX”) alleging that NFI violated NYMEX rules related to: numbering and time stamping orders by failing properly to record a floor order ticket; wash trading; failure to adequately supervise employees; and violation of a prior NYMEX cease and desist order, effective as of December 5, 2006, related to numbering and time stamping orders and block trades. NFI paid a $100,000 fine to NYMEX in connection with this settlement.

Other than the foregoing proceeding, which did not have a material adverse effect upon the financial condition of Newedge USA, there have been no material administrative, civil or criminal actions brought, pending or concluded against Newedge USA, NAST, or its principals in the past five years.

Affiliates of Newedge USA may execute transactions opposite the Fund as principal. Neither, Newedge USA nor any affiliate, officer, director or employee thereof have passed on the merits of this disclosure document or offering, or give any guarantee as to the performance or any other aspect of the Fund.

Newedge USA has adopted and implemented an anti-money laundering program consistent with its obligations to comply with applicable anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, including customer identification procedures.

RBC Capital Markets Corporation

RBCCM is a registered securities broker-dealer and FCM. RBCCM is a defendant in lawsuits incidental to its securities and commodities business. RBCCM’s management, after consultation with outside legal counsel, believes that the resolution of these various lawsuits will not result in any material adverse effect on RBCCM’s financial statements.

Except as described below, neither RBCCM or any of its principals have been the subject of any material administrative, civil or criminal actions, whether pending or concluded, against RBCCM within the last five years that would be considered to be material as defined in Section 4.24(l)(2) of the Regulations under the Commodity Exchange Act.

The following proceedings are deemed to be material for purposes of CFTC disclosure requirements:

During the fiscal year ended October 31, 2007, RBCCM was fined $250,000 by the NASD for failing to have adequate supervisory systems and procedures to identify and credit investors for the purchase of mutual fund shares at the net asset value, or without a front-end sales charge, pursuant to certain programs made available by some mutual funds. In addition, RBCCM consented to the entry of the NASD’s findings, which order RBCCM to provide remediation in the amount of $6.8 million, plus interest, to eligible clients who qualified for, but did not receive, the benefit of available net asset value transfer programs. In April 2007, RBCCM paid a total of $8.9 million, including interest, to eligible clients. Any further resultant action from the task force and regulatory studies concerning mutual funds, or required remedial efforts by RBCCM to address noncompliant sales or other practices, could negatively affect RBCCM’s consolidated financial condition and results of operations.

In 2006, the New York Stock Exchange (“NYSE”) charged RBCCM’s broker-dealer with casting votes for more shares than it was entitled to vote in proxy matters, that RBCCM failed to retain all required proxy solicitation records for a period of not less than three years and that RBCCM failed to reasonably supervise it’s proxy processing operations. Without admitting or denying the NYSE’s allegations, RBCCM agreed to a censure and an $80,000 fine.

In 2005, the NASD charged RBCCM’s broker-dealer with various violations of its rules related to fair pricing and mark-up policy. RBCCM bought a security for its own account from a customer or sold a security for its own account to a customer, and failed to buy or sell such security at a price that was fair. Without admitting or denying the NASD’s allegations, RBCCM settled this matter by payment of $2,000,000 fine and paid $108,670 in restitution.

In 2003, the NYSE charged RBCCM’s broker-dealer with various violations of its rules related to the supervision of business activities of employees engaged in floor brokerage, the registration of employees and failing to preserve certain records. RBCCM agreed to a censure and a $50,000 fine.

Barclays Capital Inc.

BCI is a registered securities broker-dealer and FCM. BCI is involved in a number of judicial and arbitration matters arising in connection with the conduct of its business, including some proceedings relating to the collapse of Enron. BCI’s management believes, based on currently available information, that the results of such proceedings will not have a significant adverse effect on BCI’s financial condition. There have been no other administrative civil or criminal actions, whether pending or concluded, against BCI within the last 5 years that would be considered to be material as defined in regulations under the Commodity Exchange Act.

Superfund Capital Management is not obligated to continue to use the clearing brokers identified above and may select others or additional dealers and counterparties in the future, provided Superfund Capital Management believes that their service and pricing are competitive.

The Introducing Broker

Superfund Asset Management, an affiliate of Superfund Capital Management, serves as the introducing broker for the Fund. In 2007 George Fountas, a former employee and minority shareholder, sued Superfund Asset Management, alleging breach of contract and oppression of a minority shareholder. Fountas also sued the majority shareholder and the remaining two members of the board of directors of Superfund Asset Management alleging, in addition to the foregoing, breach of fiduciary duty and tortious interference with prospective economic advantage. The claims stem from Fountas’ disagreement with the “for cause” termination of his employment by the company, and Fountas has sought damages equivalent to one third of the value of Superfund Asset Management’s shares. The company deems Fountas’ claims to be without merit, has denied the claims and has filed counterclaims against Fountas for amounts substantially exceeding the amounts claimed by Fountas. Neither the claims nor the counterclaims involve any client assets or the level or quality of service provided to clients of Superfund Asset Management. The proceedings are in the discovery stage and Superfund Asset Management does not expect the outcome to have a material adverse effect on its financial condition, results of operations or liquidity.

The Administrator

PNC Global Investment Servicing Inc., a Massachusetts corporation (“PNC” or the “Administrator”) is currently the Fund’s administrator. Pursuant to an Administration, Accounting, and Investor Services Agreement entered into between the Fund and PNC (the “Accounting Agreement”), PNC will be responsible for, among other things: (i) journalizing investment, capital and income and expense activities; (ii) recording futures trading activity by receiving a data file from each of the Series’ clearing brokers; (iii) calculating the monthly fees and performance fees, as applicable, payable to Superfund Capital Management with respect to each Series; (iv) computing the net asset value and net asset value per Unit of each Series; and (v) performing all other accounting, administration, and investor services necessary in connection with each Series.

The Accounting Agreement provides that PNC shall not be liable to a Series for any acts or omissions in connection with the services rendered to such Series under such agreement in the absence of gross negligence, intentional acts or willful misconduct. In addition, the Fund has agreed to indemnify PNC from any and all expenses, costs, damages or causes of action, including but not limited to, reasonable attorney’s fees, incurred by

PNC in connection with the Accounting Agreement and not resulting from the unauthorized acts of PNC, its employees or agents, the negligence or willful misconduct of PNC in the performance of such obligations and duties or by reason of its breach of the Accounting Agreement. The Accounting Agreement may be terminated by either of the parties upon not less than 60 days’ written notice.

PNC is a member of The PNC Financial Services Group. Its main office address is 301 Bellevue Parkway, Wilmington, Delaware 19809.

DISTRIBUTIONS AND REDEMPTIONS

Distributions

Each Series is not required to make any distributions to Limited Partners. While each Series has the authority to make such distributions, Superfund Capital Management does not intend to cause either Series to do so in the foreseeable future. Superfund Capital Management believes that distributions of Fund assets are not necessary since Limited Partners may redeem any or all of their Units at the then current net asset value per Unit on a periodic basis. The amount and timing of future distributions is uncertain. Because of the potential volatility of the futures and forward contract markets, especially in the short-term, each Series is recommended for those seeking a medium- to long-term investment (i.e., three to five years). If each Series realizes profits for any fiscal year, such profits will constitute taxable income to the Limited Partners of such Series in accordance with their respective investments in such Series whether or not cash or other property has been distributed to Limited Partners. Any distributions, if made by a Series, may be inadequate to cover such taxes payable by the Limited Partners of such Series.

Redemptions

A Limited Partner of a Series may request any or all of his investment in such Series be redeemed by such Series at the net asset value per Unit within such Series as of the end of the month, subject to a minimum redemption of $1,000 and subject further to such Limited Partner having an investment in such Series, after giving effect to the requested redemption, at least equal to the minimum initial investment amount of $5,000. Limited Partners must transmit a written request of such redemption to Superfund Capital Management not less than 10 business days prior to the end of the month (or such shorter period as permitted by Superfund Capital Management) as of which redemption is to be effective. The Request for Redemption must specify the dollar amount for which redemption is sought. Redemptions will generally be paid within 20 days after the date of redemption. However, in special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due to each Series from clearing brokers, banks or other persons or entities, each Series may in turn delay payment to persons requesting redemption of the proportionate part of the net assets of each Series represented by the sums that are the subject of such default or delay. No such delays have been imposed to date by any pool sponsored by Superfund Capital Management. The federal income tax aspects of redemptions are described under “Federal Income Tax Aspects.”

A Limited Partner may exchange his or her investment in one Series for an investment in the other Series by simultaneously redeeming his or her Units in one Series and Subscribing for new Units in the other Series at the then current net asset values of each Series.

Net Asset Value

The net asset value of a Unit within a Series as of any date is (i) the sum of all cash, plus U.S. Treasury Bills valued at cost plus accrued interest, and other securities of such Series valued at market, plus the market value of all open futures, forward and option positions maintained by such Series, less all liabilities of each Series and accrued performance fees payable by such Series, determined in accordance with the principles specified in the Partnership Agreement, divided by (ii) the number of Units of such Series outstanding as of the date of determination. Where no principle is specified in the Partnership Agreement, the net asset value of a Series is calculated in accordance with accounting principles generally accepted in the United States of America under the accrual basis of accounting.

QUADRIGA SUPERFUND, L.P. THIRD AMENDED AND RESTATED LIMITED
PARTNERSHIP AGREEMENT

The following is a summary of the Partnership Agreement, a form of which is attached as Exhibit A and incorporated by reference.

Organization and Limited Liabilities

The Fund is organized under the Act. The Partnership Agreement provides that the Fund shall be organized as separate Series. Under the Partnership Agreement, Superfund Capital Management has created Series A and Series B. Superfund Capital Management may create other Series under the Partnership Agreement as provided therein. In general, the liability of a Limited Partner within a Series under the Act is limited to the amount of his capital contribution to such Series and his share of any undistributed profits of such Series. (However, Limited Partners could be required, as a matter of bankruptcy law, to return to each Series’ estate any distribution which they received at a time when such Series was in fact insolvent or in violation of the Partnership Agreement.) The assets and estate of one Series are not liable for the liabilities of another Series.

Management of Fund Affairs

The Partnership Agreement effectively gives Superfund Capital Management, as general partner, full control over the management and operations of each Series and the Partnership Agreement gives no management role to the Limited Partners. To facilitate matters for Superfund Capital Management, the Limited Partners must execute the attached Subscription Agreement and Power of Attorney (Exhibit D).

Registered Agents Legal Services, LLC will accept service of legal process on each Series in the State of Delaware. Only Superfund Capital Management has signed the Registration Statement of which this Prospectus is a part, and only the assets of each Series are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal and state laws with respect to the issuance and sale of the Units. Under the Partnership Agreement, the power and authority to manage, operate and control all aspects of the business of each Series are vested in Superfund Capital Management. In addition, Superfund Capital Management has been designated as the “tax matters partner” of each Series and of the Fund for purposes of the Internal Revenue Code of 1986, as amended (the “Code”).

The Limited Partners have no voice in the operations of each Series, other than certain limited voting rights as set forth in the Partnership Agreement. In the course of its management, Superfund Capital Management may, in its sole and absolute discretion, appoint an affiliate or affiliates of Superfund Capital Management as additional general partners (except where Superfund Capital Management has been notified by the Limited Partners that it is to be replaced as the general partner) and retain such persons, including affiliates of Superfund Capital Management, as it deems necessary for the efficient operation of each Series.

Sharing of Profits and Losses

Each Limited Partner within a Series has a capital account. Initially, the Limited Partner’s balance equals the amount paid for the Units in such Series. The Limited Partner’s balance is then proportionally adjusted monthly to reflect any additions or withdrawals by each Limited Partner and his portion of such Series’ gains or losses for the month as reflected by changes in the net asset value for such Series.

Federal Tax Allocations

At year-end, each Series will determine the total taxable income or loss for the year. Subject to the special allocation of net capital gain or loss to redeeming Limited Partners, the taxable gain or loss is allocated to each Limited Partner within a Series in proportion to his capital account therein and each Limited Partner is responsible for his share of taxable income of such Series. See Section 8 of the Partnership Agreement, and “Federal Income Tax Aspects.” For net capital gain and loss, the gains and losses are first allocated to each Limited Partner who redeemed Units during the year. The remaining net capital gain or loss is then allocated among all Limited Partners whose capital accounts are in excess of their Units’ allocation accounts. Finally, any excess net capital gain or loss is allocated to each Limited Partner in proportion to his capital account. Each Limited Partner’s tax basis in his Units is increased by the taxable income allocated to him and reduced by any distributions received and losses allocated to him. Upon each Series’ liquidation, each Limited Partner within such Series will receive his proportionate share of the assets of such Series.

Dispositions

A Limited Partner may transfer or assign his Units in a Series upon 30 days’ prior written notice to Superfund Capital Management and subject to approval by Superfund Capital Management of the assignee. Superfund Capital Management will provide consent when it is satisfied that the transfer complies with applicable laws, and further would not result in the termination of such Series for federal income tax purposes. An assignee not admitted to a Series as a Limited Partner will have only limited rights to share the profits and capital of such Series and a limited redemption right. Assignees receive “carry-over” tax basis accounts and capital accounts from their assignors, irrespective of the amount paid for the assigned Units.

Dissolution and Termination of Each Series

Each Series will be terminated and dissolved upon the happening of the earlier of: 1) the expiration of each Series’ stated term on December 31, 2050; 2) Limited Partners owning more than 50% of the outstanding Units of such Series vote to dissolve such Series; 3) Superfund Capital Management withdraws as general partner and no new general partner is appointed; 4) a decline in the aggregate net assets of such Series to less than $500,000; 5) the continued existence of such Series becomes unlawful; or 6) such Series is dissolved by operation of law.

Amendments and Meetings

The Partnership Agreement may be amended with the approval of more than 50% of the Units then owned by Limited Partners of each Series. Superfund Capital Management may make minor changes to the Partnership Agreement without the approval of the Limited Partners. These minor changes can be for clarifications of inaccuracies or ambiguities, modifications in response to changes in tax code or regulations or any other changes the managing owner deems advisable so long as they do not change the basic investment policy or structure of each Series. Limited Partners owning at least 10% of the outstanding Units of a Series can call a meeting of such Series. At that meeting, the Limited Partners, provided that Limited Partners owning a majority of the outstanding Units of such Series concur, can vote to: 1) amend the Partnership Agreement with respect to such Series without the consent of Superfund Capital Management; 2) dissolve such Series; 3) terminate contracts with Superfund Capital Management; 4) remove and replace Superfund Capital Management as general partner; and 5) approve the sale of the Fund’s assets.

Indemnification

Each Series agrees to indemnify Superfund Capital Management, as general partner, for actions taken on behalf of such Series, provided that Superfund Capital Management’s conduct was in the best interests of such Series and the conduct was not the result of negligence or misconduct. Indemnification by each Series for alleged violation of securities laws is only available if the following conditions are satisfied: 1) a successful adjudication on the merits of each count alleged has been obtained; or 2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or 3) a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and 4) in the case of 3), the court has been advised of the position of the SEC and certain states in which the Units were offered and sold as to indemnification for the violations.

Reports to Limited Partners

The Limited Partners in a Series shall have access to and the right to copy such Series’ books and records. A Limited Partner may obtain a list of all Limited Partners within such Series together with the number of Units owned by each Limited Partner within such Series, provided such request is not for commercial purposes unrelated to such Limited Partner’s interest as a beneficial owner of such Series. Superfund Capital Management will provide various reports and statements to the Limited Partners within a Series including: 1) monthly, Superfund Capital Management will provide an unaudited income statement of the prior month’s Series’ activities; 2) annually, Superfund Capital Management will provide audited financial statements of such Series accompanied by a fiscal year-end summary of the monthly reports described above; 3) annually, Superfund Capital Management will provide tax information necessary for the preparation of the Limited Partners’ annual federal income tax returns; and 4) if the net asset value per Unit within a Series as of the end of any business day declines by 50% or more from either the prior year-end or the prior month-end Unit value of such Series, Superfund Capital Management will suspend trading activities, notify all Limited Partners within such Series of the relevant facts within seven business days and declare a special redemption period.

FEDERAL INCOME TAX ASPECTS

The following constitutes the opinion of Sidley Austin LLP and summarizes the material federal income tax consequences to individual investors in each Series. The following is based upon interpretations of existing laws in effect on the date of this Prospectus, and no assurance can be given that courts or fiscal authorities responsible for the administration of such laws will agree with the interpretations or that changes in such laws will not occur.

Each Series’ Partnership Tax Status

Superfund Capital Management believes that all of the income generated by and expected to be generated by each Series will constitute “qualifying income” and has so advised Sidley Austin LLP. As a result, in the opinion of Sidley Austin LLP, each Series will be classified as a partnership for federal income tax purposes and will not be considered a publicly traded partnership taxable as a corporation for federal income tax purposes.

Taxation of Limited Partners on Profits and Losses of Each Series

Each Limited Partner must pay tax on his share of the annual income and gains of each Series in which such Limited Partner invests, if any, even if such Series does not make any cash distributions. Each Series generally allocates its gains and losses equally to each Unit in such Series. However, a Limited Partner who redeems any Units in a Series will be allocated his share of such Series’ gains and losses in order that the amount of cash the Limited Partner receives for a redeemed Unit equals the Limited Partner’s adjusted tax basis in the redeemed Unit less any offering or syndication expenses allocated to such Units. A Limited Partner’s adjusted tax basis in a redeemed Unit equals the amount originally paid for the Unit, increased by income or gains allocated to the Unit and decreased (but not below zero) by distributions, deductions or losses allocated to the Unit.

Deduction of Series Losses by Limited Partners

A Limited Partner may deduct Series losses only to the extent of his tax basis in his Units in such Series. Generally, a Limited Partner’s tax basis in a Unit of a Series is the amount paid for the Unit reduced (but not below zero) by his share of any Series distributions, losses and expenses and increased by his share of Series income and gains. However, a Limited Partner subject to “at-risk” limitations (generally, non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent he is “at-risk.” The “at-risk” amount is similar to tax basis, except that it does not include any amount borrowed on a non-recourse basis or from someone with an interest in a Series.

“Passive-Activity Loss Rules” and Their Effect on the Treatment of Income and Loss

The trading activities of each Series are not a “passive activity.” Accordingly, a Limited Partner can deduct Series losses from taxable income. However, a Limited Partner cannot offset losses from “passive activities” against Series gains.

Cash Distributions and Unit Redemptions

Cash received from a Series by a Limited Partner as a distribution with respect to his Units in such Series or in redemption of less than all of his Units in such Series generally is not reportable as taxable income by a partner, except as described below. Rather, such distribution reduces (but not below zero) the total tax basis of the remaining

Units in such Series held by the Limited Partner after the redemption. Any cash distribution by a Series in excess of a Limited Partner’s adjusted tax basis for his Units in such Series is taxable to him as gain from the sale or exchange of such Units. Because a Limited Partner’s tax basis in his Units in a Series is not increased on account of his distributive share of such Series’ income until the end of such Series’ taxable year, distributions during the taxable year could result in taxable gain to a Limited Partner even though no gain would result if the same distributions were made at the end of the taxable year. Furthermore, the share of a Series’ income allocable to a Limited Partner at the end of the Series’ taxable year would also be includable in the Limited Partner’s taxable income and would increase his tax basis in his remaining Units in such Series as of the end of such taxable year.

Redemption for cash of all Units in a Series held by a Limited Partner will result in the recognition of gain or loss for federal income tax purposes. Such gain or loss will be equal to the difference, if any, between the amount of the cash distribution and the Limited Partner’s adjusted tax basis for such Units. A Limited Partner’s adjusted tax basis for his Units in a Series includes for this purpose his distributive share of such Series’ income or loss for the year of such redemption.

Potential Series-Level Consequences of Redemptions and Transfers of Units

If a Limited Partner receives a distribution of property in liquidation of his Units in a Series that would, if the Series had a Code Section 754 election in effect, require the Series to make a downward adjustment of more than $250,000 to the basis of its remaining assets, then even if the Series does not have a Code Section 754 election in effect, the Series will be required to make a downward adjustment to the basis of its remaining assets.

In addition, if immediately after the transfer of a Unit in a Series, the Series’ adjusted basis in its property exceeds the fair market value by more than $250,000 of such property, the Series generally will be required to adjust the basis of its property with respect to the transferee Limited Partner.

Gain or Loss on Section 1256 Contracts and Non-Section 1256 Contracts

Section 1256 Contracts are futures and most options traded on U.S. exchanges and certain foreign currency contracts. For tax purposes, Section 1256 Contracts that remain open at year-end are treated as if the position were closed at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss regardless of how long the position was open. Non-Section 1256 Contracts include, among other things, certain foreign currency transactions such as transactions when the amount paid or received is in a foreign currency. Gain and loss from these Non-Section 1256 Contracts is generally short-term capital gain or loss or ordinary income or loss.

Tax on Capital Gains and Losses

Long-term capital gains — net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts — are taxed at a maximum rate of 15%. Short-term capital gains — net gain on capital assets held less than one year and 40% of the gain on Section 1256 Contracts — are subject to tax at the same rates as ordinary income, with a maximum current tax rate of 35% for individuals. Individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, a Series could suffer significant losses and a Limited Partner could still be required to pay taxes on his share of such Series’ interest income. An individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, he can carry forward such losses indefinitely as losses on Section 1256 Contracts.

Interest Income

Interest received by a Series is taxed as ordinary income. Net capital losses can offset ordinary income only to the extent of $3,000 per year. See “— Tax on Capital Gains and Losses.”

Limited Deduction for Certain Expenses

Superfund Capital Management does not consider the management fees and the performance fees, as well as other ordinary expenses of each Series, to be investment advisory expenses or other expenses of producing income. Accordingly, Superfund Capital Management treats these expenses as ordinary business deductions not subject to the material deductibility limitations which apply to investment advisory expenses. The IRS could contend otherwise and to the extent the IRS recharacterizes these expenses, a Limited Partner would have the amount of the ordinary expenses allocated to him reduced accordingly.

Syndication Fees

Neither each Series nor any Limited Partner is entitled to any deduction for syndication expenses, if any, in the year they reduce net asset value, nor can these expenses be amortized by each Series or any Limited Partner even though the payment of such expenses reduces net asset value.

Investment Interest Deductibility Limitations

Individual taxpayers can deduct “investment interest” — interest on indebtedness allocable to property held for investment — only to the extent that it does not exceed net investment income. Net investment income does not include adjusted net capital gain taxed at the lower rate.

Unrelated Business Taxable Income

Tax-exempt Limited Partners will not be required to pay tax on their share of income or gains of a Series, provided that such Limited Partners do not purchase Units with borrowed funds and that Superfund Capital Management does not utilize leverage.

Taxation of Foreign Limited Partners

A Limited Partner who is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (a “Foreign Limited Partner”) generally is not subject to taxation by the United States on capital gains from commodity or derivatives trading, provided that such Foreign Limited Partner (in the case of an individual) does not spend more than 182 days in the United States during his or her taxable year, and provided further, that such Foreign Limited Partner is not engaged in a trade or business within the United States during a taxable year to which income, gain, or loss is treated as “effectively connected.” An investment in a Series should not, by itself, cause a Foreign Limited Partner to be engaged in a trade or business within the United States for the foregoing purposes, assuming that the trading activities of each Series will be conducted as described in this Prospectus. Pursuant to a “safe harbor” in the Code, an investment fund whose U.S. business activities consist solely of trading commodities and derivatives for its own account should not be treated as engaged in a trade or business within the United States provided that such investment fund is not a dealer in commodities or derivatives and that the commodities traded are of a kind customarily dealt in on an organized commodity exchange. Superfund Capital Management has advised Sidley Austin LLP of the contracts that each Series will trade. Based on a review of such contracts as of the date of this Prospectus, Superfund Capital Management has been advised by its counsel, Sidley Austin LLP, that such contracts should satisfy the safe harbor. If the contracts traded by a Series in the future were not covered by the safe harbor, there is a risk that such Series would be treated as engaged in a trade or business within the United States. In the event that a Series were found to be engaged in a United States trade or business, a Foreign Limited Partner would be required to file a United States federal income tax return for such year and pay tax at full United States rates. In the case of a Foreign Limited Partner which is a foreign corporation, an additional 30% “branch profits” tax might be imposed. Furthermore, in such event such Series would be required to withhold taxes from the income or gain allocable to such a Foreign Limited Partner under Section 1446 of the Code.

A Foreign Limited Partner is not subject to United States tax on certain interest income, including income attributable to (i) original issue discount on Treasury bills having a maturity of 183 days or less or (ii) commercial bank deposits, provided, in either case, that such Foreign Limited Partner is not engaged in a trade or business within the United States during a taxable year. Additionally, a Foreign Limited Partner not engaged in a trade or business within the United States is not subject to United States tax on interest income (other than certain so-called

“contingent interest”) attributable to obligations issued after July 18, 1984 that are in registered form if the Foreign Limited Partner provides the Series in which such Limited Partner invests with the appropriate Form W-8.

IRS Audits of the Fund and its Limited Partners

The IRS audits partnership-related items at the entity level rather than at the partner level. Superfund Capital Management acts as “tax matters partner” for each Series, and has the authority to determine each Series’ responses to an audit. If an audit results in an adjustment, all Limited Partners may be required to pay additional taxes, interest and penalties.

State and Other Taxes

In addition to the federal income tax consequences described above, each Series and the Limited Partners may be subject to various state and other taxes. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST.

INVESTMENTS BY EMPLOYEE BENEFIT PLANS

General

This section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund plays in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that the investment in the Fund is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the terms of the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO.

“Plan Assets”

ERISA and a regulation issued thereunder (the “ERISA Regulation”) contain rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of the entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide in pertinent part that assets of an entity will not be plan assets of a Plan which purchases an equity interest in the entity if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”). If the underlying assets of an entity are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such entity would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code. The Publicly-Offered Security Exception applies if the equity interest acquired by Plans is a security that is: 1) “freely transferable” (as described below); 2) part of a class of securities that is “widely held” (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and 3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The ERISA Regulation states that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made that would violate any federal or state law; (ii) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security; and (iii) “any restriction on substitution of an assignee as a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefit of ownership of the assignor may be transferred or assigned without regard to such restriction or consent” (other than compliance with any of the foregoing restrictions).

Superfund Capital Management believes that the Publicly-Offered Security Exception applies to the Fund for the following reasons. First, the Units are part of a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934. Second, the Units are held by 100 or more investors that Superfund Capital Management believes are independent of the Fund and of each other. Lastly, Superfund Capital Management believes that the Units should be considered to be “freely transferable” because the minimum investment for investors is $5,000 and Limited Partners may transfer their Units by giving notice to Superfund Capital Management, provided that the transfer would not violate applicable federal or state securities laws. In addition, if Superfund Capital Management does not consent to substitution of an assignee as a limited partner, the economic benefits of ownership can be transferred by the assignor without regard to such consent. Therefore, Superfund Capital Management believes that it is reasonable to take the position that the Units are freely transferable within the meaning of the ERISA Regulation. Accordingly, Superfund Capital Management believes that the underlying assets of the Fund should not be considered to constitute assets of any Plan which purchases Units. This position has not been confirmed by, and is not binding on, the Department of Labor, which issued the ERISA Regulation and which has authority to issue opinion and information letters thereunder. Therefore, the Plan Fiduciary and each other potential investor should consult with his or her attorney on this matter.

Ineligible Purchasers

In general, Units may not be purchased with the assets of a Plan if Superfund Capital Management, HSBC Bank USA (the “Escrow Agent”), ADMIS, Newedge USA, NAST, RBCCM, BCI, the Administrator, Superfund Asset Management, Superfund USA any other selling agent, any of their respective affiliates or any of their respective employees either: 1) has investment discretion with respect to the investment of such plan assets; 2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or 3) is an employer maintaining or contributing to such Plan. A party that is described in clause 1) or 2) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial, or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY SUPERFUND CAPITAL MANAGEMENT OR ANY OTHER PARTY RELATED TO THE FUND THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR

ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN EACH SERIES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

PLAN OF DISTRIBUTION

Subscription Procedure

Each Series will offer the Units to the public during the continuing offering at the net asset value per Unit as of each month-end closing date on which subscriptions are accepted, subject to calculation of such month-end net asset value by the Administrator. Investors must submit subscriptions at least five (5) business days prior to the applicable month-end closing date and they will be accepted once payments are received and cleared. Investors may rescind their subscription agreement within five (5) business days of receipt of the Prospectus. Superfund Capital Management may suspend, limit or terminate the continuing offering period at any time. The Units are offered on a “best efforts” basis without any firm underwriting commitment through selling agents which are registered broker-dealers and members of FINRA. Superfund Capital Management is also offering Units, through Superfund USA, to potential investors by distributing this Prospectus and making it available on a special internet website (http://www.superfund.net). Superfund Capital Management intends to engage in marketing efforts through media including but not limited to third party websites, newspapers, magazines, other periodicals, television, radio, seminars, conferences, workshops, and sporting and charity events. Units are offered until such time as Superfund Capital Management terminates the continuing offering. Subscriptions received during the continuing offering period can be accepted on a monthly basis. Subscribers whose subscriptions are canceled or rejected will be notified of when their subscriptions will be returned, which shall be promptly after rejection. Subscribers whose subscriptions are accepted will be issued fractional Units, calculated to three decimal places. Each Series’ escrow account is maintained at the Escrow Agent, 452 Fifth Avenue, New York, New York 10018. All subscription funds are required to be promptly transmitted to the Escrow Agent. Subscriptions must be accepted or rejected by Superfund Capital Management within five business days of receipt, and the settlement date for the deposit of subscription funds in escrow must be within five business days of acceptance. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or subscription funds returned. Subscriptions from customers of any of the selling agents may also be made by authorizing such selling agent to debit the Limited Partner’s customer securities account at the selling agent. Promptly after debiting the customer’s securities account, the selling agent shall send payment to the Escrow Agent as described above, in the amount of the subscription so debited. Subscribers must purchase Units for investment purposes only and not with a view toward resale. An investor who meets the suitability standards given below must complete, execute and deliver to the relevant selling agent a copy of the Subscription Agreement and Power of Attorney attached as Exhibit D. A Limited Partner can pay either by a check made payable to “Quadriga Superfund, L.P. Series (A or B, as applicable), Escrow Account” or by authorizing his selling agent to debit his customer securities account. Superfund Capital Management will then accept or reject the subscription within five business days of receipt of the subscription. All subscriptions are irrevocable once subscription payments are deposited in escrow. Pursuant to an addendum to the Subscription Agreement, investors may subscribe for Units and receive them, and pay for them in equal installments, over a period of time to achieve an average price for the Units acquired; provided, however, that no Units will be issued until such Units have been fully paid for by the investor.

Representations and Warranties of Investors in the Subscription Agreement

Investors are required to make representations and warranties in the Subscription Agreement. Each Series’ primary intention in requiring the investors to make representations and warranties is to ensure that only persons for whom an investment is suitable invest in each Series. Each Series is most likely to assert representations and warranties if it has reason to believe that the related investor may not be qualified to invest or remain invested in each Series. The representations and warranties made by investors in the Subscription Agreement may be summarized as relating to: 1) eligibility of investors to invest in each Series, including legal age, net worth and annual income; 2) representative capacity of investors; 3) information provided by investors; 4) information received by investors; and 5) investments made on behalf of employee benefit plans. See the Subscription Agreement and Power of Attorney attached as Exhibit D for further detail.

Minimum Investment

The minimum investment is $5,000 in one Series. Limited Partners in one Series may increase their investment in that same Series with an additional investment of $1,000 or more. Prospective investors must be aware that the price per Unit of a Unit in a Series during the continuing offering period will vary depending upon the month-end net asset value per Unit of such Series. Under the federal securities laws and those of certain states, investors may be subject to special minimum purchase and/or investor suitability requirements.

Investor Suitability

There can be no assurance that each Series will achieve its objectives or avoid substantial losses. An investment in each Series is suitable only for a limited segment of the risk portion of an investor’s portfolio and no one should invest more in each Series than he can afford to lose. The Limited Partner’s selling agent is responsible for determining if the Units are a suitable investment for the investor. At an absolute minimum, investors must have (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth (as calculated above) of at least $70,000. No one may invest more than 10% of his net worth (as calculated above) in the Fund. THESE STANDARDS (AND THE ADDITIONAL STANDARDS APPLICABLE TO RESIDENTS OF CERTAIN STATES AS SET FORTH UNDER “EXHIBIT C — SUBSCRIPTION REQUIREMENTS” HEREIN) ARE REGULATORY MINIMUMS ONLY. QUALIFICATION UNDER SUCH STANDARDS DOES NOT NECESSARILY IMPLY THAT AN INVESTMENT IN EACH SERIES IS SUITABLE FOR A PARTICULAR INVESTOR. PROSPECTIVE LIMITED PARTNERS SHOULD REVIEW EXHIBIT C AND CONSIDER THE HIGHLY SPECULATIVE AND ILLIQUID NATURE OF AN INVESTMENT IN EACH SERIES AS WELL AS THE HIGH RISK AND HIGHLY LEVERAGED NATURE OF THE FUTURES, FORWARD AND RELATED MARKETS IN DETERMINING WHETHER AN INVESTMENT IN EACH SERIES IS CONSISTENT WITH THEIR OVERALL PORTFOLIO OBJECTIVES.

The Selling Agents

The selling agents, the broker-dealers who offer the Units, offer the Units on a best efforts basis without any firm underwriting commitment. Each Series and Superfund Capital Management may retain additional selling agents. The selling agents, including Superfund USA, an affiliate of Superfund Capital Management, and certain foreign dealers who may elect to participate in the offering, are bound by their respective Selling Agreements with each Series. Subject to the limitation contained in the next sentence, Superfund USA and any additional selling agents will receive collectively an annual 4% selling commission (1/12 of 4% per month) of the month-end net asset value per Unit with respect to any Units they sell. Superfund Capital Management may also engage one or more registered broker-dealers to solicit other broker-dealers to become selling agents and to assist those selling agents with the offering and sale of Units, that is, to act as wholesalers. As compensation for its services, any such wholesaler will receive up to one-fourth of the selling commission that would otherwise be paid to the selling agents. Thus, the Units pay a commission of 4% of the month-end net asset value per Unit in the initial year after purchase. The Units pay additional selling commissions of 4% per annum of the month-end net asset value per Unit thereafter. Any wholesaler would receive up to 1% of the month-end net asset value per Unit (1/12 of 1% per month) in the initial year after purchase, and additional selling commissions of up to 1% per annum (1/12 of 1% per month) of the month-end net asset value per Unit thereafter (limited, when combined with payments in the first year, to 2.5% of the proceeds of the sale of the Units). If the selling commission paid (including payments to any wholesaler) in the initial year after purchase is less than 4% of proceeds due to a decrease in the net asset value per Unit, the maximum additional selling commissions paid will exceed 6% of the proceeds. If the selling commission paid (including payments to any wholesaler) in the initial year after purchase is more than 4% of the proceeds due to an increase in the net asset value per Unit, the maximum additional selling commissions paid will be less than 6% of the proceeds. In either case, the maximum cumulative sales commission per Unit is 10% of the initial public offering price of such Unit (which is equal to approximately $45,150,598 out of the approximately $451,505,982 in Units registered in this offering) and in no event will the maximum amount of compensation to be paid to FINRA members in connection with this offering exceed such amount. Other than as described above, Superfund Capital Management will pay no person any commissions or other fees in connection with the solicitation of purchases for Units. In the Selling Agreement with each selling agent, Superfund Capital Management has agreed to indemnify the selling agents against certain liabilities that the selling agents may incur in connection with the offering and sale of the Units, including liabilities under the Securities Act. Units will be sold on a continuing basis at the net asset value per Unit as of the end of each month.

Units acquired in conjunction with a registered investment adviser’s asset-based fee or fixed fee advisory program where the investment adviser recommends a portfolio allocation to the Fund will be purchased through Superfund USA and will not be subject to the selling commissions described above.

CERTAIN LEGAL MATTERS

Sidley Austin LLP, Chicago, Illinois, served as legal counsel to Superfund Capital Management in connection with the preparation of this Prospectus. Sidley Austin LLP may continue to serve in such capacity in the future, but has not assumed any obligation to update this Prospectus. Sidley Austin LLP may advise Superfund Capital Management in matters relating to the operation of the Fund on an ongoing basis. Sidley Austin LLP does not represent and has not represented the prospective investors or the Fund in the course of the organization of the Fund, the negotiation of its business terms, the offering of the Units or in respect of its ongoing operations. Prospective investors must recognize that, as they have had no representation in the organization process, the terms of the Fund relating to themselves and the Units have not been negotiated at arm’s length.

Sidley Austin LLP’s engagement by Superfund Capital Management in respect of the Fund is limited to the specific matters as to which it is consulted by Superfund Capital Management and, therefore, there may exist facts or circumstances which could have a bearing on the Fund’s (or Superfund Capital Management’s) financial condition or operations with respect to which Sidley Austin LLP has not been consulted and for which Sidley Austin LLP expressly disclaims any responsibility. More specifically, Sidley Austin LLP does not undertake to monitor the compliance of Superfund Capital Management and its affiliates with the investment program, valuation procedures and other guidelines set forth herein, nor does it monitor compliance with applicable laws. In preparing this Prospectus, Sidley Austin LLP relied upon information furnished to it by the Fund and/or Superfund Capital Management, and did not investigate or verify the accuracy and completeness of information set forth herein concerning Superfund Capital Management, the Fund’s service providers and their affiliates and personnel.

EXPERTS

The financial statements of Quadriga Superfund, L.P. Series A and Series B as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006, and 2005 and the Statement of Financial Condition of Superfund Capital Management as of December 31, 2007 have been included herein in reliance upon reports of Deloitte & Touche LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

QUADRIGA SUPERFUND, L.P. — SERIES A

STATEMENTS OF ASSETS AND LIABILITIES
September 30, 2008 (Unaudited) and December 31, 2007

	September 30, 2008	December 31, 2007

ASSETS
US Government securities, at fair value (amortized costs of $31,514,102 and $55,219,759 as of September 30, 2008 and December 31, 2007, respectively)	$31,514,102	$55,219,759
Due from brokers	3,413,696	5,505,137
Unrealized appreciation on open forward contracts	252,146	229,714
Futures contracts purchased	—	366,012
Futures contracts sold	819,905	758,252
Cash	506,320	114,554

Total assets	36,506,169	62,193,428

LIABILITIES
Unrealized depreciation on open forward contracts	262,617	918,468
Futures contracts purchased	306,455	—
Redemptions payable	1,694,843	2,895,673
Due to affiliate	—	133,276
Management fees	55,425	94,313
Other fees payable	138,952	217,190

Total liabilities	2,458,292	4,258,920

NET ASSETS	$34,047,877	$57,934,508

Number of Units	20,323.508	38,975.348
Net asset value per Unit	$1,675.30	$1,486.44

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES A

CONDENSED SCHEDULE OF INVESTMENTS
September 30, 2008
(Unaudited)

		Percentage of
	Face Value	Net Assets	Fair Value

Debt Securities United States, at fair value
United States Treasury Bills due November 28, 2008 (amortized cost $31,514,102), securities are held in margin accounts as collateral for open futures and forwards	$31,600,000	92.6%	$31,514,102

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		0.7	252,146

Total unrealized appreciation on forward contracts		0.7	252,146

Unrealized depreciation on forward contracts
Currency		(0.7)	(262,617)

Total unrealized depreciation on forward contracts		(0.7)	(262,617)

Total forward contracts, at fair value		(0.0)*	(10,471)

Futures contracts, at fair value
Futures Contracts Purchased
Currency		0.1	50,910
Financial		0.2	77,858
Food & Fiber		(0.1)	(52,594)
Indices		(0.0)*	(2,724)
Metals		(1.1)	(379,905)

Total futures contracts purchased		(0.9)	(306,455)

Futures Contracts Sold
Currency		(0.1)	(39,094)
Financial		0.4	148,333
Indices		1.7	566,820
Livestock		0.3	94,850
Food & Fiber		0.1	50,108
Metals		(0.0)*	(1,112)

Total futures contracts sold		2.4	819,905

Total futures contracts, at fair value		1.5	513,450

Futures and forward contracts by country composition
European Monetary Union		0.6	190,245
Japan		0.8	272,547
United States		(0.4)	(144,433)
Other		0.5	184,620

Total futures and forward contracts by country		1.5%	$502,979

*	Due to rounding

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES A

CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2007

		Percentage of
	Face Value	Net Assets	Fair Value

Debt Securities United States, at fair value
United States Treasury Bills due February 28, 2008 (amortized cost $55,219,759), securities are held in margin accounts as collateral for open futures and forwards	$55,500,000	95.3%	$55,219,759

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		0.4	229,714

Total unrealized appreciation on forward contracts		0.4	229,714

Unrealized depreciation on forward contracts
Currency		(1.6)	(918,468)

Total unrealized depreciation on forward contracts		(1.6)	(918,468)

Total forward contracts, at fair value		(1.2)	(688,754)

Futures Contracts, at fair value
Futures Contracts Purchased
Currency		(0.3)	(153,958)
Energy		0.6	326,355
Financial		0.2	135,282
Food & Fiber		0.0 *	12,542
Indices		(0.1)	(77,845)
Livestock		(0.0)*	(3,100)
Metals		0.2	126,736

Total futures contracts purchased		0.6	366,012

Futures Contracts Sold
Currency		(0.0)*	(6,020)
Energy		0.0 *	31,270
Financial		0.5	269,688
Food & Fiber		(0.0)*	(20,205)
Livestock		0.1	85,950
Metals		0.7	397,569

Total futures contracts sold		1.3	758,252

Total futures contracts, at fair value		1.9	1,124,264

Futures, swap and forward contracts by country composition European Monetary Union		(0.3)	(160,775)
Japan		0.5	329,554
United States		1.3	756,824
Other		(0.8)	(490,093)

Total futures and forward contracts by country		0.7%	$435,510

*	Due to rounding

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES A

STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Investment income
Interest income	$176,226	$706,474	$814,550	$2,286,995

Total income	176,226	706,474	814,550	2,286,995

Expenses
Selling commissions	376,532	596,817	1,380,848	1,897,636
Management fee	174,146	276,028	638,642	877,656
Ongoing offering expenses	94,133	37,301	345,212	280,299
Operating expenses	14,120	22,381	51,782	71,161
Incentive fee	—	—	1,786,681	—
Brokerage commissions	133,131	411,958	579,785	1,255,342
Other	7,537	1,452	11,780	2,519

Total expenses	799,599	1,345,937	4,794,730	4,384,613

Net investment loss	(623,373)	(639,463)	(3,980,180)	(2,097,618)

Realized and unrealized gain (loss) on investments
Net realized gain (loss) on futures and forward contracts	(2,946,421)	(742,660)	11,735,085	(2,857,156)
Net change in unrealized appreciation (depreciation) on futures and forward contracts	(2,452,818)	(1,799,851)	67,469	(857,238)

Net gain (loss) on investments	(5,399,239)	(2,542,511)	11,802,554	(3,714,394)

Net increase (decrease) in net assets from operations	$(6,022,612)	$(3,181,974)	$7,822,374	$(5,812,012)

Net increase (decrease) in net assets from operations per unit (based upon weighted average number of units outstanding during period)	$(271.05)	$(71.32)	$292.31	$(125.19)

Net increase (decrease) in net assets from operations per unit (based upon change in net asset value per unit during period)	$(270.65)	$(69.67)	$188.86	$(120.27)

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES A

STATEMENTS OF CHANGES IN NET ASSETS
For the Nine Months Ended September 30,
(Unaudited)

	2008	2007

Increase (Decrease) in net assets from operations
Net investment loss	$(3,980,180)	$(2,097,618)
Net realized gain (loss) on futures and forward contracts	11,735,085	(2,857,156)
Net change in unrealized appreciation (depreciation) on futures and forward contracts	67,469	(857,238)

Net increase (decrease) in net assets from operations	7,822,374	(5,812,012)

Capital share transactions
Issuance of Units	4,768,309	3,064,060
Redemption of Units	(36,477,314)	(11,083,533)

Net decrease in net assets from capital share transactions	(31,709,005)	(8,019,473)

Net decrease in net assets	(23,886,631)	(13,831,485)
Net assets, beginning of period	57,934,508	72,305,161

Net assets, end of period	$34,047,877	$58,473,676

Units, beginning of period	38,975.348	48,197.014
Issuance of Units	2,747.546	2,251.510
Redemption of Units	(21,399.386)	(8,074.217)

Units, end of period	20,323.508	42,374.307

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES A

STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30,
(Unaudited)

	2008	2007

Cash flows from operating activities
Net increase (decrease) in net assets from operations	$7,822,374	$(5,812,012)
Adjustments to reconcile net increase (decrease) in net assets from operations to net cash provided by operating activities:
Changes in operating assets and liabilities:
Gross purchases of U.S. Government securities	(120,334,035)	(173,875,535)
Gross sales of U.S. Government securities	143,314,323	180,842,157
Amortization of discounts and premiums	725,369	2,080,758
Due from brokers	2,091,441	4,847,355
Due to affiliate	(133,276)	—
Unrealized appreciation on open forward contracts	(22,432)	(637,684)
Futures contracts purchased	672,467	(3,026,058)
Unrealized depreciation on open forward contracts	(655,851)	(794,842)
Futures contracts sold	(61,653)	5,246,634
Management fee	(38,888)	(21,770)
Other fees payable	(78,238)	(104,486)

Net cash provided by operating activities	33,301,601	8,744,517

Cash flows from financing activities
Subscriptions, net of change in advance subscriptions	4,768,309	2,786,560
Redemptions, net of redemptions payable	(37,678,144)	(12,087,489)
Cash overdraft	—	979

Net cash used in financing activities	(32,909,835)	(9,299,950)

Net increase (decrease) in cash	391,766	(555,433)
Cash, beginning of period	114,554	555,433

Cash, end of period	$506,320	$—

Supplemental disclosure of non-cash financing activities
2007 subscriptions received in 2006		$277,500

Redemptions payable	$1,694,843

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES B

STATEMENTS OF ASSETS AND LIABILITIES
September 30, 2008 (Unaudited) and December 31, 2007

	September 30, 2008	December 31, 2007

ASSETS
US Government securities, at fair value (amortized costs of $39,826,242 and $24,013,695 as of September 30, 2008 and December 31, 2007, respectively)	$39,826,242	$24,013,695
Due from brokers	11,974,814	3,513,469
Due from affiliates	—	133,276
Unrealized appreciation on open forward contracts	616,408	156,446
Futures contracts purchased	—	233,786
Futures contracts sold	2,020,790	501,945
Cash	454,356	73,375

Total assets	54,892,610	28,625,992

LIABILITIES
Unrealized depreciation on open forward contracts	650,569	607,349
Futures contracts purchased	643,997	—
Redemptions payable	996,594	2,092,474
Management fees	82,646	43,331
Other fees payable	220,217	27,691

Total liabilities	2,594,023	2,770,845

NET ASSETS	$52,298,587	$25,855,147

Number of Units	25,471.798	14,568.812
Net asset value per Unit	$2,053.20	$1,774.69

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES B

CONDENSED SCHEDULE OF INVESTMENTS
September 30, 2008 (Unaudited)

		Percentage of
	Face Value	Net Assets	Fair Value

Debt Securities United States, at fair value
United States Treasury Bills due November 28, 2008 (amortized cost $39,826,242), securities are held in margin accounts as collateral for open futures and forwards	$39,935,000	76.2%	$39,826,242

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		1.2	616,408

Total unrealized appreciation on forward contracts		1.2	616,408

Unrealized depreciation on forward contracts
Currency		(1.2)	(650,569)

Total unrealized depreciation on forward contracts		(1.2)	(650,569)

Total forward contracts, at fair value		(0.0)*	(34,161)

Futures contracts, at fair value
Futures contracts purchased
Currency		0.2	91,471
Financial		0.4	207,867
Food & Fiber		(0.2)	(129,218)
Indices		(0.1)	(7,067)
Metals		(1.6)	(807,050)

Total futures contracts purchased		(1.3)	(643,997)

Futures contracts sold
Currency		(0.2)	(88,612)
Financial		0.7	346,342
Indices		2.6	1,375,701
Livestock		0.4	223,270
Food & Fiber		0.3	144,988
Metals		0.1	19,101

Total futures contracts sold		3.9	2,020,790

Total futures contracts, at fair value		2.6	1,376,793

Futures and forward contracts by country composition
European Monetary Community		0.9	451,435
Japan		1.3	673,782
United States		(0.4)	(205,660)
Other		0.8	423,075

Total futures and forward contracts by country		2.6%	$1,342,632

*	Due to rounding

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES B

CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2007

		Percentage of
	Face Value	Net Assets	Fair Value

Debt Securities United States, at fair value
United States Treasury Bills due February 28, 2008 (amortized cost $24,013,695), securities are held in margin accounts as collateral for open futures and forwards	$24,135,000	92.9%	$24,013,695

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		0.6	156,446

Total unrealized appreciation on forward contracts		0.6	156,446

Unrealized depreciation on forward contracts
Currency		(2.3)	(607,349)

Total unrealized depreciation on forward contracts		(2.3)	(607,349)

Total forward contracts, at fair value		(1.7)	(450,903)

Futures contracts, at fair value
Futures contracts purchased
Currency		(0.3)	(97,491)
Energy		0.8	216,449
Financial		0.3	75,979
Food & Fiber		0.0 *	9,762
Indices		(0.2)	(50,940)
Livestock		(0.0)*	(2,000)
Metals		0.3	82,027

Total futures contracts purchased		0.9	233,786

Futures contracts sold
Currency		(0.0)*	(3,870)
Energy		0.0 *	12,840
Financial		0.7	185,915
Livestock		0.3	57,400
Food & Fiber		(0.1)	(12,415)
Metals		1.0	262,075

Total futures contracts sold		1.9	501,945

Total futures contracts, at fair value		2.8	735,731

Futures and forward contracts by country composition
European Monetary Union		(0.4)	(100,727)
Japan		0.8	200,616
United States		1.9	487,685
Other		(1.2)	(302,746)

Total futures and forward contracts by country		1.1%	$284,828

*	Due to rounding

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES B

STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Investment income
Interest income	$234,976	$313,795	$633,188	$1,036,910

Total income	234,976	313,795	633,188	1,036,910

Expenses
Selling commissions	514,910	269,574	1,382,252	868,456
Management fee	238,146	124,678	639,292	401,661
Ongoing offering expenses	128,727	16,848	345,563	129,094
Operating expenses	19,309	10,109	51,834	32,567
Incentive fee	—	—	3,831,165	—
Brokerage commissions	294,619	280,526	874,431	852,375
Other	12,815	1,350	16,661	571

Total expenses	1,208,526	703,085	7,141,198	2,284,724

Net investment loss	(973,550)	(389,290)	(6,508,010)	(1,247,814)

Realized and unrealized gain (loss) on investments
Net realized gain (loss) on futures and forward contracts	(6,774,348)	(832,765)	8,513,880	(2,628,569)
Net change in unrealized appreciation (depreciation) on futures and forward contracts	(4,851,385)	(973,808)	1,057,804	(753,182)

Net gain (loss) on investments	(11,625,733)	(1,806,573)	9,571,684	(3,381,751)

Net increase (decrease) in net assets from operations	(12,599,283)	(2,195,863)	3,063,674	(4,629,565)

Net increase (decrease) in net assets from operations per unit (based upon weighted average number of units outstanding during period)	(511.52)	(124.24)	146.07	(251.04)

Net increase (decrease) in net assets from operations per unit (based upon change in net asset value per unit during period)	$(540.12)	$(123.84)	$278.51	$(230.83)

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES B

STATEMENTS OF CHANGES IN NET ASSETS
For the Nine Months Ended September 30,
(Unaudited)

	2008	2007

Increase (decrease) in net assets from operations
Net investment loss	$(6,508,010)	$(1,247,814)
Net realized gain (loss) on futures and forward contracts	8,513,880	(2,628,569)
Net change in unrealized appreciation (depreciation) on futures and forward contracts	1,057,804	(753,182)

Net increase (decrease) in net assets from operations	3,063,674	(4,629,565)

Capital share transactions
Issuance of Units	30,269,792	4,345,222
Redemption of Units	(6,890,026)	(10,409,586)

Net increase (decrease) in net assets from capital share transactions	23,379,766	(6,064,364)

Net increase (decrease) in net assets	26,443,440	(10,693,929)
Net assets, beginning of period	25,855,147	36,431,693

Net assets, end of period	$52,298,587	$25,737,764

Units, beginning of period	14,568.812	19,995.520
Issuance of Units	14,166.071	2,820.373
Redemption of Units	(3,263.085)	(6,640.372)

Units, end of period	25,471.798	16,175.521

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES B

STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30,
(Unaudited)

	2008	2007

Cash flows from operating activities
Net increase (decrease) in net assets from operations	$3,063,674	$(4,629,565)
Adjustments to reconcile net increase (decrease) in net assets from operations to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
Gross purchases of U.S. Government securities	(122,002,215)	(81,866,667)
Gross sales of U.S. Government securities	105,669,394	87,382,041
Amortization of discounts and premiums	520,274	931,825
Due from brokers	(8,461,345)	3,040,378
Other receivables	—	88,391
Due from affiliate	133,276	—
Unrealized appreciation on open forward contracts	(459,962)	(364,067)
Futures contracts purchased	877,783	(2,055,795)
Unrealized depreciation on open forward contracts	43,220	(555,619)
Futures contracts sold	(1,518,845)	3,684,816
Management fees	39,315	(8,077)
Other fees payable	192,526	(74,996)

Net cash provided by (used in) operating activities	(21,902,905)	5,572,665

Cash flows from financing activities
Subscriptions, net of change in advance subscriptions	30,269,792	4,085,414
Redemptions, net of redemptions payable	(7,985,906)	(10,064,442)

Net cash provided by (used in) financing activities	22,283,886	(5,979,028)

Net increase (decrease) in cash	380,981	(406,363)
Cash, beginning of period	73,375	468,093

Cash, end of period	$454,356	$61,730

Supplemental disclosure of noncash financing activities:
2007 contributions received in 2006		$259,808

Redemptions payable	$996,594

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES A AND B

NOTES TO FINANCIAL STATEMENTS
September 30, 2008
(Unaudited)

QUADRIGA SUPERFUND, L.P. — SERIES A AND B

1.	Nature of operations

Organization and Business

Quadriga Superfund, L.P., a Delaware Limited Partnership (the “Fund”), commenced operations on November 5, 2002. The Fund was organized to trade speculatively in the United States of America and international commodity futures markets using a strategy developed by Superfund Capital Management, Inc., the general partner and trading manager of the Fund (“Superfund Capital Management”). The Fund has issued two series of units of Limited Partnership Interest (“Units”), Series A and Series B (each a “Series”). Series A and Series B are traded and managed the same way, with the exception of the degree of leverage.

The term of the Fund shall continue until December 31, 2050, unless terminated earlier by Superfund Capital Management or by operation of the law or a decline in the aggregate net assets of such series to less than $500,000.

2.	Basis of presentation and significant accounting policies

Basis of Presentation

The unaudited financial statements have been prepared in accordance with the rules and regulations of the Securities Exchange Commission (“SEC”) and accounting principles generally accepted in the United States of America with respect to the Form 10-Q and reflect all adjustments which in the opinion of management are normal and recurring, and which are necessary for a fair statement of the results of interim periods presented. It is suggested that these financial statements be read in conjunction with the financial statements and the related notes included in the Fund’s Annual Report on Form 10-K for the year ended December 31, 2007.

Valuation of Investments in Futures Contracts, Forward Contracts, and U.S. Treasury Bills

All commodity interests (including derivative financial instruments and derivative commodity instruments) are used for trading purposes. The commodity interests are recorded on trade date basis and open contracts are recorded in the statements of assets and liabilities at fair value based upon market quotes on the last business day of the period. Exchange-traded futures contracts are valued at settlement prices published by the recognized exchange. Any spot and forward foreign currency contracts held by the Fund will be valued at published settlement prices or at dealers’ quotes. The Fund uses the amortized cost method for valuing the U.S. Treasury Bills due to the short term nature of such investments; accordingly, the cost of securities plus accreted discount, or minus amortized premium approximates fair value.

Translation of Foreign Currency

Assets and liabilities denominated in foreign currencies are translated into U.S. Dollar amounts at the period end exchange rates. Purchases and sales of investments and income and expenses that are denominated in foreign currencies are translated into U.S. Dollar amounts on the transaction date. Adjustments arising from foreign currency transactions are reflected in the statements of operations.

The Fund does not isolate that portion of the results of operations arising from the effect of changes in foreign exchange rates on investments from fluctuations from changes in market prices of investments held. Such fluctuations are included in net gain (loss) on investments in the statements of operations.

Investment Transactions and Related Investment Income

Investment transactions are accounted for on a trade-date basis. Interest is recognized on the accrual basis.

QUADRIGA SUPERFUND, L.P. — SERIES A AND B

NOTES TO FINANCIAL STATEMENTS — (Continued)

Income Taxes

The Fund does not record a provision for income taxes because the partners report their share of the Fund’s income or loss on their returns. The financial statements reflect the Fund’s transactions without adjustment, if any, required for income tax purposes.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires Superfund Capital Management to make estimates and assumptions that affect the assets, liabilities, income and expenses, as well as the other disclosures in the financial statements. Actual results could differ from those estimates.

Recently Issued Accounting Standards

SFAS No. 161

In March 2008, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 161, Disclosures about Derivative Instruments and Hedging Activities. The provisions are effective for fiscal years beginning after November 15, 2008. SFAS 161 is intended to improve financial reporting for derivative instruments by requiring enhanced disclosure that enables investors to understand how and why an entity uses derivatives, how derivatives are accounted for, and how derivative instruments affect an entity’s results of operations and financial position. Superfund Capital Management is currently evaluating the implications of SFAS 161. The impact on the Fund’s financial statement disclosures, if any, is currently being assessed.

3.	Fair Value Measurements

The Fund follows Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007. SFAS No. 157 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under SFAS No. 157 are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2	Quoted prices in markets that are not considered to be active or financial instruments for which all significant inputs are observable, either directly or indirectly;

Level 3	Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. In determining fair value, the Fund separates its financial instruments into two categories: U.S. government securities and derivative contracts.

U.S. Government Securities.  The Fund’s only market exposure in instruments held other than for trading is in its U.S. Treasury Bill portfolio. As the Fund uses the amortized cost method for valuing its U.S. Treasury Bill portfolio, which approximates fair value, this portfolio is classified within level 2 of the fair value hierarchy.

Derivative Contracts.  Derivative contracts can be exchange-traded or over-the-counter (“OTC”). Exchange-traded derivatives typically fall within level 1 or level 2 of the fair value hierarchy depending on whether they are deemed to be actively traded or not. The Fund has exposure to exchange-traded derivative contracts through the Fund’s trading of exchange-traded futures contracts. The Fund’s exchange-traded futures contract positions are

QUADRIGA SUPERFUND, L.P. — SERIES A AND B

NOTES TO FINANCIAL STATEMENTS — (Continued)

valued daily at settlement prices published by the applicable exchanges. In such cases, provided they are deemed to be actively traded, exchange-traded derivatives are classified within level 1 of the fair value hierarchy. Less actively traded exchange-traded derivatives fall within level 2 of the fair value hierarchy.

OTC derivatives are valued using market transactions and other market evidence whenever possible, including market-based inputs to models, model calibration to market-clearing transactions, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency. Where models are used, the selection of a particular model to value an OTC derivative depends upon the contractual terms of, and specific risks inherent in, the instrument as well as the availability of pricing information in the market. For OTC derivatives that trade in liquid markets, such as generic forwards and swaps, model inputs can generally be verified and model selection does not involve significant management judgment. The OTC derivatives held by the Fund include forwards and swaps. Spot and forward foreign currency contracts held by the Fund are valued at published daily settlement prices or at dealers’ quotes. The Fund’s forward and swap positions are typically classified within level 2 of the fair value hierarchy. As of and during the quarter ended September 30, 2008, the Fund held no derivative contracts valued using level 3 inputs.

Certain OTC derivatives trade in less liquid markets with limited pricing information, and the determination of fair value for these derivatives is inherently more difficult. Such instruments are classified within level 3 of the fair value hierarchy. Where the Fund does not have corroborating market evidence to support significant model inputs and cannot verify the model to market transactions, transaction price is initially used as the best estimate of fair value. Accordingly, when a pricing model is used to value such an instrument, the model is adjusted so that the model value at inception equals the transaction price. The valuations of these less liquid OTC derivatives are typically based on level 1 and/or level 2 inputs that can be observed in the market, as well as unobservable level 3 inputs. Subsequent to initial recognition, the Fund updates the level 1 and level 2 inputs to reflect observable market changes, with resulting gains and losses reflected within level 3. Level 3 inputs are only changed when corroborated by evidence such as similar market transactions, third-party pricing services and/or broker or dealer quotations, or other empirical market data. In circumstances where the Fund cannot verify the model value to market transactions, it is possible that a different valuation model could produce a materially different estimate of fair value. The Fund attempts to avoid holding less liquid OTC derivatives. However, once held, the market for any particular derivative contract could become less liquid during the holding period.

QUADRIGA SUPERFUND, L.P. — SERIES A AND B

NOTES TO FINANCIAL STATEMENTS — (Continued)

The following table summarizes the valuation of the Fund’s assets and liabilities by the SFAS 157 fair value hierarchy as of September 30, 2008:

Series A.

	Balance
	September 30,
	2008	Level 1	Level 2	Level 3

ASSETS
U.S. Government securities	$31,514,102	$—	$31,514,102	$—
Unrealized appreciation on open forward contracts	252,146	—	252,146	—
Futures contracts sold	819,905	819,905	—	—

Total Assets Measured at Fair Value	$32,586,153	$819,905	$31,766,248	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$262,617	$—	$262,617	$—
Futures contracts purchased	306,455	306,455	—	—

Total Liabilities Measured at Fair Value	$569,072	$306,455	$262,617	$—

Series B.

	Balance
	September 30,
	2008	Level 1	Level 2	Level 3

ASSETS
U.S. Government securities	$39,826,242	$—	$39,826,242	$—
Unrealized appreciation on open forward contracts	616,408	—	616,408	—
Futures contracts sold	2,020,790	2,020,790	—	—

Total Assets Measured at Fair Value	$42,463,440	$2,020,790	$40,442,650	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$650,569	$—	$650,569	$—
Futures contracts purchased	643,997	643,997	—	—

Total Liabilities Measured at Fair Value	$1,294,566	$643,997	$650,569	$—

4.	Due from/to brokers

Due from brokers consists of proceeds from securities sold. Amounts due from brokers may be restricted to the extent that they serve as deposits for securities sold short. Amounts due to brokers represent margin borrowings that are collateralized by certain securities.

In the normal course of business, all of the Fund’s marketable securities transactions, money balances and marketable security positions are transacted with brokers. The Fund is subject to credit risk to the extent any broker with whom it conducts business is unable to fulfill contractual obligations on its behalf. Superfund Capital

QUADRIGA SUPERFUND, L.P. — SERIES A AND B

NOTES TO FINANCIAL STATEMENTS — (Continued)

Management monitors the financial condition of such brokers and does not anticipate any losses from these counterparties.

5.	Allocation of net profits and losses

In accordance with the Fund’s Third Amended and Restated Limited Partnership Agreement (the “Limited Partnership Agreement”), net profits and losses of the Fund are allocated to partners according to their respective interests in the Fund as of the beginning of each month.

Advance subscriptions represent cash received prior to the balance sheet date for subscriptions of the subsequent month and do not participate in the earnings of the Fund until the following month.

6.	Related party transactions

Superfund Capital Management shall be paid a management fee equal to one-twelfth of 1.85% of month end net assets (1.85% per annum), ongoing offering expenses equal to one-twelfth of 1% of month end net assets (1% per annum), not to exceed the amount of actual expenses incurred, and monthly operating expenses equal to one-twelfth of 0.15% of month end net assets (0.15% per annum). In accordance with the Prospectus dated May 19, 2008, included within the Registration Statement on Form S-1 (File No. 333-136804 as subsequently supplemented), Superfund USA, Inc., an entity related to Superfund Capital Management by common ownership, shall be paid monthly selling commissions equal to one-twelfth of 4% (4% per annum) of the month end net asset value of the Fund. However, the maximum cumulative selling commission per Unit is limited to 10% of the initial public offering price of Units sold pursuant to such Prospectus.

Superfund Capital Management will also be paid a monthly performance/incentive fee equal to 25% of the new appreciation without respect to interest income. Trading losses will be carried forward and no further performance/incentive fee may be paid until the prior losses have been recovered.

7.	Financial highlights

Financial highlights for the period January 1 through September 30 are as follows:

	2008		2007
	Series A	Series B	Series A	Series B

Total return before incentive fees*	18.2%	25.3%	(8.0)%	(12.7)%
Incentive fees*	5.5%	9.6%	0.0%	0.0%

Total return after incentive fees*	12.7%	15.7%	(8.0)%	(12.7)%

Ratios to average partners’ capital**
Operating expenses before incentive fees	8.6%	10.2%	9.1%	10.3%
Incentive fees	3.8%	8.8%	0.0%	0.0%

Total expenses	12.4%	19.0%	9.1%	10.3%

Net investment loss	(6.3)%	(8.2)%	(4.4)%	(5.6)%

Net asset value per unit, beginning of period	$1,486.44	$1,774.69	$1,500.20	$1,821.99
Net investment loss	(147.95)	(309.47)	(44.84)	(66.77)
Net gain (loss) in investments	336.81	587.98	(75.43)	(164.06)

Net asset value per unit, end of period	$1,675.30	$2,053.20	$1,379.93	$1,591.16

*	Not annualized

**	Annualized, except for incentive fees

QUADRIGA SUPERFUND, L.P. — SERIES A AND B

NOTES TO FINANCIAL STATEMENTS — (Continued)

Financial highlights for the period July 1 through September 30 are as follows:

	2008		2007
	Series A	Series B	Series A	Series B

Total return before incentive fees*	(13.9)%	(20.8)%	(4.8)%	(7.2)%
Incentive fees*	0.0%	0.0%	0.0%	0.0%

Total return after incentive fees*	(13.9)%	(20.8)%	(4.8)%	(7.2)%

Ratios to average partners’ capital**
Operating expenses before incentive fees	8.2%	9.1%	8.7%	10.0%
Incentive fees	0.0%	0.0%	0.0%	0.0%

Total expenses	8.2%	9.1%	8.7%	10.0%

Net investment loss	(6.4)%	(7.3)%	(4.2)%	(5.6)%

Net asset value per unit, beginning of period	$1,945.95	$2,593.32	$1,449.60	$1,715.00
Net investment loss	(28.05)	(39.52)	(14.36)	(22.14)
Net loss on investments	(242.60)	(500.60)	(55.31)	(101.70)

Net asset value per unit, end of period	$1,675.30	$2,053.20	$1,379.93	$1,591.16

*	Not annualized

**	Annualized, except for incentive fees

Financial highlights are calculated for each series taken as a whole. An individual partner’s return, per unit data, and ratios may vary based on the timing of capital transactions and different incentive amounts due to the loss carry forwards discussed in Note 6.

8.	Financial instrument risk

In the normal course of its business, the Fund is party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments. The term “off balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. These financial instruments may include forwards, futures and options, whose values are based upon an underlying asset, index, or reference rate, and generally represent future commitments to exchange currencies or cash flows, to purchase or sell other financial instruments at specific terms at specific future dates, or, in the case of derivative commodity instruments, to have a reasonable possibility to be settled in cash, through physical delivery or with another financial instrument. These instruments may be traded on an exchange or over-the-counter (“OTC”). Exchange traded instruments are standardized and include futures and certain option contracts. OTC contracts are negotiated between contracting parties and include forwards and certain options. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange traded instruments because of the greater risk of default by the counterparty to an OTC contract.

For Series A, gross unrealized gains and losses related to exchange traded futures were $1,106,694 and ($593,243), respectively, and gross unrealized gains and losses related to non-exchange traded forwards were $252,146 and ($262,617), respectively at September 30, 2008.

QUADRIGA SUPERFUND, L.P. — SERIES A AND B

NOTES TO FINANCIAL STATEMENTS — (Continued)

For Series B, gross unrealized gains and losses related to exchange traded futures were $2,727,725 and ($1,350,934) , respectively, and gross unrealized gains and losses related to non-exchange traded forwards were $616,408 and ($650,569), respectively at September 30, 2008.

Market risk is the potential for changes in the value of the financial instruments traded by the Fund due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity or security prices. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interest positions at the same time, and Superfund Capital Management was unable to offset such positions, the Fund could experience substantial losses.

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk with respect to exchange-traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. The Fund’s risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statements of assets and liabilities and not represented by the contract or notional amounts of the instruments. As the Fund’s assets are held in segregated accounts with futures commission merchants, the Fund has credit risk and concentration risk. The Fund’s futures commission merchants are currently ADM Investor Services, Inc., Newedge USA, LLC, Barclays Capital Inc., and RBC Capital Markets Corporation.

Superfund Capital Management monitors and controls the Fund’s risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Fund is subject. These monitoring systems allow Superfund Capital Management to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, on-line monitoring systems provide account analysis of futures and forward positions by sector, margin requirements, gain and loss transactions, and collateral positions.

The majority of these futures and forwards mature within one year of September 30, 2008. However, due to the nature of the Fund’s business, these instruments may not be held to maturity.

9.	Subscriptions and redemptions

Investors must submit subscriptions at least five business days prior to the applicable month-end closing date and they will be accepted once payments are received and cleared. All subscriptions funds are required to be promptly transmitted to HSBC Bank USA, as escrow agent. Subscriptions must be accepted or rejected by Superfund Capital Management within five business days of receipt, and the settlement date for the deposit of subscription funds in escrow must be within five business days of acceptance. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or subscription funds returned.

A limited partner of a Series may request any or all of his investment in such Series be redeemed by such Series at the net asset value of a Unit within such Series as of the end of the month, subject to a minimum redemption of $1,000 and subject further to such limited partner having an investment in such Series, after giving effect to the requested redemption, at least equal to the minimum initial investment amount of $5,000. Limited partners must transmit a written request of such redemption to Superfund Capital Management not less than ten business days prior to the end of the month (or such shorter period as permitted by Superfund Capital Management) as of which redemption is to be effective. Redemptions will generally be paid within 20 days after the date of redemption. However, in special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due to each Series from clearing brokers, banks or other persons or entities, each Series may in turn delay payment to persons requesting redemption of the proportionate part of the net assets of each Series represented by the sums that are subject of such default or delay.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
Quadriga Superfund, L.P. — Series A and Series B:

We have audited the accompanying statements of assets and liabilities of Quadriga Superfund, L.P. — Series A and Series B (the “Fund”), including the condensed schedules of investments, as of December 31, 2007 and 2006, and the related statements of operations, changes in net assets, and cash flows for each of the three years in the period then ended. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Fund as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the three years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
March 28, 2008

QUADRIGA SUPERFUND, L.P. — SERIES A

STATEMENTS OF ASSETS AND LIABILITIES
December 31, 2007 and 2006

	2007	2006

ASSETS
US Government securities, at fair value, amortized cost $55,219,759 and $57,832,244 as of December 31, 2007 and December 31, 2006, respectively	$55,219,759	$57,832,344
Due from brokers	5,505,137	9,952,214
Unrealized appreciation on open forward contracts	229,714	1,556,257
Futures contracts purchased	366,012	693,920
Future contracts sold	758,252	5,962,156
Cash	114,554	555,433

Total assets	62,193,428	76,552,324

LIABILITIES
Unrealized depreciation on open forward contracts	918,468	977,472
Advance subscriptions	—	277,500
Redemptions payable	2,895,673	2,552,956
Due to affiliate	133,276	—
Fees payable	311,503	439,235

Total liabilities	4,258,920	4,247,163

NET ASSETS	$57,934,508	$72,305,161

Number of Units	38,975.348	48,197.014
Net asset value per Unit	$1,486.44	$1,500.20

See accompanying notes to financial statements

QUADRIGA SUPERFUND, L.P. — SERIES A

CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2007

		Percentage of
	Face Value	Net Assets	Fair Value
Debt Securities United States, at fair value
United States Treasury Bills due February 28, 2008 (amortized cost $55,219,759), securities are held in margin accounts as collateral for open futures and forwards	$55,500,000	95.3%	$55,219,759

Forward contracts, at fair value
Unrealized appreciation on forward contracts Currencies		0.4	229,714

Total unrealized appreciation on forward contracts		0.4	229,714

Unrealized depreciation on forward contracts
Currencies		(1.6)	(918,468)

Total unrealized depreciation on forward contracts		(1.6)	(918,468)

Total forward contracts, at fair value		(1.2)	(688,754)

Futures contracts, at fair value
Futures contracts purchased
Currency		(0.3)	(153,958)
Energy		0.6	326,355
Financial		0.2	135,282
Food & Fiber		0.0 *	12,542
Indices		(0.1)	(77,845)
Livestock		(0.0)*	(3,100)
Metals		0.2	126,736

Total futures contracts purchased		0.6	366,012

Futures contracts sold
Currency		(0.0)*	(6,020)
Energy		0.0 *	31,270
Financial		0.5	269,688
Food & Fiber		(0.0)*	(20,205)
Livestock		0.1	85,950
Metals		0.7	397,569

Total futures contracts sold		1.3	758,252

Total futures contracts, at fair value		1.9	1,124,264

Futures, swap and forward contracts by country composition
European Monetary Union		(0.3)	(160,775)
Japan		0.5	329,554
United States		1.3	756,824
Other		(0.8)	(490,093)

Total futures and forward contracts by country		0.7%	$435,510

* Due to rounding

See accompanying notes to financial statements

QUADRIGA SUPERFUND, L.P. — SERIES A

CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2006

		Percentage of
	Face Value	Net Assets	Fair Value

Debt Securities United States, at fair value
United States Treasury Bills due March 1, 2007 (amortized cost $57,832,344), securities are held in margin accounts as collateral for open futures and forwards	$58,300,000	80.0%	$57,832,344

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currencies		1.4	961,041
Metals		0.8	595,216

Total unrealized appreciation on forward contracts		2.2	1,556,257

Unrealized depreciation on forward contracts
Currencies		(0.6)	(426,597)
Metals		(0.8)	(550,875)

Total unrealized depreciation on forward contracts		(1.4)	(977,472)

Total forward contracts, at fair value		0.8	578,785

Futures contracts, at fair value
Futures contracts purchased
Currencies		0.1	35,962
Food & Fiber		(0.1)	(83,698)
Indices		1.2	887,282
Metals		(0.2)	(145,626)

Total futures contracts purchased		1.0	693,920

Futures contracts sold
Currencies		0.2	164,000
Energy		4.6	3,333,225
Financial		3.4	2,464,931

Total futures contracts sold		8.2	5,962,156

Total futures contracts, at fair value		9.2	6,656,076

Futures, swap and forward contracts by country composition
European Monetary Union		2.9	2,107,995
Japan		1.3	911,956
United States		4.2	3,012,867
Other		1.6	1,202,043

Total futures and forward contracts by country		10.0%	$7,234,861

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES A

STATEMENTS OF OPERATIONS
Years ended December 31, 2007, 2006, and 2005

	2007	2006	2005
Investment income, interest	$2,882,259	$3,010,369	$1,165,809

Expenses
Management fee	1,165,114	1,237,907	759,356
Organization and offering expenses	395,190	669,139	410,462
Operating expenses	94,469	100,371	61,569
Selling commission	2,519,116	2,676,556	1,641,851
Brokerage commissions	1,535,369	1,953,214	1,669,455
Other	4,950	5,254	6,996

Total expenses	5,714,258	6,642,441	4,549,689

Net investment loss	(2,831,999)	(3,632,072)	(3,383,880)

Realized and unrealized gain (loss) on investments
Net realized gain (loss) on futures and forward contracts	8,343,543	7,720,119	(648,158)
Net change in unrealized appreciation on futures and forward contracts	(6,799,351)	3,535,145	1,984,418

Net gain on investments	1,544,192	11,255,264	1,336,260

Net increase from payments by affiliates	—	426,879	—

Net increase (decrease) in net assets from operations	$(1,287,807)	$8,050,071	$(2,047,620)

See accompanying notes to financial statements

QUADRIGA SUPERFUND, L.P. — SERIES A

STATEMENTS OF CHANGES IN NET ASSETS
Years ended December 31, 2007, 2006, and 2005

	2007	2006	2005
Increase (decrease) in net assets from operations:
Net investment loss	$(2,831,999)	$(3,632,072)	$(3,383,880)
Net realized gain (loss) on futures and forward contracts	8,343,543	7,720,119	(648,158)
Net change in unrealized appreciation on futures and forward contracts	(6,799,351)	3,535,145	1,984,418
Net increase from payment by affiliate	—	426,879	—

Net increase (decrease) in net assets from operations	(1,287,807)	8,050,071	(2,047,620)

Capital share transactions
Issuance of shares	3,858,253	17,399,062	35,807,158
Redemption of shares	(16,941,099)	(12,566,020)	(6,105,759)

Net increase (decrease) in net assets from capital share transactions	(13,082,846)	4,833,042	29,701,399
Net increase (decrease) in net assets	(14,370,653)	12,883,113	27,653,779
Net assets, beginning of year	72,305,161	59,422,048	31,768,269

Net assets, end of year	$57,934,508	$72,305,161	$59,422,048

Units, beginning of year	48,197.014	44,734.441	21,660.138
Issuance of Units	2,795.381	12,569.711	27,740.454
Redemption of Units	(12,017.047)	(9,107.138)	(4,666.151)

Units, end of year	38,975.348	48,197.014	44,734.441

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES A

STATEMENTS OF CASH FLOWS
Years ended December 31, 2007, 2006 and 2005

	2007	2006	2005
Cash flows from operating activities
Net increase (decrease) in net assets from operations	$(1,287,807)	$8,050,071	$(2,047,620)
Adjustments to reconcile net increase (decrease) in net assets from operations to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
Gross purchases of U.S. government securities	(235,232,002)	(186,849,080)	(103,552,844)
Gross sales of U.S. government securities	240,469,358	185,042,641	76,887,696
Amortization of discounts and premiums	(2,624,771)	2,674,417	1,047,343
Due from brokers	4,447,077	(7,246,367)	1,459,157
Unrealized appreciation on open forward contracts	1,326,543	1,177,313	(932,505)
Futures contracts purchased	327,908	1,417,072	(1,816,615)
Unrealized depreciation on open forward contracts	(59,004)	(260,312)	827,285
Unrealized depreciation on open swap contracts	—	(193,624)	193,624
Futures contracts sold	5,203,904	(5,675,594)	(256,207)
Due to affiliate	133,276	—	—
Fees payable	(127,732)	82,207	170,626

Net cash provided by (used in) operating activities	12,576,750	(7,130,090)	(30,114,746)

Cash flows from financing activities
Subscriptions, net of change in advance subscriptions	3,580,753	16,809,669	36,198,201
Redemptions, net of redemption payable	(16,598,382)	(10,013,064)	(6,105,759)

Net cash provided by (used in) financing activities	(13,017,629)	6,796,605	30,092,442

Net decrease in cash	(440,879)	(333,485)	(22,304)
Cash, beginning of year	555,433	888,918	911,222

Cash, end of year	$114,554	$555,433	$888,918

Supplemental disclosure of non-cash financing activities
2005 subscriptions received in 2004			$475,850

2006 subscriptions received in 2005		$866,893

2007 subscriptions received in 2006	$277,500

Redemptions payable	$2,895,673	$2,552,956

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES B

STATEMENTS OF ASSETS AND LIABILITIES
December 31, 2007 and 2006

	December 31,	December 31,
	2007	2006

ASSETS
US Government securities, at fair value, amortized cost $24,013,695 and $28,172,293 as of December 31, 2007 and December 31, 2006, respectively	$24,013,695	$28,172,293
Due from brokers	3,513,469	4,806,227
Due from affiliate	133,276	—
Unrealized appreciation on open forward contracts	156,446	1,059,483
Futures contracts purchased	233,786	470,087
Futures contracts sold	501,945	4,114,331
Cash	73,375	468,093
Other receivable	—	88,391

Total assets	28,625,992	39,178,905

LIABILITIES
Unrealized depreciation on open forward contracts	607,349	670,242
Advance subscriptions	—	259,808
Redemptions payable	2,092,474	1,594,044
Fees payable	71,022	223,118

Total liabilities	2,770,845	2,747,212

NET ASSETS	$25,855,147	$36,431,693

Number of Units	14,568.812	19,995.520
Net asset value per Unit	$1,774.69	$1,821.99

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES B

CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2007

		Percentage of
	Face Value	Net Assets	Fair Value
Debt Securities United States, at fair value
United States Treasury Bills due February 28, 2008 (amortized cost $24,013,695), securities are held in margin accounts as collateral for open futures and forwards	$24,135,000	92.9%	$24,013,695

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currencies		0.6	156,446

Total unrealized appreciation on forward contracts		0.6	156,446

Unrealized depreciation on forward contracts
Currencies		(2.3)	(607,349)

Total unrealized depreciation on forward contracts		(2.3)	(607,349)

Total forward contracts, at fair value		(1.7)	(450,903)

Futures contracts, at fair value
Futures contracts purchased
Currencies		(0.3)	(97,491)
Energy		0.8	216,449
Financial		0.3	75,979
Food & Fiber		0.0 *	9,762
Indices		(0.2)	(50,940)
Livestock		(0.0)*	(2,000)
Metals		0.3	82,027

Total futures contracts purchased		0.9	233,786

Futures contracts sold
Currencies		(0.0)*	(3,870)
Energy		0.0 *	12,840
Financial		0.7	185,915
Livestock		0.3	57,400
Food & Fiber		(0.1)	(12,415)
Metals		1.0	262,075

Total futures contracts sold		1.9	501,945

Total futures contracts, at fair value		2.8	735,731

Futures and forward contracts by country composition
European Monetary Union		(0.4)	(100,727)
Japan		0.8	200,816
United States		1.9	487,685
Other		(1.2)	(302,746)

Total futures and forward contracts by country		1.1%	$284,828

*	Due to rounding

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES B

CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2006

		Percentage of
	Face Value	Net Assets	Fair Value

Debt Securities United States, at fair value
United States Treasury Bills due March 1, 2007 (amortized cost $28,172,293), securities are held in margin accounts as collateral for open futures and forwards	$28,400,000	77.3%	$28,172,293

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currencies		1.8	659,480
Metals		1.1	400,003

Total unrealized appreciation on forward contracts		2.9	1,059,483

Unrealized depreciation on forward contracts
Currencies		(0.8)	(294,123)
Metals		(1.0)	(376,119)

Total unrealized depreciation on forward contracts		(1.8)	(670,242)

Total forward contracts, at fair value		1.1	389,241

Futures contracts, at fair value
Futures contracts purchased
Currencies		0.1	24,736
Food & Fiber		(0.2)	(57,797)
Indices		1.7	603,694
Metals		(0.3)	(100,546)

Total futures contracts purchased		1.3	470,087

Futures contracts sold
Currencies		0.3	112,837
Energy		6.3	2,302,839
Financial		4.7	1,698,655

Total futures contracts sold		11.3	4,114,331

Total futures contracts, at fair value		12.6	4,584,418

Futures and forward contracts by country composition
European Monetary Union		4.0	1,452,747
Japan		1.7	624,242
United States		5.7	2,075,380
Other		2.3	821,290

Total futures and forward contracts by country		13.7%	$4,973,659

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES B

STATEMENTS OF OPERATIONS
Years ended December 31, 2007, 2006, and 2005

	2007	2006	2005
Investment income, interest	$1,299,435	$1,662,449	$1,092,688

Expenses
Management fee	535,198	684,468	727,205
Organization and offering expenses	182,051	369,983	393,084
Operating expenses	43,394	55,498	58,962
Selling commission	1,157,184	1,479,931	1,572,336
Brokerage commissions	1,042,451	1,499,287	2,062,396
Other	1,774	5,906	6,598

Total expenses	2,962,052	4,095,073	4,820,581

Net investment loss	(1,662,617)	(2,432,624)	(3,727,893)

Realized and unrealized gain (loss) on investments
Net realized gain (loss) on futures and forwards contracts	4,791,805	7,227,032	(2,166,857)
Net change in unrealized appreciation on futures and forward contracts	(4,688,831)	1,198,071	761,341

Net gain (loss) on investments	102,974	8,425,103	(1,405,516)

Net increase from payments by affiliate	—	584,801	—

Net increase (decrease) in net assets from operations	$(1,559,643)	$6,577,280	$(5,133,409)

See accompanying notes in financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES B

STATEMENTS OF CHANGES IN NET ASSETS
Years ended December 31, 2007, 2006 and 2005

	2007	2006	2005
Increase (decrease) in net assets from operations
Net investment loss	$(1,662,617)	$(2,432,624)	$(3,727,893)
Net realized gain (loss) on futures and forward contracts	4,791,805	7,227,032	(2,166,857)
Net change in unrealized appreciation on futures and forward contracts	(4,688,831)	1,198,071	761,341
Net increase from payments by affiliate	—	584,801	—

Net increase (decrease) in net assets from operations	(1,559,643)	6,577,280	(5,133,409)
Capital share transactions
Issuance of shares	6,566,432	3,400,981	10,407,653
Redemption of shares	(15,583,335)	(13,330,397)	(7,964,779)

Net increase (decrease) in net assets from capital share transactions	(9,016,903)	(9,929,416)	2,442,874
Net decrease in net assets	(10,576,546)	(3,352,136)	(2,690,535)
Net assets, beginning of year	36,431,693	39,783,829	42,474,364

Net assets, end of year	$25,855,147	$36,431,693	$39,783,829

Units, beginning of year	19,995.520	26,145.940	24,547.544
Issuance of units	4,138.938	2,103.903	6,884.857
Redemption of units	(9,565.646)	(8,254.323)	(5,286.461)

Units, end of year	14,568.812	19,995.520	26,145.940

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES B

STATEMENTS OF CASH FLOWS
Years ended December 31, 2007, 2006 and 2005

	2007	2006	2005

Cash flows from operating activities
Net increase (decrease) in net assets from operations	$(1,559,643)	$6,577,280	$(5,133,409)
Adjustments to reconcile net increase (decrease) in net assets to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
Gross purchases of U.S. government securities	(111,036,480)	(93,416,005)	(79,581,725)
Gross sales of U.S. government securities	116,367,155	103,132,139	77,327,217
Amortization of discounts and premiums	(1,172,077)	1,485,593	1,183,838
Due from brokers	1,292,758	(4,806,227)	6,206,789
Due from affiliate	(133,276)	—	—
Unrealized appreciation on open forward contracts	903,037	1,611,080	763,098
Futures contracts purchased	236,601	1,499,416	(1,465,625)
Unrealized depreciation on open forward contracts	(62,893)	(479,792)	173,327
Unrealized depreciation on open swap contracts	—	(11,333)	11,333
Due to brokers	—	(264,413)	264,413
Futures contracts sold	3,612,386	(3,817,442)	(243,474)
Other receivable	88,391	(88,391)	—
Fees payable	(152,096)	(10,316)	(15,787)

Net cash provided by (used in) operating activities	8,383,563	8,440,403	(2,877,681)

Cash flows from financing activities
Subscriptions, net of change in advance subscriptions	6,306,624	3,495,009	9,284,803
Redemptions, net of redemption payable	(15,084,905)	(11,736,353)	(7,964,779)

Net cash provided by (used in) financing activities	(8,778,281)	(8,241,344)	1,320,024

Net increase (decrease) in cash	(394,718)	199,059	(1,557,657)
Cash, beginning of year	468,093	269,034	1,826,691

Cash, end of year	$73,375	$468,093	$269,034

Supplemental disclosure of non-cash financing activities
2005 subscriptions received in 2004			$1,288,630

2006 subscriptions received in 2005		$165,780

2007 subscriptions received in 2006	$259,808

Redemptions payable	$2,092,474	$1,594,044

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES A AND SERIES B

NOTES TO FINANCIAL STATEMENTS
December 31, 2007

(1)	Nature of Operations

Organization and Business

Quadriga Superfund, L.P. (the “Fund”), a Delaware Limited Partnership, commenced operations on November 5, 2002. The Fund was organized to trade speculatively in the United States of America (“U.S.”) and international commodity futures markets using a fully-automated computerized trading system. The Fund has issued two classes of Units, Series A and Series B. The two Series will be traded and managed the same way except for the degree of leverage.

The term of the Fund shall continue until December 31, 2050, unless terminated earlier by the General Partner or by operation of law or a decline in the aggregate net assets of such Series to less than $500,000.

(2)	Significant Accounting Policies

(a)	Valuation of Investments in Futures, Forward Contracts, and U.S. Treasury Bills

All commodity interests (including derivative financial instruments and derivative commodity instruments) are used for trading purposes. The commodity interests are recorded on trade date basis and open contracts are recorded in the statements of assets and liabilities at fair value on the last business day of the period, which represents market value for those commodity interests for which market quotes are readily available.

Exchange-traded futures contracts are valued at settlement prices published by recognized exchange. Any spot and forward foreign currency contracts held by the Fund will be valued at published settlement prices or at dealers’ quotes. The Fund uses the amortized cost method for valuing the U.S. Treasury Bills due to the short-term nature of such instrument; accordingly, the cost of securities plus accreted discount, or minus amortized premium approximates fair value.

(b)	Translation of Foreign Currency

Assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the period end exchange rates. Purchases and sales of investments, and income and expenses, that are denominated in foreign currencies, are translated into U.S. dollar amounts on the transaction date. Adjustments arising from foreign currency transactions are reflected in the statements of operations.

The Fund does not isolate that portion of the results of operations arising from the effect of changes in foreign exchange rates on investments from fluctuations from changes in market prices of investments held. Such fluctuations are included in net gain (loss) on investments in the statements of operations.

(c)	Investment Transactions, Investment Income, and Expenses

Investment transactions are accounted for on a trade-date basis. Interest income and expenses are recognized on the accrual basis.

(d)	Income Taxes

The Fund does not record a provision for U.S. income taxes because the partners report their share of the Fund’s income or loss on their returns. The financial statements reflect the Fund’s transactions without adjustment, if any, required for income tax purposes.

QUADRIGA SUPERFUND, L.P. — SERIES A AND SERIES B

NOTES TO FINANCIAL STATEMENTS — (Continued)

(e)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires Superfund Capital Management to make estimates and assumptions that affect the amounts disclosed in the financial statements. Actual results could differ from those estimates.

(f)	Recently Issued Accounting Standards

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that the Fund recognize in its financial statements, the impact of a tax position, and if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Fund adopted FIN 48 effective January 1, 2007. The adoption of FIN 48 did not have a material impact on the Fund’s financial position or results of operations. The Fund files a U.S. federal tax return annually. No income tax returns are currently under examination. The Fund’s U.S. federal tax returns remain open for examination for the years ended December 31, 2004 through December 31, 2007.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007. The Fund will adopt SFAS No. 157 effective January 1, 2008. The Fund believes that the adoption of SFAS No. 157 effective January 1, 2008 will not have a material impact on the Fund’s financial position or results of operations other than enhanced disclosures.

(3)	Due from/to Brokers

Due from brokers consist of proceeds from securities sold. Amounts due from brokers may be restricted to the extent that they serve as deposits for securities sold short. Amounts due to brokers represent margin borrowings that are collateralized by certain securities.

In the normal course of business, all of the Fund’s marketable securities transactions, money balances, and marketable security positions are transacted with brokers. The Fund is subject to credit risk to the extent any broker with which it conducts business is unable to fulfill contractual obligations on its behalf. Superfund Capital Management monitors the financial condition of such brokers and does not anticipate any losses from these counterparties.

(4)	Allocation of Net Profits and Losses

In accordance with the Third Amended and Restated Limited Partnership Agreement (the “Limited Partnership Agreement”), net profits and losses of the Fund are allocated to partners according to their respective interests in the Fund as of the beginning of each month.

Advance subscriptions represent cash received prior to December 31 for contributions of the subsequent month and do not participate in the earnings of the Fund until the following January.

(5)	Related Party Transactions

Superfund Capital Management shall be paid a management fee equal to one-twelfth of 1.85% of month end net assets (1.85% per annum) of net assets, the organization and offering expenses equal to one-twelfth of 1% of month end net assets (1% per annum), not to exceed the amount of actual expenses incurred, and monthly operating expenses equal to one-twelfth of 0.15% of month end net assets (0.15% per annum), not to exceed the amount of

QUADRIGA SUPERFUND, L.P. — SERIES A AND SERIES B

NOTES TO FINANCIAL STATEMENTS — (Continued)

actual expenses incurred. In accordance with the Prospectus dated September 27, 2006, included within the Registration Statement on Form S-1 (File No. 333-1368904 as subsequently supplemented), Superfund Asset Management, Inc., an entity related to Superfund Capital Management by common ownership, shall be paid monthly selling commissions equal to one-twelfth of 4% (4% per annum) of the month end net asset value of the Fund. However, the maximum cumulative selling commission per Unit is limited to 10% of the initial public offering price of Units sold pursuant to such Prospectus.

Superfund Capital Management will also be paid a monthly performance/incentive fee equal to 25% of the new appreciation without respect to interest income. Trading losses will be carried forward and no further performance/incentive fee may be paid until the prior losses have been recovered.

These financial statements, which are presented on an accrual basis, reflect an increase in net assets of $426,879 for Series A and $584,801 for Series B due to a reimbursement to the Fund by Superfund Asset Management, Inc. for brokerage commissions that were charged in excess of $25 per round turn transaction as a result of foreign currency conversion. These reimbursement amounts were recorded by the Funds as a receivable during the second quarter of 2006 and were received by the Fund on August 17, 2006.

As of December 31, 2007, Superfund Capital Management owned 721.151 Units of Series A, representing 1.76% of the total issued Units of Series A, and 258.538 Units of Series B, representing 1.64% of the total issued Units of Series B, having a combined value of $1,530,771.

(6)	Financial Highlights

Financial highlights for period January 1, 2007 through December 31, 2007 are as follows:

	Series A	Series B

Total return
Total return before incentive fees	(0.9)%	(2.6)%
Incentive fees	0.0	0.0

Total return after incentive fees	(0.9)%	(2.6)%

Ratio to average partners’ capital
Operating expenses before incentive fees	9.0%	10.1%
Incentive fees	0.0	0.0

Total expenses	9.0%	10.1%

Net investment loss	(4.5)%	(5.7)%
Net assets value per unit, beginning of period	$1,500.20	$1,821.99
Net investment loss	(62.28)	(92.06)
Net gain on investments	48.52	44.76

Net asset value per unit end of period	$1,486.44	$1,774.69

Other per Unit information:
Net increase in net assets from operations per Unit (based upon weighted average Number of Units during period)	$(28.48)	$(87.18)

Net increase in net asset from operations per Unit (based upon change in net asset value per Unit)	$(13.76)	$(47.30)

QUADRIGA SUPERFUND, L.P. — SERIES A AND SERIES B

NOTES TO FINANCIAL STATEMENTS — (Continued)

Financial highlights for the period January 1, 2006, through December 31, 2006 are as follows:

	Series A	Series B

Total return:
Total return before incentive fees*	12.9%	19.7%
Incentive fees	0.0	0.0

Total return after incentive fees*	12.9%	19.7%

Ratio to average partners’ capital
Operating expenses before incentive fees	10.1%	11.1%
Incentive fees	0.0	0.0

Total expenses	10.1%	11.1%

Net investment loss	(5.5)%	(6.6)%
Net asset value per unit, beginning of period	$1,328.33	$1,521.61
Net investment loss	(75.48)	(105.32)
Net gain on investments	238.80	377.68
Net increase from payments by affiliate	8.55	28.02

Net asset value per unit, end of period	$1,500.20	$1,821.99

Other per Unit information:
Net increase in net assets from operations per Unit (based upon weighted average Number of Units during period)	$166.24	$288.01

Net increase in net assets from operations per Unit (based upon change in net asset value per Unit)	$171.87	$300.38

*	The total return information includes a net increase in net assets from payments by affiliates in the amount of $426,879 for Series A and $584,801 for Series B. If the net increase in net assets from payments by affiliates was not included, the total return would have been 12.3% for Series A and 17.9% for Series B.

QUADRIGA SUPERFUND, L.P. — SERIES A AND SERIES B

NOTES TO FINANCIAL STATEMENTS — (Continued)

Financial highlights for the period January 1, 2005 through December 31, 2005 are as follows:

	Series A	Series B

Total return
Total return before incentive fees	(9.4)%	(12.1)%
Incentive fees	0.0	0.0

Total return after incentive fees	(9.4)%	(12.1)%

Ratio to average partners’ capital
Operating expenses before incentive fees	11.2%	12.3%
Incentive fees	0.0	0.0

Total expenses	11.2%	12.3%

Net investment loss	(8.3)%	(9.5)%
Net assets value per unit, beginning of period	$1,466.67	$1,730.29
Net investment (loss)	(228.62)	(151.54)
Net gain (loss) on investments	90.28	(57.14)

Net asset value per unit, end of period	$1,328.33	$1,521.61

Other per Unit information:
Net decrease in net assets from operations per Unit (based upon weighted average Number of Units during period)	$(65.36)	$(193.19)

Net decrease in net asset from operations per Unit (based upon change in net asset value per Unit)	$(138.34)	$(208.68)

Financial highlights are calculated for each series taken as a whole. An individual partner’s return and ratios may vary based on the timing of capital transactions.

(7)	Financial Instrument Risk

In the normal course of its business, the Fund is party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments. The term “off balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. These financial instruments may include forwards, futures, and options, whose values are based upon an underlying asset, index, or reference rate, and generally represent future commitments to exchange currencies or cash flows, to purchase or sell other financial instruments at specific terms at specific future dates, or, in the case of derivative commodity instruments, to have a reasonable possibility to be settled in cash, through physical delivery or with another financial instrument. These instruments may be traded on an exchange or over-the-counter (“OTC”). Exchange traded instruments are standardized and include futures and certain option contracts. OTC contracts are negotiated between contracting parties and include forwards and certain options. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange traded instruments because of the greater risk of default by the counter party to an OTC contract.

For Series A, gross unrealized gains and losses related to exchange traded futures were $1,878,100 and $753,837, respectively, and gross unrealized gains and losses related to non-exchange traded forwards were $229,714 and $918,468, respectively at December 31, 2007.

QUADRIGA SUPERFUND, L.P. — SERIES A AND SERIES B

NOTES TO FINANCIAL STATEMENTS — (Continued)

For Series B, gross unrealized gains and losses related to exchange traded futures were $1,233,527 and $497,796, respectively, and gross unrealized gains and losses related to non-exchange traded forwards were $156,446 and $607,349, respectively at December 31, 2007.

Market risk is the potential for changes in the value of financial instruments traded by the Fund due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity of security prices. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interest positions at the same time, and Superfund Capital Management was unable to offset such positions, the Fund could experience substantial losses.

Credit risk is the possibility that a loss may occur due to the failure of a counter party to perform according to the terms of a contract. Credit risk with respect to exchange-traded instruments is reduced to the extent that an exchange or clearing organization acts as a counter party to the transactions. The Fund’s risk of loss in the event of counter party default is typically limited to the amounts recognized in the statements of assets and liabilities and not represented by the contract or notional amounts of the instruments. The Fund has credit risk and concentration risk because the brokers with respect to the Fund’s assets are ADM Investor Services Inc., Newedge USA LLC, Bear Stearns Securities Corp., Barclays Capital Inc., and MF Global Inc.

Superfund Capital Management monitors and controls the Fund’s risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Fund is subject. These monitoring systems allow the Superfund Capital Management to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, on-line monitoring systems provide account analysis of futures and forward positions by sector, margin requirements, gain and loss transactions, and collateral positions.

The majority of these instruments mature within one year of December 31, 2007. However, due to the nature of the Fund’s business, these instruments may not be held to maturity.

(8)	Subscriptions and Redemptions

Investors must submit subscriptions at least five business days prior to the applicable month-end closing date and they will be accepted once payments are received and cleared. All subscriptions funds are required to be promptly transmitted to HSBC Bank USA (the “Escrow Agent”). Subscriptions must be accepted or rejected by Superfund Capital Management within five business days of receipt, and the settlement date for the deposit of subscription funds in escrow must be within five business days of acceptance. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or subscription funds returned. The Escrow Agent will invest the subscription funds in short-term U.S. Treasury bills or comparable authorized instruments while held in escrow.

A limited partner of a Series may request any or all of his investment in such Series be redeemed by such Series at the net asset value of a Unit within such Series as of the end of the month, subject to a minimum redemption of $1,000 and subject further to such limited partner having an investment in such Series, after giving effect to the requested redemption, at least equal to the minimum initial investment amount of $5,000. Limited partners must transmit a written request of such withdrawal to Superfund Capital Management not less than ten business days prior to the end of the month (or such shorter period as permitted by Superfund Capital Management) as of which redemption is to be effective. Redemptions will generally be paid within 20 days after the date of redemption. However, in special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due to each Series from clearing brokers, banks or other persons or entities, each Series may in turn delay payment to persons requesting redemption of the proportionate part of the net assets of each Series represented by the sums that are subject of such default or delay.

SUPERFUND CAPITAL MANAGEMENT, INC.

Statement of Financial Condition
September 30, 2008
(Unaudited) (In U.S. Dollars)

ASSETS
Current Assets:
Cash	$8,808,156
Due from affiliated limited partnerships	224,561
Investment in affiliated limited partnerships (cost $1,500,000)	1,733,132
Investment in money market funds (cost $2,295,933)	2,583,047
Other short-term investments	53,535

Total Current Assets	13,402,431
Fixed assets, net of accumulated depreciation of $179,741	5,968
Other assets	11,8996

Total Assets	$13,420,295

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Accrued expenses	$931,400

Total Liabilities	931,400
Stockholder’s equity:
Contributed capital, $50 par value. Authorized, issued and outstanding 2,000 shares	100,000
Additional paid-in-capital	2,227,378
Accumulated other comprehensive income	540,332
Retained earnings	9,621,185

Total Stockholder’s Equity	12,488,895

Total Liabilities and Stockholder’s Equity	$13,420,295

See accompanying notes.

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.

Notes to Unaudited Statement of Financial Condition
September 30, 2008

(1)	General Information and Summary of Significant Accounting Policies

Nature of Business

Superfund Capital Management Inc. (the “Company”), was incorporated in Grenada, West Indies, in March 2001. The Company’s sole business is the trading and management of discretionary futures trading accounts, including commodity pools which are domiciled in the United States of America. The Company presently serves as commodity pool operator for Quadriga Superfund L.P. (“Quadriga Superfund”) and Quadriga Partners L.P. (“Quadriga Partners”). On January 2nd, 2007, the Company became General Partner of Quadriga Partners. The Company is wholly owned by one shareholder.

A summary of the significant accounting policies which have been followed in preparing the accompanying financial statements is set forth below:

Cash

Cash consists of cash on hand and balances held at banks.

Investment in Money Market Funds

The Company has investments in money market funds that are recorded based upon the investments’ fair market value at September 30, 2008.

Investment in Affiliated Limited Partnerships

The Company has invested in Quadriga Superfund, a Delaware limited partnership, organized to trade speculatively in the United States of America and international commodity equity markets using a strategy developed by the Company. The Company’s investment in Quadriga Superfund is recorded based upon the equity method of accounting.

Revenue Recognition

The Company earns management fees and incentive fees for trading and management services provided to Quadriga Superfund and Quadriga Partners. Management fees and incentive fees are accrued as earned. Investment income includes interest income earned on investments in money market funds which is recognized when earned, based upon the accrual method.

Expenses

The Company incurs operating expenses relating to normal activities in connection with managing the business. Expenses are recorded as incurred, based upon the accrual method.

Fixed Assets

Fixed assets are stated net of accumulated depreciation. Depreciation is calculated utilizing the straight-line method over the estimated useful lives of the assets, ranging from 1–3 years.

Use of Estimates

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of financial statements in

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.

Notes to Unaudited Statement of Financial Condition — (Continued)

conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from such estimates.

Income Taxes

The Company is incorporated and operates in Grenada, West Indies, which does not have corporate income taxes. Additionally, the Company has no income or loss that is effectively connected to trade or business carried on in the United States of America, and services are performed outside the United States. Therefore, the Company was not subject to income tax for the nine month period ended September 30, 2008.

Functional Currency

The Company’s functional currency is the U.S. Dollar. In addition to maintaining a bank account in the U.S. Dollar, the Company also has two cash accounts denominated in foreign currencies (Eastern Caribbean dollars and Euros) used for various operating expenses and investment accounts in money market funds denominated in Euros and Canadian Dollars. Transactions denominated in these foreign currencies are translated to the U.S. Dollar as follows: the current exchange rate is used when translating transactions based in Euros and Canadian Dollars to the U.S. Dollar and a fixed currency exchange rate of 2.6882 when translating transactions based in Eastern Caribbean Dollar to the U.S. Dollar. Management believes that such exchange rates approximate the average exchange rates throughout 2008.

Recently Issued Accounting Standards

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, (“SFAS 157”), “Fair Value Measurements”, which clarifies the definition of fair value and requires companies to expand their disclosure about the use of fair value to measure assets and liabilities in interim and annual periods subsequent to initial recognition. Adoption of SFAS 157 requires the use of the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. Although still in the process of evaluating the impact, if any, upon adoption of the standard, management believes there will be no material impact other than enhanced disclosures.

(2)	Related Parties

The Company is the general partner and is responsible for the trading and management of Quadriga Superfund. As general partner of Quadriga Superfund, the Company receives a 1.85% annual management fee (1/12 of 1.85% payable monthly) for each Series of Quadriga Superfund. In addition, the Company receives an incentive fee of 25% of new appreciation in each Series’ net assets computed on a monthly basis and excluding interest income and as adjusted for subscriptions and redemptions and one-twelfth of 1% of month end net assets (1% per annum), not to exceed the amount of actual expenses incurred, for ongoing organization and offering expenses. Any organization and offering costs above 1% of net assets per year will be borne by Superfund Capital Management. The Company also earns monthly operating fees equal to one-twelfth of 0.15% of month end net assets (0.15% per annum). At September 30, 2008, the Company had accrued management fee, organization and offering fee, and operating fee revenue receivable of $223,909 which is included in due from affiliated limited partnerships.

The Company is also the general partner and is also responsible for the trading and management of Quadriga Partners, L.P. As manager of Quadriga Partners, the Company receives a quarterly management fee computed at an annual rate of 2.00% of the net assets of Quadriga Partners at the beginning of each month. Management fees, which

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.

Notes to Unaudited Statement of Financial Condition — (Continued)

are accrued ratably as services are performed, compensate the Company for services rendered to and on behalf of Quadriga Partners. In addition, the Company receives an incentive fee from Quadriga Partners in an amount equal to 25% of the excess of net profits over net losses allocated to the limited partners’ capital accounts as of the end of each month. At September 30, 2008, the Company had accrued management fee revenue receivable of $652, which is included in due from affiliated limited partnerships.

The Company utilizes an automated trading system provided by an affiliated company. This trading system executes its commodity trades on behalf of Quadriga Superfund, on a non — exclusive basis and at no cost.

The Company executes its trades through Superfund Asset Management, Inc. (“SAM”), an introducing broker located in Chicago, IL. The sole stockholder of the Company is also a majority shareholder of SAM. Brokerage costs are recognized in the account for which the Company is trading. No brokerage costs are incurred directly by the Company.

Since November 1, 2005 the Company has been using office space, provided by Quadriga Office Management Inc. (“Quadriga Office Management”), an affiliated company founded in Grenada W.I.

The accompanying financial statements have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed if the Company had been operated as an unaffiliated company.

(3)  Investment in Affiliated Limited Partnerships

The following represents investments in Quadriga Superfund as of September 30, 2008:

Investment in Quadriga Superfund at January 1, 2008	$1,530,767
Equity in earnings	202,367

Investment in Quadriga Superfund at September 30, 2008	$1,733,134

The summarized assets, liabilities, and net decrease in net assets from operations for Quadriga Superfund as of and for the nine months ending September 30, 2008 are as follows:

Assets	$90,819,420

Liabilities	$(4,101,863)

Net decrease in net assets from operations	$(10,886,047)

* * * * * *

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
Superfund Capital Management, Inc.
St. George, Grenada, West Indies

We have audited the accompanying statement of financial condition of Superfund Capital Management, Inc. (the “Company”) as of December 31, 2007. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such statement of financial condition presents fairly, in all material respects, the financial position of the Company as of December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, the accompanying financial statement has been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed if the Company had been operated as an unaffiliated company.

/s/  DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
March 28, 2008

SUPERFUND CAPITAL MANAGEMENT, INC.

Statement of Financial Condition
December 31, 2007
(In U.S. Dollars)

Assets
Current Assets:
Cash	$2,275,446
Due from affiliated limited partnerships	227,425
Investment in affiliated limited partnerships (cost $1,500,000)	1,530,767
Investment in money market funds (cost $2,295,933)	2,829,158
Other short term investments	53,505

Total Current Assets	6,916,301
Fixed assets, net of accumulated depreciation of $194,403	10,332
Other assets	31,755

Total Assets	$6,958,388

Liabilities and Stockholder’s Equity
Liabilities:
Accrued expenses	$412,056

Total Liabilities	412,056

Stockholder’s equity:
Contributed capital, $50 par value. Authorized, issued and outstanding 2,000 shares	100,000
Additional paid-in-capital	2,227,378
Accumulated other comprehensive income	706,645
Retained earnings	3,512,309

Total Stockholder’s Equity	6,546,332

Total Liabilities and Stockholder’s Equity	$6,958,388

See accompanying notes.

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.

Notes to The Statement of Financial Condition
December 31, 2007

(1)	General Information and Summary of Significant Accounting Policies

Nature of Business

Superfund Capital Management Inc. (the “Company”), was incorporated in Grenada, West Indies, in March 2001. The Company’s sole business is the trading and management of discretionary futures trading accounts, including commodity pools which are domiciled in the United States of America. The Company presently serves as commodity pool operator for Quadriga Superfund L.P. (“Quadriga Superfund”) and Quadriga Partners L.P. (“Quadriga Partners”). On January 2, 2007, the Company became the General Partner of Quadriga Partners. The Company is wholly owned by one shareholder.

A summary of the significant accounting policies which have been followed in preparing the accompanying financial statement is set forth below:

Cash

Cash consists of cash on hand and balances held at banks.

Investment in Money Market Funds

The Company has investments in money market funds that are recorded based upon the investments’ fair market value at December 31, 2007.

Investment in Affiliated Limited Partnerships

The Company has invested in Quadriga Superfund, a Delaware limited partnership, organized to trade speculatively in the United States of America and international commodity equity markets using a strategy developed by the Company. The Company’s investment in Quadriga Superfund is recorded based upon the equity method of accounting.

Fixed Assets

Fixed assets are stated net of accumulated depreciation. Depreciation is calculated utilizing the straight-line method over the estimated useful lives of the assets, ranging from 1–3 years.

Use of Estimates

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from such estimates.

Income Taxes

The Company is incorporated and operates in Grenada, West Indies, which does not have corporate income taxes. Additionally, the Company has no income or loss that is effectively connected to trade or business carried on in the United States of America, and services are performed outside the United States. Therefore, the Company was not subject to income tax for the year ended December 31, 2007.

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.

Notes to The Statement of Financial Condition — (Continued)

Functional Currency

The Company’s functional currency is the U.S. Dollar. In addition to maintaining a bank account in the U.S. Dollar, the Company also has two cash accounts denominated in foreign currencies (Eastern Caribbean dollars and Euros) used for various operating expenses and investment accounts in money market funds denominated in Euros and Canadian Dollars. Transactions denominated in these foreign currencies are translated to the U.S. Dollar as follows: the current exchange rate is used when translating transactions based in Euros and Canadian Dollars to the U.S. Dollar and a fixed currency exchange rate of 2.6882 when translating transactions based in Eastern Caribbean Dollar to the U.S. Dollar. Management believes that such exchange rates approximate the average exchange rates throughout 2007. The resulting adjustments are a component of other comprehensive income.

Recently Issued Accounting Standards

The Financial Accounting Standards Board (“FASB”) issued Financial Interpretation No. 48: Accounting for Uncertainty in Income Taxes — an interpretation of FASB No. 109 (“FIN 48”) in June 206. In February 2008, the FASB issued Staff Position No. 48-2: Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises. This Staff Position allows the Company to defer implementation of FIN 48 to calendar year 2008. Therefore, the Company has deferred implementation of FIN 48 and has not yet concluded its impact on the financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, (“SFAS 157”), “Fair Value Measurements”, which clarifies the definition of fair value and requires companies to expand their disclosure about the use of fair value to measure assets and liabilities in interim and annual periods subsequent to initial recognition. Adoption of SFAS 157 requires the use of the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. Although still in the process of evaluating the impact, if any, upon adoption of the standard, management believes there will be no material impact other than enhanced disclosures.

(2)	Related Parties

The Company is the general partner and is responsible for the trading and management of Quadriga Superfund. As general partner of Quadriga Superfund, the Company receives a 1.85% annual management fee (1/12 of 1.85% payable monthly) for each Series of Quadriga Superfund. In addition, the Company receives an incentive fee of 25% of new appreciation in each Series’ net assets computed on a monthly basis and excluding interest income and as adjusted for subscriptions and redemptions and one-twelfth of 1% of month end net assets (1% per annum), not to exceed the amount of actual expenses incurred, for ongoing organization and offering expenses. Any organization and offering costs above 1% of net assets per year will be borne by Superfund Capital Management. The Company also earns monthly operating fees equal to one-twelfth of 0.15% of month end net assets (0.15% per annum). At December 31, 2007, the Company had accrued management fee, organization and offering fee, and operating fee revenue receivable of $223,204, which is included in due from affiliated limited partnerships.

The Company is also responsible for the trading and management of Quadriga Partners, L.P. As manager of Quadriga Partners, the Company receives a quarterly management fee computed at an annual rate of 2.00% of the net assets of Quadriga Partners at the beginning of each month. Management fees, which are accrued ratably as services are performed, compensate the Company for services rendered to and on behalf of Quadriga Partners. In addition, the Company receives an incentive fee from Quadriga Partners in an amount equal to 25% of the excess of net profits over net losses allocated to the limited partners’ capital accounts as of the end of each month. At December 31, 2007, the Company had accrued management revenue receivable of $4,221, which is included in due from affiliated limited partnerships.

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.

Notes to The Statement of Financial Condition — (Continued)

The Company utilizes an automated trading system provided by an affiliated company. This trading system executes its commodity trades on behalf of Quadriga Superfund, on a non — exclusive basis and at no cost.

The Company executes its trades through Superfund Asset Management, Inc. (“SAM”), an introducing broker located in Chicago, IL. The sole stockholder of the Company is also a majority shareholder of SAM. Brokerage costs are recognized in the account for which the Company is trading. No brokerage costs are incurred directly by the Company.

Since November 1, 2005 the Company has been using office space, provided by Quadriga Office Management Inc. (“Quadriga Office Management”), an affiliated company founded in Grenada W.I.

The accompanying financial statements have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed if the Company had been operated as an unaffiliated company.

(3)	Investment in Affiliated Limited Partnerships

The following represents investments in Quadriga Superfund as of December 31, 2007:

Investment in Quadriga Superfund at January 1, 2007	$2,703,485
Equity in loss	(1,172,718)

Investment in Quadriga Superfund at December 31, 2007	$1,530,767

The summarized assets, liabilities, and net decrease in net assets from operations for Quadriga Superfund as of and for the year ending December 31, 2007 is as follows:

Assets	$90,819,420

Liabilities	$(7,029,765)

Net decrease in net assets from operations	$(2,847,450)

******

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

PART TWO — STATEMENT OF ADDITIONAL INFORMATION

QUADRIGA SUPERFUND, L.P.

$244,654,959 SERIES A
$206,851,023 SERIES B
UNITS OF LIMITED PARTNERSHIP INTEREST

THIS IS A SPECULATIVE, LEVERAGED INVESTMENT WHICH INVOLVES THE RISK OF LOSS. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. SEE “THE RISKS YOU FACE” BEGINNING AT PAGE 9 IN PART ONE

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

SUPERFUND CAPITAL MANAGEMENT, INC.
GENERAL PARTNER

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

STRATEGY

Market Diversification

Superfund Capital Management, Inc. and its affiliates and members of the Superfund group of companies (collectively, “Superfund”) use proprietary trading systems designed to ensure minimal correlation to traditional investments. The spectrum of traded instruments globally consists of more than 100 futures markets in both commodity and financial futures. Fundamental to Superfund’s trading style is low correlation between the different instruments and high liquidity for order execution.

The above chart is only an indication of the variety of markets traded or that may be traded by Superfund and is not indicative of relative allocations among these markets. The actual allocations among these markets change over time due to liquidity, volatility and risk considerations.

On December 31, 2008, the approximate allocations among market sectors traded on behalf of the Series were as follows: stock indices, 1.8%; currencies, 3.9%; bonds, 89.4%; grains, 0.4%; energies, 2.0%; metals, 0.4%; agricultural markets, 1.2%; livestock, 0.8%.

Technical Trading Systems

Positions are initiated using proprietary technical algorithms that attempt to identify price trends at their early stages. Most systematic trend following systems employ technical indicators such as moving averages or Bollinger Bands to identify trending markets. Superfund believes the key to using such indicators successfully lies in the way they are interrelated and applied in combination.

Trend Following

At present, Superfund’s trading strategy is based on short and midterm time horizons. One key to Superfund’s past success is to limit drawdowns by daily maintenance of stop orders. In this way, if a trend reverses Superfund’s loss is theoretically limited, while if a trend continues Superfund’s profits are theoretically protected. By this measure, Superfund seeks to optimize winning trades. However, past performance is not necessarily indicative of future results.

Money Management

Risk management plays a key role in the Superfund investment strategy. The proprietary program limits initial risk per trade to a theoretical maximum of 1.5 percent of total fund assets. In addition, the systems continuously screen volatility and signal adjustments of portfolio exposure accordingly.

Additional Performance Information

Certain Units are not subject to selling commissions: (1) Units purchased by investors that participate in a registered investment adviser’s asset-based fee or fixed fee advisory program; and (2) Units for which the investor has paid the maximum cumulative selling commissions of 10% of the original purchase price. Series A Units not subject to selling commissions were first sold as of November 1, 2007, and Series B Units not subject to selling commissions were first sold as of December 1, 2006.

If a Limited Partner’s Units are not subject to the selling commissions described above (and further described in this Prospectus at CHARGES TO EACH SERIES — Brokerage and Trailing Commissions), as of the end of each month, the Limited Partner’s Units will be charged, as a Fund bookkeeping entry only, the same 1/12 of the 4% annual selling commission as other investors. However, the amount of that charge will not be taken from the Fund or paid to any person and, as of the beginning of the next month, that charge will be reversed and the Fund will issue that Limited Partner additional Units, calculated to three decimal places, at the then current Unit net asset value. Accordingly, the net asset value of that Limited Partner’s investment in the Fund will reflect the inapplicability of the annual selling commission to the Limited Partner’s Units and a somewhat higher performance fee, if applicable, as a result of the Limited Partner’s Units not paying the annual selling commission. The Fund will use this bookkeeping procedure and the issuance of additional Units to maintain a uniform net asset value across all Units.

The following tables compare the historical performance of Series A Units to the pro-forma performance of Series A Units for investors not subject to sales commissions through October 2007 and to the historical performance of Series A Units for investors not subject to sales commissions since November 2007. Please see “Note to Additional Performance Information” on page 111.

Historical Performance of Series A Units

2003			2004		2005		2006		2007		2008

Jan	11.38%		Jan	2.46%	Jan	(9.87%)	Jan	6.87%	Jan	(3.09%)	Jan	(2.73%	)
Feb	12.00%		Feb	12.65%	Feb	1.78%	Feb	(3.66%)	Feb	(7.54%)	Feb	17.93%
Mar	(20.12%	)	Mar	(2.10%)	Mar	6.15%	Mar	4.48%	Mar	(8.73%)	Mar	2.29%
Apr	0.51%		Apr	(14.20%)	Apr	(12.22%)	Apr	5.79%	Apr	7.99%	Apr	(1.57%	)
May	15.04%		May	7.21%	May	0.30%	May	(7.57%)	May	2.39%	May	5.21%
Jun	(8.37%	)	Jun	(11.62%)	Jun	2.44%	Jun	(0.33%)	Jun	6.84%	Jun	7.73%
Jul	(8.77%	)	Jul	(0.16%)	Jul	(2.85%)	Jul	(10.35%)	Jul	(6.78%)	Jul	(9.65%	)
Aug	2.16%		Aug	(6.84%)	Aug	5.69%	Aug	0.38%	Aug	(3.27%)	Aug	(4.64%	)
Sep	0.12%		Sep	10.44%	Sep	0.51%	Sep	3.20%	Sep	5.57%	Sep	(0.07%	)
Oct	3.99%		Oct	4.88%	Oct	(7.93%)	Oct	5.53%	Oct	9.92%	Oct	12.19%
Nov	(1.75%	)	Nov	12.30%	Nov	8.81%	Nov	(1.28%)	Nov	(4.69%)	Nov	1.47%
Dec	19.45%		Dec	0.19%	Dec	(0.28%)	Dec	11.36%	Dec	2.82%	Dec	1.32%
Annual	20.23%		Annual	11.35%	Annual	(9.43%)	Annual	12.94%	Annual	(0.92%)	Annual	30.00%

Pro-forma Performance of Series A Units for Investors Not Subject to Sales Commissions

2003			2004		2005		2006		2007

Jan	11.71%		Jan	2.79%	Jan	(9.54%)	Jan	7.20%	Jan	(2.76%)
Feb	12.33%		Feb	12.98%	Feb	2.11%	Feb	(3.33%)	Feb	(7.21%)
Mar	(19.79%	)	Mar	(1.77%)	Mar	6.48%	Mar	4.81%	Mar	(8.40%)
Apr	0.84%		Apr	(13.87%)	Apr	(11.89%)	Apr	6.12%	Apr	8.32%
May	15.37%		May	7.54%	May	0.63%	May	(7.24%)	May	2.72%
Jun	(8.04%	)	Jun	(11.29%)	Jun	2.77%	Jun	0.00%	Jun	7.17%
Jul	(8.44%	)	Jul	0.17%	Jul	(2.52%)	Jul	(10.02%)	Jul	(6.45%)
Aug	2.49%		Aug	(6.51%)	Aug	6.02%	Aug	0.71%	Aug	(2.94%)
Sep	0.45%		Sep	10.77%	Sep	0.84%	Sep	3.53%	Sep	5.90%
Oct	4.32%		Oct	5.21%	Oct	(7.60%)	Oct	5.86%	Oct	10.25%
Nov	(1.42%	)	Nov	12.63%	Nov	9.14%	Nov	(0.95%)
Dec	19.78%		Dec	0.52%	Dec	0.05%	Dec	11.69%
Annual	25.03%		Annual	15.81%	Annual	(5.74%)	Annual	17.45%	Annual	4.50%
										(10 mos. )

Historical Performance of Series A Units for Investors Not Subject to Sales Commissions

2007		2008

		Jan	(2.40%)
		Feb	18.23%
		Mar	2.55%
		Apr	(1.24%)
		May	5.48%
		Jun	8.01%
		Jul	(9.35%)
		Aug	(4.32%)
		Sep	0.26%
		Oct	12.57%
Nov	(4.37%)	Nov	1.81%
Dec	3.17%	Dec	1.66%
Annual	(1.35%)	Annual	34.88%
	(2 mos. )

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The following tables compare the historical performance of Series B Units to the pro-forma performance of Series B Units for investors not subject to sales commissions through November 2006 and to the historical performance of Series B Units for investors not subject to sales commissions since December 2006. Please see “Note to Additional Performance Information” on page 111.

Historical Performance of Series B Units

2003			2004		2005		2006		2007		2008

Jan	17.59%		Jan	3.49%	Jan	(14.74%)	Jan	9.72%	Jan	(4.60%)	Jan	(3.61%	)
Feb	17.08%		Feb	18.63%	Feb	3.94%	Feb	(4.95%)	Feb	(10.67%)	Feb	24.60%
Mar	(29.11%	)	Mar	(2.59%)	Mar	8.49%	Mar	6.32%	Mar	(12.65%)	Mar	1.95%
Apr	0.87%		Apr	(19.60%)	Apr	(16.86%)	Apr	8.31%	Apr	11.38%	Apr	(1.20%	)
May	21.90%		May	9.11%	May	0.48%	May	(10.37%)	May	3.41%	May	7.33%
Jun	(11.57%	)	Jun	(15.07%)	Jun	3.56%	Jun	0.29%	Jun	9.77%	Jun	12.54%
Jul	(11.95%	)	Jul	(0.09%)	Jul	(3.68%)	Jul	(14.11%)	Jul	(10.11%)	Jul	(15.00%	)
Aug	3.42%		Aug	(9.29%)	Aug	8.02%	Aug	0.55%	Aug	(4.66%)	Aug	(7.28%	)
Sep	0.04%		Sep	14.75%	Sep	1.06%	Sep	4.45%	Sep	8.26%	Sep	0.46%
Oct	5.92%		Oct	7.01%	Oct	(10.77%)	Oct	7.74%	Oct	14.57%	Oct	20.14%
Nov	(2.04%	)	Nov	17.33%	Nov	12.93%	Nov	(1.73%)	Nov	(6.79%)	Nov	2.78%
Dec	27.33%		Dec	0.41%	Dec	(0.22%)	Dec	16.14%	Dec	4.44%	Dec	2.60%
Annual	27.71%		Annual	16.82%	Annual	(12.06%)	Annual	19.74%	Annual	(2.60%)	Annual	46.56%

Pro-forma Performance of Series B Units for Investors Not Subject to Sales Commissions

2003			2004		2005		2006

Jan	17.92%		Jan	3.82%	Jan	(14.41%)	Jan	10.05%
Feb	17.40%		Feb	18.96%	Feb	4.27%	Feb	(4.62%	)
Mar	(28.78%	)	Mar	(2.26%)	Mar	8.82%	Mar	6.65%
Apr	1.20%		Apr	(19.27%)	Apr	(16.53%)	Apr	8.64%
May	22.23%		May	9.44%	May	0.81%	May	(10.04%	)
Jun	(11.24%	)	Jun	(14.74%)	Jun	3.89%	Jun	0.62%
Jul	(11.62%	)	Jul	0.24%	Jul	(3.35%)	Jul	(13.78%	)
Aug	3.75%		Aug	(8.96%)	Aug	8.35%	Aug	0.88%
Sep	0.37%		Sep	15.08%	Sep	1.39%	Sep	4.78%
Oct	6.25%		Oct	7.34%	Oct	(10.44%)	Oct	8.07%
Nov	(1.71%	)	Nov	17.66%	Nov	13.26%	Nov	(1.40%	)
Dec	27.66%		Dec	0.74%	Dec	0.11%
Annual	32.82%		Annual	21.50%	Annual	(8.46%)	Annual	6.90%

								(11 mos.	)

Historical Performance of Series B Units for Investors Not Subject to Sales Commissions

2006		2007		2008

		Jan	(4.27%)	Jan	(3.29%	)
		Feb	(10.37%)	Feb	24.93%
		Mar	(12.36%)	Mar	2.21%
		Apr	11.76%	Apr	(0.87%	)
		May	3.75%	May	7.61%
		Jun	10.14%	Jun	12.83%
		Jul	(9.81%)	Jul	(14.71%	)
		Aug	(4.34%)	Aug	(6.97%	)
		Sep	8.62%	Sep	0.79%
		Oct	14.95%	Oct	20.54%
		Nov	(6.48%)	Nov	3.12%
Dec	16.53%	Dec	4.79%	Dec	2.94%
Annual	16.53%	Annual	1.39%	Annual	52.09%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Note to Additional Performance Information

Series A Units not subject to selling commissions were first sold as of November 1, 2007, and Series B Units not subject to selling commissions were first sold as of December 1, 2006. Performance information presented for Units not subject to selling commissions prior to their first sale is presented on a pro-forma basis. Performance information presented for Units not subject to selling commissions since their first sale is the actual performance of such Units.

The purpose of the pro-forma presentation is to provide an approximation of the rates of return Units that are not subject to selling commissions would have achieved had they been traded since January 2003. However, there are material limitations inherent in pro-forma comparisons. It is not feasible to make all the pro-forma adjustments necessary to reflect the effect of the absence of selling commissions on the actual performance of Units prior to their commencement of trading. The pro-forma performance presented should not be considered indicative of how such Units would have actually performed had they not been subject to selling commissions.

The pro-forma calculations were made on a month-to-month basis. That is, the adjustments of fees and income in one month does not affect the actual figures used in the following month for making similar pro-forma calculations. Accordingly, the pro-forma performance does not reflect on a cumulative basis the effect of the differences between the fees to be charged and interest to be earned by Units not subject to selling commissions and the fees charged and interest earned by Units that are subject to selling commissions.

HISTORICAL PERFORMANCE

QUADRIGA SUPERFUND, L.P. - SERIES A

	2002	+9.56%	**2003**	+20.23%	**2004**	+ 11.35%		
	2005		**2006**		**2007**		**2008**	
Jan	1,321.97	- 9.87%	1,419.62	+ 6.87%	1,453.90	- 3.09%	1,445.88	- 3.09%
Feb	1,345.51	+ 1.78%	1,367.68	- 3.66%	1,344.33	- 7.54%	1,705.18	- 7.54%
Mar	1,428.28	+ 6.15%	1,428.89	+ 4.48%	1,227.00	- 8.73%	1,744.21	+ 2.29%
Apr	1,253.71	- 12.22%	1,511.57	+ 5.79%	1,325.05	+ 7.99%	1,716.85	- 1.57%
May	1,257.46	+ 0.30%	1,397.12	- 7.57%	1,356.77	+ 2.39%	1,806.35	+ 5.21%
Jun	1,288.17	+ 2.44%	1,392.48	- 0.33%	1,499.60	+ 6.84%	1,945.95	+ 7.73%
Jul	1,251.48	- 2.85%	1,248.37	- 10.35%	1,351.29	- 6.78%	1,758.12	- 9.65%
Aug	1,322.67	+ 5.69%	1,253.10	+ 0.38%	1,307.13	- 3.27%	1,676.53	- 4.64%
Sep	1,329.46	+ 0.51%	1,293.20	+ 3.20%	1,379.93	+ 5.57%	1,675.30	- 0.07%
Oct	1,224.10	- 7.93%	1,364.68	+ 5.53%	1,516.88	+ 9.92%	1,879.55	+ 12.19%
Nov	1,332.00	+ 8.81%	1,347.16	- 1.28%	1,445.68	- 4.69%	1,907.21	+ 1.47%
Dec	1,328.33	- 0.28%	1,500.20	+ 11.36%	1,486.44	+ 2.82%	1,932.30	+ 1.32%
		- 9.43%		**+ 12.94 %**		**- 0.92%**		**+ 30.00%**

SUPERFUND Q-AG

	1996	- 10.30%	**1997**	+ 20.70%	**1998**	+ 62.55%	**1999**	+ 25.39%
	2000	+ 23.19%	**2001**	+ 18.82%	**2002**	+ 38.42%	**2003**	+24.33%
	2004	+ 10.98%						
	2005		**2006**		**2007**		**2008**	
Jan	5,739.67	- 6.97%	6,250.10	+ 4.77%	6,631.36	+ 0.62%	6,327.83	- 2.21%
Feb	5,767.99	+ 0.49%	6,042.83	- 3.32%	6,205.03	- 6.43%	7,224.38	+ 14.17%
Mar	5,879.65	+ 1.94%	6,183.07	+ 2.32%	5,990.09	- 3.46%	7,339.60	+ 1.59%
Apr	5,347.90	- 9.04%	6,399.95	+ 3.51%	6,445.89	+ 7.61%	7,249.18	- 1.23%
May	5,488.02	+ 2.62%	6,062.90	- 5.27%	6,672.79	+ 3.52%	7,722.11	+ 6.52%
Jun	5,701.04	+ 3.88%	5,932.94	- 2.14%	6,836.47	+ 2.45%	8,484.95	+ 9.88%
Jul	5,654.56	- 0.82%	5,400.13	- 8.98%	6,368.74	- 6.84%	7,614.52	- 10.26%
Aug	5,588.97	- 1.16%	5,390.43	- 0.18%	5,814.26	- 8.71%	6,977.92	- 8.36%
Sep	5,650.82	+ 1.11%	5,714.57	+ 6.01%	6,125.66	+ 5.36%	7,158.64	+ 2.59%
Oct	5,295.33	- 6.29%	6,038.16	+ 5.66%	6,635.04	+ 8.32%	8,409.98	+17.48%
Nov	5,799.91	+ 9.53%	6,022.67	- 0.26%	6,256.09	- 5.71%	8,608.33	+ 2.36%
Dec	5,965.75	+ 2.86%	6,590.45	+ 9.43%	6,470.89	+ 3.43%	8,764.11	+ 1.81%
		- 3.30%		**+ 10.47%**		**- 1.81%**		**+ 35.44%**

STATISTICS

RETURN STATISTICS	11/2002–12/2008 **Quadriga Superfund L.P. - Series A**	03/1996–12/2008 **Superfund Q-AG**
since inception	93.23 %	776.41 %
annualized geometric*	11.26 %	18.44 %
YTD	30.00 %	35.44 %
one year rolling	30.00 %	35.44 %
three year rolling	45.47 %	46.91 %
five year rolling	46.69 %	57.66 %
average monthly*	0.89 %	1.42 %
highest monthly*	19.45 %	18.96 %
lowest monthly*	-20.12 %	-16.72 %
% of positive months*	58.11 %	57.52 %

* since inception

RISK STATISTICS	11/2002–12/2008 **Quadriga Superfund L.P. Series A**	03/1996–12/2008 **Superfund Q-AG**
annual standard deviation*	27.28 %	23.38 %
monthly standard deviation*	7.93 %	6.77 %
max. initial risk per trade	1.00 %	1.00 %
typical margin to equity	20 %	20 %
maximum drawdown*	25.97 %	19.93 %
maximum time off peak*	48 months	22 months
Sharpe ratio	0.41	0.79
correlation to S&P 500	0.01	-0.16
correlation to CISDM	0.83	0.73
correlation to CSFB	0.30	0.20

* modified

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The foregoing performance results are shown net of all fees.

These charts were prepared by Superfund Capital Management, Inc. See the glossary beginning on page 122 for information integral to these charts.

Quadriga Superfund, L.P. – Series A employs a very similar strategy to Superfund Q-AG. But please understand, there is no guarantee of Quadriga Superfund, L.P. – Series A achieving the same results as Superfund Q-AG as (i) Quadriga Superfund, L.P. – Series A has higher fees than Superfund Q-AG, (ii) Quadriga Superfund, L.P. – Series A may not trade certain futures contracts traded by Superfund Q-AG due to CFTC restrictions, (iii) Quadriga Superfund, L.P. – Series A and Superfund Q-AG have different levels of net assets and (iv) Quadriga Superfund, L.P. – Series A and Superfund Q-AG will not necessarily have the same entry and exit points and thus may execute similar trades at different times.

HISTORICAL PERFORMANCE

QUADRIGA SUPERFUND, L.P. - SERIES B

	2002	+15.98 %	2003	+27.71%	2004	+ 16.82%		
	2005		2006		2007		2008	
Jan	1,475.16	- 14.74%	1,669.55	+ 9.72%	1,738.27	- 4.60%	1,710.56	- 3.61%
Feb	1,533.29	+ 3.94%	1,586.92	- 4.95%	1,552.78	- 10.67%	2,131.43	+ 24.60%
Mar	1,663.54	+ 8.49%	1,687.15	+ 6.32%	1,356.37	- 12.65%	2,173.02	+ 1.95%
Apr	1,383.15	- 16.86%	1,827.33	+ 8.31%	1,510.78	+ 11.38%	2,146.93	- 1.20%
May	1,389.74	+ 0.48%	1,637.83	- 10.37%	1,562.30	+ 3.41%	2,304.36	+ 7.33%
Jun	1,439.18	+ 3.56%	1,642.55	+ 0.29%	1,715.00	+ 9.77%	2,593.32	+ 12.54%
Jul	1,386.27	- 3.68%	1,410.76	- 14.11%	1,541.61	- 10.11%	2,204.38	- 15.00%
Aug	1,497.48	+ 8.02%	1,418.53	+ 0.55%	1,469.80	- 4.66%	2,043.87	- 7.28%
Sep	1,513.39	+ 1.06%	1,481.70	+ 4.45%	1,591.16	+ 8.26%	2,053.20	+ 0.46%
Oct	1,350.34	- 10.77%	1,596.31	+ 7.74%	1,822.95	+ 14.57%	2,466.62	+ 20.14%
Nov	1,525.00	+ 12.93%	1,568.76	- 1.73%	1,699.25	- 6.79%	2,535.74	+ 2.80%
Dec	1,521.61	- 0.22%	1,821.99	+ 16.14%	1,774.69	+ 4.44%	2,600.96	+ 2.57%
		- 12.06%		**+ 19.74%**		**- 2.60%**		**+ 46.56%**

SUPERFUND GCT

	2000	+ 40.16%	2001	+ 42.56%	2002	+ 69.23%	2003	+ 26.35%
	2004	+ 11.20%						
	2005		2006		2007		2008	
Jan	2,291.49	- 12.48%	2,575.94	+ 8.26%	2,698.06	+ 0.19%	2,334.61	- 3.77%
Feb	2,349.80	+ 2.54%	2,463.50	- 4.37%	2,410.07	- 10.67%	2,857.30	+ 22.39%
Mar	2,450.01	+ 4.26%	2,570.18	+ 4.33%	2,273.05	- 5.69%	2,899.96	+ 1.49%
Apr	2,071.20	- 15.46%	2,689.96	+ 4.66%	2,521.50	+ 10.93%	2,823.17	- 2.65%
May	2,105.46	+ 1.65%	2,436.59	- 9.42%	2,672.45	+ 5.99%	3,091.52	+ 9.51%
Jun	2,231.36	+ 5.98%	2,346.32	- 3.70%	2,773.04	+ 3.76%	3,523.71	+ 13.98%
Jul	2,230.19	- 0.05%	2,023.75	- 13.75%	2,408.09	- 13.16%	2,999.81	- 14.87%
Aug	2,243.38	+ 0.59%	1,988.78	- 1.73%	2,075.81	- 13.80%	2,653.27	- 11.55%
Sep	2,319.80	+ 3.41%	2,162.49	+ 8.73%	2,231.37	+ 7.49%	2,782.49	+ 4.87%
Oct	2,018.27	- 13.00%	2,334.98	+ 7.98%	2,516.40	+ 12.77%	3,473.26	+ 24.83%
Nov	2,304.89	+ 14.20%	2,314.43	- 0.88%	2,301.42	- 8.54%	3,583.35	+ 3.17%
Dec	2,379.51	+ 3.24%	2,693.07	+ 16.36%	2,426.13	+ 5.42%	3,651.61	+ 1.90%
		- 9.12%		**+ 13.18%**		**- 9.91%**		**+ 50.51%**

STATISTICS

	11/2002–12/2008	01/2000–12/2008
RETURN STATISTICS	**Quadriga Superfund L.P. Series B**	**Superfund GCT**
since inception	160.1 %	562.53 %
annualized geometric*	16.75 %	23.39 %
YTD	46.56 %	50.51 %
one year rolling	46.56 %	50.51 %
three year rolling	70.93 %	53.46 %
five year rolling	75.60 %	55.08 %
average monthly*	1.30 %	1.77 %
highest monthly*	27.33 %	28.42 %
lowest monthly*	-29.11 %	-23.21 %
% of positive months*	60.81 %	61.68 %

* since inception

	11/2002–12/2008	01/2000–12/2008
RISK STATISTICS	**Quadriga Superfund L.P. Series B**	**Superfund GCT**
annual standard deviation*	39.28 %	36.17 %
monthly standard deviation*	11.42 %	10.49 %
max. initial risk per trade	1.50 %	1.50 %
typical margin to equity	30 %	30 %
maximum drawdown*	34.22 %	28.22 %
maximum time off peak*	26 months	40 months
Sharpe ratio	0.43	0.65
correlation to S&P 500	- 0.01	- 0.26
correlation to CISDM	0.84	0.82
correlation to CSFB	0.29	0.15

* modified

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The foregoing performance results are shown net of all fees.

These charts were prepared by Superfund Capital Management, Inc. See the glossary beginning on page 122 for information integral to these charts.

Quadriga Superfund, L.P. – Series B employs a very similar strategy to Superfund GCT. But please understand, there is no guarantee of Quadriga Superfund, L.P. – Series B achieving the same results as Superfund GCT as (i) Quadriga Superfund, L.P. – Series B has higher fees than Superfund GCT, (ii) Quadriga Superfund, L.P. – Series B may not trade certain futures contracts traded by Superfund GCT due to CFTC restrictions, (iii) Quadriga Superfund, L.P. – Series B and Superfund GCT have different levels of net assets and (iv) Quadriga Superfund, L.P. – Series B and Superfund GCT will not necessarily have the same entry and exit points and thus may execute similar trades at different times.

CORRELATION COMPARISON

One of the key tenets of Modern Portfolio Theory, as developed by the Nobel Prize economist Dr. Harry M. Markowitz, is more efficient investment portfolios can be created by diversifying among asset categories with low to negative correlations.

SERIES A – SUPERFUND Q-AG – S&P 500 – NASDAQ COMP – MSCI WORLD

03/1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
Detail
11/01/02–12/31/08

Performance of Quadriga Superfund, L.P. – Series A since inception (Nov. 1, 2002) and of Superfund Q-AG, S&P 500, Nasdaq Comp. and MSCI World since Mar. 8, 1996 (inception of Superfund Q-AG) through Dec. 31, 2008.

Performance of Quadriga Superfund, L.P. – Series A, Superfund Q-AG, S&P 500, Nasdaq Comp. and MSCI World since Nov. 1, 2002 (inception of Quadriga Superfund, L.P. – Series A) through Dec. 31, 2008.

Superfund L.P. Series A — Superfund Q-AG — S&P 500 ······ Nasdaq Comp. - - - - MSCI World –·–·

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The foregoing performance results are shown net of all fees.

This chart was prepared by Superfund Capital Management, Inc. See the glossary beginning on page 122 for information integral to this chart.

Quadriga Superfund, L.P. – Series A employs a very similar strategy to Superfund Q-AG. But please understand, there is no guarantee of Quadriga Superfund, L.P. – Series A achieving the same results as Superfund Q-AG as (i) Quadriga Superfund, L.P. – Series A has higher fees than Superfund Q-AG, (ii) Quadriga Superfund, L.P. – Series A may not trade certain futures contracts traded by Superfund Q-AG due to CFTC restrictions, (iii) Quadriga Superfund, L.P. – Series A and Superfund Q-AG have different levels of net assets and (iv) Quadriga Superfund, L.P. – Series A and Superfund Q-AG will not necessarily have the same entry and exit points and thus may execute similar trades at different times.

CORRELATION COMPARISON

One of the key tenets of Modern Portfolio Theory, as developed by the Nobel Prize economist Dr. Harry M. Markowitz, is more efficient investment portfolios can be created by diversifying among asset categories with low to negative correlations.

SERIES B – SUPERFUND GCT – S&P 500 – NASDAQ COMP – MSCI WORLD

Detail
11/01/02–12/31/08

Performance of Quadriga Superfund, L.P. – Series B since inception (Nov. 1, 2002) and of Superfund GCT, S&P 500, Nasdaq Comp. and MSCI World since Jan. 4, 2000 (inception of Superfund GCT) through Dec. 31, 2008.

Performance of Quadriga Superfund, L.P. – Series B, Superfund GCT, S&P 500, Nasdaq Comp. and MSCI World since Nov. 1, 2002 (inception of Quadriga Superfund, L.P. – Series B) through Dec. 31, 2008.

Superfund L.P. Series B —— Superfund GCT —— S&P 500 ······ Nasdaq Comp. - - - - MSCI World -·-·-

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The foregoing performance results are shown net of all fees.

This chart was prepared by Superfund Capital Management, Inc. See the glossary beginning on page 122 for information integral to this chart.

Quadriga Superfund, L.P. – Series B employs a very similar strategy to Superfund GCT. But please understand, there is no guarantee of Quadriga Superfund, L.P. – Series B achieving the same results as Superfund GCT as (i) Quadriga Superfund, L.P. – Series B has higher fees than Superfund GCT, (ii) Quadriga Superfund, L.P. – Series B may not trade certain futures contracts traded by Superfund GCT due to CFTC restrictions, (iii) Quadriga Superfund, L.P. – Series B and Superfund GCT have different levels of net assets and (iv) Quadriga Superfund, L.P. – Series B and Superfund GCT will not necessarily have the same entry and exit points and thus may execute similar trades at different times.

CHANGING INVESTMENT WORLD

Series A
Series B
QAG
GCT
MSCI
S&P 500
NASDAQ
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008

SF Q-AG = Superfund Q-AG*
SF GCT = Superfund GCT**
MSCI = MSCI World Index
S&P 500 = S&P 500 Composite Index

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The foregoing performance results are shown net of all fees.

This chart was prepared by Superfund Capital Management, Inc. See the glossary beginning on page 122 for information integral to this chart.

Quadriga Superfund, L.P. – Series A employs a very similar strategy to Superfund Q-AG. But please understand, there is no guarantee of Quadriga Superfund, L.P. – Series A achieving the same results as Superfund Q-AG as (i) Quadriga Superfund, L.P. – Series A has higher fees than Superfund Q-AG, (ii) Quadriga Superfund, L.P. – Series A may not trade certain futures contracts traded by Superfund Q-AG due to CFTC restrictions, (iii) Quadriga Superfund, L.P. – Series A and Superfund Q-AG have different levels of net assets and (iv) Quadriga Superfund, L.P. – Series A and Superfund Q-AG will not necessarily have the same entry and exit points and thus may execute similar trades at different times.

Quadriga Superfund, L.P. – Series B employs a very similar strategy to Superfund GCT. But please understand, there is no guarantee of Quadriga Superfund, L.P. – Series B achieving the same results as Superfund GCT as (i) Quadriga Superfund, L.P. – Series B has higher fees than Superfund GCT, (ii) Quadriga Superfund, L.P. – Series B may not trade certain futures contracts traded by Superfund GCT due to CFTC restrictions, (iii) Quadriga Superfund, L.P. – Series B and Superfund GCT have different levels of net assets and (iv) Quadriga Superfund, L.P. – Series B and Superfund GCT will not necessarily have the same entry and exit points and thus may execute similar trades at different times.

Series A**	Series B**	Superfund Q-AG*	Superfund GCT	MSCI	S&P 500	NASDAQ
1996			-10.30		11.72	20.26	22.71
1997			20.70		14.17	31.01	21.61
1998			62.55		22.78	26.67	39.66
1999			25.39		23.56	19.53	85.59
2000			23.19	40.16	-14.05	-10.14	- 39.29
2001			18.82	42.56	-17.83	-13.04	- 21.05
2002	9.56	15.98	38.42	69.23	-21.06	-23.37	- 31.53
2003	20.23	27.71	24.33	26.35	33.10	26.39	50.00
2004	11.35	16.82	10.98	11.20	12.84	8.99	8.59
2005	- 9.43	-12.06	- 3.30	- 9.12	7.56	3.00	1.37
2006	12.94	19.74	10.47	13.18	17.95	13.62	9.52
2007	- 0.92	- 2.60	-1.81	-9.91	7.09	3.53	9.81
2008***	30.00	46.56	35.44	50.51	-42.08	-38.49	-40.54

* Superfund Q-AG trading started on March 8, 1996
** Series A and Series B trading started in November 2002
*** 01/01/2008–12/31/2008

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The foregoing performance results are shown net of all fees.

This chart was prepared by Superfund Capital Management, Inc. See the glossary beginning on page 122 for information integral to this chart.

Over the past year, Quadriga Superfund, L.P. – Series B had a low correlation to such indices. In general, this attribute will allow investors to potentially reduce the risk in their portfolios through diversification.

Quadriga Superfund, L.P. – Series A employs a very similar strategy to Superfund Q-AG. But please understand, there is no guarantee of Quadriga Superfund, L.P. – Series A achieving the same results as Superfund Q-AG as (i) Quadriga Superfund, L.P. – Series A has higher fees than Superfund Q-AG, (ii) Quadriga Superfund, L.P. – Series A may not trade certain futures contracts traded by Superfund Q-AG due to CFTC restrictions, (iii) Quadriga Superfund, L.P. – Series A and Superfund Q-AG have different levels of net assets and (iv) Quadriga Superfund, L.P. – Series A and Superfund Q-AG will not necessarily have the same entry and exit points and thus may execute similar trades at different times.

Quadriga Superfund, L.P. – Series B employs a very similar strategy to Superfund GCT. But please understand, there is no guarantee of Quadriga Superfund, L.P. – Series B achieving the same results as Superfund GCT as (i) Quadriga Superfund, L.P. – Series B has higher fees than Superfund GCT, (ii) Quadriga Superfund, L.P. – Series B may not trade certain futures contracts traded by Superfund GCT due to CFTC restrictions, (iii) Quadriga Superfund, L.P. – Series B and Superfund GCT have different levels of net assets and (iv) Quadriga Superfund, L.P. – Series B and Superfund GCT will not necessarily have the same entry and exit points and thus may execute similar trades at different times.

WHY SUPERFUND?

Why a Managed Futures Fund?

Managed futures investments are intended to generate long-term capital growth and provide global portfolio diversification. A primary reason to invest in a managed futures product, such as Quadriga Superfund, is to provide a non-correlated or low-correlated investment to a portfolio of traditional stock and bond investments that has the potential to improve returns and lower the portfolio’s volatility. This is possible because managed futures products historically have not been correlated to traditional markets, such as stocks and bonds.

Why Superfund?

Superfund has a proven track record of performance over the past twelve years. The Superfund funds trade more than 100 futures and forward markets worldwide using proprietary trading systems. The funds have produced double-digit returns, even during down markets, due to diversified trades and the ability of Superfund’s proprietary trading systems to identify trends, while employing strict risk controls. The past performance of Superfund and its funds is not necessarily indicative of the future results of Quadriga Superfund, and there can be no assurance that an investment in Quadriga Superfund will be profitable or will not incur losses.

Why Now?

The recent fluctuations in world markets demonstrate that long-only equity portfolios generally do not make money during downward cycles. For continued portfolio performance, it is potentially advantageous for investors to own investments that have the potential to appreciate in any economic environment.

Historical Low-Correlated Performance

Historically, managed futures investments have had very little correlation to the stock and bond markets. While there is no guarantee of positive performance in a managed futures component of a portfolio, the low-correlation characteristic of managed futures can improve risk adjusted returns in a traditional investment portfolio of stocks and bonds. Having the ability to go long and short gives managed futures the opportunity to profit in both up and down markets. In other words, profit or loss in managed future funds is not dependent on economic cycles. There can be no assurance, however, that Quadriga Superfund will trade profitably or not incur losses.

GLOSSARY

Quadriga Superfund

Quadriga Superfund has two series of Units, Series A and Series B. Series A has a strategy similar to Superfund Q-AG, which has a managed futures trading strategy and a twelve year track record. Series B has a strategy similar to the Superfund GCT, which employs more leverage than Superfund Q-AG, and also has a managed futures trading strategy.

Superfund Q-AG

Superfund Q-AG is the Superfund group of companies’ flagship product and was introduced to the retail investor in Europe on March 8th, 1996. This product is not available for U.S. investors.

Superfund GCT

Superfund GCT is the more aggressive fund strategy and was introduced on January 4, 2000 to investors. This product is not available for U.S. investors.

Aggregate subscriptions

Total gross capital subscriptions made to a pool or account from inception through the date indicated.

Drawdown

Losses experienced by a pool or account over a specified period.

Worst month peak-to-valley drawdown

Greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool or account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

MSCI World Index

The MSCI World Index is a market capitalization-weighted index. Consisting of 23 developed market country indices, the MSCI World Index measures the equity market performance of these countries.

Nasdaq Composite Index

The National Association of Securities Dealers Automated Quotation (“NASDAQ”) is an electronic exchange. Unlike the New York Stock Exchange auction market where orders meet on a trading floor, NASDAQ orders are paired and executed on a computer network. The NASDAQ Composite Index measures the performance of all domestic and international stocks traded on the NASDAQ. The NASDAQ Composite Index includes over 3,000 companies.

Net Asset Value

Net Asset Value of each Series is that Series’ assets less liabilities determined in accordance with accounting principles generally accepted in the United States.

S&P 500

The S&P 500 is one of the most commonly used benchmarks for the overall U.S. stock market. It is an index consisting of 500 stocks chosen for market size, liquidity and industry grouping, among other factors. The S&P 500 Index represents the price trend movements of the common stock of major U.S. public companies.

CISDM

Center for International Securities and Derivatives Markets (“CISDM”) is a non-profit academic research center that focuses on security and investment fund performance in both U.S. and international asset markets for approximately 1,800 active hedge funds and 600 active commodity trading advisors, commodity pool operators and managed futures programs.

CSFB

The Credit Suisse/Tremont Hedge Fund Index (the “CSFB”) is an asset-weighted hedge fund index. The methodology utilized in the CSFB starts by defining the universe it is measuring. The index universe is defined as funds with: (i) a minimum of $50 million in assets under management (“AUM”), (ii) a minimum one-year track record, and (iii) current audited financial statements. The CSFB uses a rules-based construction methodology, identifies its constituent funds, and minimizes subjectivity in the CSFB member selection process. It aims at a maximum representation of the index universe. To minimize survivorship bias, funds are not removed from the CSFB until they are fully liquidated or fail to meet the financial reporting requirements. Funds are separated into ten primary subcategories based on their investment style. The CSFB in all cases represents at least 85% of the AUM in each respective category of the index universe.

THE FUTURES AND FORWARD MARKETS

Futures Contracts

Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity or financial instrument at a specified time and place. A futures trader that enters into a contract to take delivery of the underlying commodity is “long” the contract, or has “bought” the contract. A trader that is obligated to make delivery is “short” the contract or has “sold” the contract. Actual delivery on the contract rarely occurs. Futures traders usually offset (liquidate) their contract obligations by entering into equal but offsetting futures positions. For example, a trader who is long one September Treasury bond contract on the Chicago Board of Trade can offset the obligation by entering into a short position in a September Treasury bond contract on that exchange. Futures positions that have not yet been liquidated are known as “open” contracts or positions. Futures contracts are traded on a wide variety of commodities, including agricultural products, metals, livestock products, government securities, currencies and stock market indices. Options on futures contracts are also traded on U.S. commodity exchanges. Each Series concentrates its futures trading in the U.S. and international futures and equity markets.

Forward Contracts

Currencies and other commodities may be purchased or sold for future delivery or cash settlement through banks or dealers pursuant to forward or swap contracts. Currencies also can be traded pursuant to futures contracts on organized futures exchanges; however, Superfund Capital Management will use the dealer market in foreign exchange contracts for most of each Series’ trading in currencies. Such dealers will act as “principals” in these transactions and will include their profit in the price quoted on the contracts. Unlike futures contracts, foreign exchange contracts are not standardized. In addition, the forward market is largely unregulated. Forward contracts are not “cleared” or guaranteed by a third party. Thus, each Series is subject to the creditworthiness of the foreign exchange dealer with whom it maintains all assets and positions relating to each Series’ forward contract investments. There also is no daily settlement of unrealized gains or losses on open foreign exchange contracts as there is with futures contracts on U.S. exchanges.

Swap Transactions

Each Series may periodically enter into transactions in the forward or other markets which could be characterized as swap transactions and which may involve interest rates, currencies, securities interests, commodities and other items. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows measured by different interest rates, exchange rates, or prices, with payments calculated by reference to a principal (“notional”) amount or quantity. Transactions in these markets present certain risks similar to those in the futures, forward and options markets: (1) the swap markets are generally not regulated by any United States or foreign governmental authorities; (2) there are generally no limitations on daily price moves in swap transactions; (3) speculative position limits are not applicable to swap transactions, although the counterparties with which each Series may deal may limit the size or duration of positions available as a consequence of credit considerations; (4) participants in the swap markets are not required to make continuous markets in swaps contracts; and (5) the swap markets are “principal markets,” in which performance with respect to a swap contract is the responsibility only of the counterparty with which the trader has entered into a contract (or its guarantor, if any), and not of any exchange or clearinghouse. As a result, each Series will be subject to the risk of the inability of or refusal to perform with respect to such contracts on the part of the counterparties with which each Series trades. The CFTC has adopted Part 35 to its Rules which provides non-exclusive safe harbor treatment from regulations under the Commodity Exchange Act for swap transactions which meet certain specified criteria, over which the CFTC will not exercise its jurisdiction and regulate as futures or commodity option transactions. Notwithstanding the CFTC’s position, the CFTC or a court could conclude in the future that certain swap transactions entered into by each Series constitute unauthorized futures or commodity option contracts subject to the CFTC’s jurisdiction or attempt to prohibit each Series from engaging in such transactions. If each Series were restricted in its ability to trade in the swap markets, the activities of Superfund Capital Management, to the extent that it trades in such markets on behalf of each Series, might be materially affected.

REGULATION

The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC, a federal agency created in 1974. The CFTC licenses and regulates commodity exchanges, commodity pool operators, commodity trading advisors and clearing firms which are referred to in the futures industry as “futures commission merchants.” Superfund Capital Management is registered with the CFTC as a commodity pool operator. Futures professionals are also regulated by the NFA, a self-regulatory organization for the futures industry that supervises the dealings between futures professionals and their customers. If the pertinent CFTC licenses or NFA memberships were to lapse, be suspended or be revoked, Superfund Capital Management would be unable to act as each Series’ commodity pool operator and commodity trading advisor. The CFTC has adopted disclosure, reporting and recordkeeping requirements for commodity pool operators and disclosure and recordkeeping requirements for commodity trading advisors. The reporting rules require pool operators to furnish to the participants in their pools a monthly statement of account, showing the pool’s income or loss and change in net asset value, and an annual financial report, audited by an independent certified public accountant. The CFTC and the exchanges have pervasive powers over the futures markets, including the emergency power to suspend trading and order trading for liquidation of existing positions only. The exercise of such powers could adversely affect each Series’ trading. The CFTC does not regulate forward contracts. Federal and state banking authorities also do not regulate forward trading or forward dealers. Trading in foreign currency futures contracts may be less liquid and each Series’ trading results may be adversely affected.

Margin

In order to establish and maintain a futures position, a trader must make a type of good-faith deposit with its broker, known as “margin,” of approximately 2%-10% of contract value. Minimum margins are established for each futures contract by the exchange on which the contract is traded. The exchanges alter their margin requirements from time to time, sometimes significantly. For their protection, clearing brokers may require higher margins from their customers than the exchange minimums. Margin also is deposited in connection with forward contracts but is not required by any applicable regulation. There are two types of margin. “Initial” margin is the amount a trader is required to deposit with its broker to open a futures position. The other type of margin is “maintenance” margin. When the contract value of a trader’s futures position falls below a certain percentage, typically about 75%, of its value when the trader established the position, the trader is required to deposit additional margin in an amount equal to the loss in value.

POTENTIAL ADVANTAGES OF FUTURES FUND INVESTMENTS

Both the futures and forward markets and funds investing in those markets offer many potential structural advantages that make managed futures an efficient way to participate in global markets.

Profit Potential

Futures, forwards and options contracts can easily be leveraged. Leverage magnifies profits but also magnifies losses.

100% Interest Credit

Unlike some alternative investment funds, each Series does not borrow money in order to obtain leverage, so each Series does not incur any interest expense. Rather, each Series’ margin deposits are maintained in cash equivalents, such as U.S. Treasury Bills, and interest is earned on 100% of each Series’ available assets, which include unrealized profits credited to each Series’ accounts.

Global Diversification Within a Single Investment

Futures and related contracts can be traded in many countries, which makes it possible to diversify risk around the globe. This diversification is available both geographically and across market sectors. For example, an investor can trade interest rates, stock indices and currencies in several countries around the world, as well as energy and metals. While each Series itself trades across a diverse selection of global markets, an investment in each Series is not a substitute for overall portfolio diversification, and each Series’ market exposure may be concentrated in only one or two market sectors from time to time.

Ability to Profit or Lose in a Rising or Falling Market Environment

Each Series can establish short positions and thereby profit from declining markets as easily as it can establish long positions. This potential to make money, whether markets are rising or falling around the globe, makes managed futures particularly attractive to sophisticated investors. Of course, if markets go higher while an investor has a short position, that investor will lose money until the short position is exited.

Professional Trading

Superfund Capital Management’s approach includes the following elements:

•	Disciplined Money Management. Superfund Capital Management generally allocates between 0.6% to 0.8% of portfolio equity to the initial entry of any single market position with a maximum risk of 1% to 1.5% from initial risk. However, no guarantee is provided that losses will be limited to these percentages.

•	Balanced Risk. Superfund Capital Management will allocate each Series’ capital from among more than 100 markets around the world 24 hours a day. Among the factors considered to determine the portfolio mix are market volatility, liquidity and trending characteristics.

•	Ongoing Capital Management. When proprietary risk/reward indicators reach predetermined levels, Superfund Capital Management may increase or decrease commitments in certain markets in an attempt to reduce performance volatility.

•	Multiple Systems. While Superfund Capital Management’s approach is to identify emerging trends and follow them to conclusion, no one system is correct all of the time. Superfund Capital Management utilizes a multi-system strategy on behalf of each Series that divides capital among different markets in an attempt to allocate risk and increase the profitability of correctly identifying and capitalizing on trending markets.

Convenience

Through each Series, investors can participate in global markets and opportunities without needing to master complex trading strategies and monitor multiple international markets.

Liquidity

In most cases the underlying markets have sufficient liquidity. Some markets trade 24 hours on business days. While there can be cases where there may be no buyer or seller for a particular market, Superfund Capital Management attempts to select markets for investment based upon, among other things, their perceived liquidity. Exchanges impose limits on the amount that a futures price can move in one day. Situations in which markets have moved the limit for several days in a row have not been common, but do occur. See “The Risks You Face — Illiquidity of Your Investment.” Also, investors may redeem all or a portion of their Units on a monthly basis. See “Distributions and Redemptions.”

Limited Liability

Investors’ liability is limited to the amount of their investment in each Series. Investors will not be required to contribute additional capital to each Series.

POTENTIAL DISADVANTAGES OF FUTURES FUND INVESTMENTS

Some potential disadvantages of investing in futures and forward markets and funds investing in those markets include the following:

Lack of Diversification

Because a single advisor fund does not allocate its assets among a group of advisors, such fund is less likely to achieve the potential benefits derived from diversification in trading strategies and markets associated with a multi-advisor fund or available to an investor that makes its own allocation decisions.

Selection of Brokers and Clearing Firm

The manager of a futures fund typically selects the brokers and clearing firm or firms whose services the fund will utilize and investors in the fund are not consulted in such decision. As a result, investors are not able to evaluate competing brokers and clearing firms and select those they feel most satisfactorily suit their requirements.

Potentially Higher Fees

A futures fund typically incurs various fees and expenses not associated with separate managed accounts. Organization and offering expenses and selling expenses are not generally incurred in managed accounts. As a result, investors in such funds must realize a greater gross return from the fund in order to net the same effective return after allowing for such expenses.

Lack of Transparency

Clearing brokers produce daily and monthly statements for accounts they carry. Such information is not directly available to investors in a futures fund and, consequently, such investors do not have access to the same degree of information regarding trading activity that holders of separately managed accounts do.

EXHIBIT A

QUADRIGA SUPERFUND, L.P.

FORM OF THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

This Third Amended and Restated Limited Partnership Agreement (the “Agreement”) is made as of September 27, 2006, by and among Superfund Capital Management, Inc. (formerly, Quadriga Capital Management, Inc.), a Grenada corporation (the “General Partner”) and each other party who becomes a party to this Limited Partnership Agreement as an owner of a unit (“Unit”) of beneficial interest in a series (“Series”) created hereunder and who is shown on the books and records of such Series as a Limited Partner (individually, a “Limited Partner” and collectively, the “Limited Partners”).

1. Formation; Name.  The parties to this Agreement have formed a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date of this Agreement (the “Act”). The name of the limited partnership is Quadriga Superfund, L.P. (the “Partnership”). The General Partner has executed and filed a Certificate of Limited Partnership of the Partnership (the “Certificate of Limited Partnership”) in accordance with the Act, and has executed, filed, recorded and published as appropriate such amendments, assumed name certificates and other documents as are or become necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and will take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording or publishing of such documents as the General Partner determines appropriate.

2. (a) Units of Limited Partnership.  The beneficial interest in the Partnership shall be divided into an unlimited number of Units. The General Partner may, from time to time, authorize the division of the Units into one or more Series as provided in Section 2(b) below. All Units issued hereunder shall be fully paid and nonassessable. The General Partner in its discretion may, from time to time, without vote of the Limited Partners, issue Units, in addition to the then issued and outstanding Units, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the General Partner may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Units, the General Partner may issue fractional Units. The General Partner may from time to time divide or combine the Units into a greater or lesser number without thereby changing the proportionate beneficial interests in a particular Series. Contributions to a Series of the Partnership may be accepted for, and Units of such Series shall be redeemed as, whole Units and/or 1/1,000 of a Unit or integral multiples thereof.

(b) Creation of Series.  The Partnership shall consist of one or more separate and distinct Series as contemplated by Section 17-218 of the Act. The General Partner hereby establishes and designates the following Series: “Quadriga Superfund, L.P. Series A” (“Series A”) and “Quadriga Superfund, L.P. Series B” (“Series B”) (each, a “Series”). Any additional Series created hereunder shall be established by the adoption of a resolution by the General Partner and shall be effective upon the date stated therein (or, if no such date is stated, upon the date of such adoption). The Units of each Series shall have the relative rights and preferences provided for herein and such rights as may be designated by the General Partner. The General Partner shall cause separate and distinct records for each Series to be maintained and the Partnership shall hold and account for the assets belonging thereto separately from the other Partnership property and the assets belonging to any other Series. Each Unit of a Series shall represent an equal beneficial interest in the net assets belonging to that Series. Unless the establishing resolution or any other resolution adopted pursuant to this Section 2(b)

otherwise provides, Units of each Series established hereunder shall have the following relative rights and preferences:

(i) Limited Partners of a Series shall have no preemptive or other right to subscribe to any additional Units in such Series or other securities issued by the Partnership.

(ii) All consideration received by the Partnership for the issue or sale of the Units within a Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived form the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Partnership and of every other Series and may be referred to herein as “assets belonging to” that Series or the “Series Estate”. The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series shall be allocated by the General Partner between and among one or more of the Series for all purposes and such assets, income, earnings, profits, or funds, or payments and proceeds with respect thereto, shall be assets belonging to that Series.

(iii) A particular Series shall be charged with the liabilities of that Series, and all expenses, costs, charges and reserves attributable to any particular Series shall be borne by such Series. Any general liabilities, expenses, costs, charges or reserves of the Partnership (or any Series) that are not readily identifiable as chargeable to or bearable by any particular Series shall be allocated and charged by the General Partner between or among any one or more of the Series in such manner as the General Partner in its sole discretion deems fair and equitable. Each such allocation shall be conclusive and binding upon the Limited Partners for all purposes. Without limitation of the foregoing provisions of this subsection, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Partnership generally or the assets belonging to any other Series. Notice of this contractual limitation on inter-Series liabilities is set forth in the Certificate of Limited Partnership and upon the giving of such notice in the Certificate of Limited Partnership, the statutory provisions of Section 17-218 of the Act relating to limitations on inter-Series liabilities (and the statutory effect under Section 17-218 setting forth such notice in the Certificate of Limited Partnership) shall become applicable to the Partnership and each Series.

(c) Creation of Accounts.  For the benefit of the Series A Limited Partners, the General Partner shall establish and maintain a segregated account entitled “Quadriga Superfund, L.P. Series A Account” (the “Series A Account”). For the benefit of the Series B Limited Partners, the General Partner shall establish and maintain a segregated account entitled “Quadriga Superfund, L.P. Series B Account” (the “Series B Account”). The General Partner hereby acknowledges that it has deposited the sum of $1,000 in the Series A Account and that it has deposited the sum of $1,000 in the Series B Account. The sums held in the Series A Account shall be held for the benefit of the Series A Limited Partners and the sums held in the Series B Account shall be held for the benefit of Series B Limited Partners and such accounts shall be segregated and separate records with respect thereto shall be kept for purposes of Section 17-218 of the Act. The General Partner shall hold, invest and disburse the funds held in the accounts at its discretion.

(d) Creation of Additional Accounts.  The General Partner is authorized to establish and maintain one or more separate accounts for each Series (the “Additional Accounts”) with such institutions as the General Partner shall select for the following purposes:

(i) to receive and deposit subscriptions for such Series; and

(ii) to pay Limited Partners for such Series for redemptions of all or a portion of their Units.

The General Partner acknowledges that the funds held in any such Additional Accounts of a Series will be held for that Series only and that such Additional Accounts should be segregated from other Additional Accounts and that separate records shall be maintained with respect to each Additional Account.

(e) Limited Liability of Limited Partners.  Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, will be fully paid and nonassessable. No Limited Partner will be liable for the Partnership’s obligations in excess of that Partner’s unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units. The Partnership will not make a claim against a Limited Partner with respect to amounts distributed to that Partner or amounts received by that Partner upon redemption of Units unless the Net Assets of the Partnership (which will not include any right of contribution from the General Partner except to the extent previously made by it under this Agreement) are insufficient to discharge the liabilities of the Partnership which have arisen before the payment of these amounts.

3. Principal Office.  The address of the principal office of each Series shall be c/o Quadriga Capital Management, Inc., Le Marquis Complex, Unit 5, P.O. Box 1479, Grand Anse, St. George’s, Grenada, West Indies; telephone (473) 439-2418. The General Partner is located at the same address. Registered Agents Legal Services, LLC shall receive service of process on each Series of the Partnership in the State of Delaware at 1220 North Market Street, Suite 606, Wilmington, Delaware 19801.

4. Business.  Each Series’ business and purpose is to trade, buy, sell, swap or otherwise acquire, hold or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (“CFTC”) for investment of customer funds and other securities on a limited basis, and any rights pertaining thereto and any options thereon, whether traded on an organized exchange or otherwise, and to engage in all activities necessary, convenient or incidental thereto. Each Series may also engage in “hedge,” arbitrage and cash trading of any of the foregoing instruments. Each Series may engage in such business and purpose either directly or through joint ventures, entities or partnerships, provided that each Series’ participation in any of the foregoing has no adverse economic or liability consequences for the Limited Partners, which consequences would not be present had each Series engaged in that same business or purpose directly. The objective of each Series’ business is appreciation of its assets through speculative trading by the General Partner and independent professional trading advisors (“Advisors”) selected from time to time by the General Partner.

5. Term, Dissolution, Fiscal Year.

(a) Term.  The term of Series A and Series B commenced on the day on which the Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and the term of any Series shall end upon the first to occur of the following:

(1) December 31, 2050;

(2) receipt by the General Partner of an approval to dissolve such Series at a specified time by Limited Partners owning Units representing more than fifty percent (50%) of the outstanding Units of such Series then owned by Limited Partners of such Series, notice of which is sent by certified mail return receipt requested to the General Partner not less than 90 days prior to the effective date of such dissolution;

(3) withdrawal, insolvency or dissolution of the General Partner or any other event that causes the General Partner to cease to be the General Partner of such Series, unless (i) at the time of such event there is at least one remaining general partner of such Series who carries on the business of each Series (and each remaining general partner of such Series is hereby authorized to carry on the business of general partner of such Series in such an event), or (ii) within 120 days after such event Limited Partners of such Series holding a majority of Units of such Series agree in writing to continue the business of such Series and to the appointment, effective as of the date of such event, of one or more general partners of such Series;

(4) a decline in the aggregate Net Assets of such Series to less than $500,000 at any time following commencement of trading in such Series;

(5) dissolution of such Series pursuant hereto; or

(6) any other event which shall make it unlawful for the existence of such Series to be continued or require termination of such Series.

(b) Dissolution.  Upon the occurrence of an event causing the dissolution of such Series, such Series shall be dissolved and its affairs wound up. Upon dissolution of a Series, the General Partner, or another person approved by Limited Partners of a majority of the Units of such Series, shall act as liquidator trustee.

(c) Fiscal Year.  The fiscal year of each Series shall begin on January 1 of each year and end on the following December 31.

(d) Net Asset Value; Net Asset Value per Unit.  The “Net Assets” of each Series are such Series’ assets less such Series’ liabilities determined in accordance with accounting principles generally accepted in the United States. If a contract cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the General Partner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a commodity exchange shall mean its liquidating value as determined by the General Partner on a basis consistently applied for each different variety of contract. Accrued Performance Fees (as described in the Prospectus defined in Section 9 hereof) shall reduce Net Asset Value, even though such Performance Fees may never, in fact, be paid. The “Net Asset Value per Unit” of a Series is the Net Assets of such Series divided by the number of Units outstanding within such Series as of the date of determination. Each Series may issue an unlimited number of Units at the Net Asset Value per Unit.

6. Net Worth of the General Partner.  The General Partner agrees that at all times so long as it remains general partner of a Series, it will maintain its net worth at an amount not less than 5% of the total contributions to the Partnership by all Partners and to any other limited partnership for which it acts as a general partner by all partners; provided, however, that in no event may the General Partner’s net worth be less than $50,000 nor will it be required to be more than $1,000,000. The requirements of the preceding sentence may be modified if the General Partner obtains an opinion of counsel for each Series that a proposed modification will not adversely affect the treatment of such Series as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws limitations and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

7. Capital Contributions; Units.  The Limited Partners’ respective capital contributions to each Series shall be as shown on the books and records of the applicable Series. The General Partner, so long as it is general partner of a Series and so long as it is required to characterize such Series as a partnership for federal income tax purposes, shall invest in such Series, sufficient capital so that the General Partner will have at all times a capital account equal to at least 1% of the total capital accounts of such Series (including the General Partner’s). The General Partner may withdraw any interest it may have in such Series in excess of such requirement, and may redeem as of any month-end any interest which it may acquire on the same terms as any Limited Partner of such Series, provided that it must maintain the minimum interest in such Series described in the preceding sentence. The requirements of this Section 7 may be modified if the General Partner obtains an opinion of counsel for such Series that a proposed modification will not adversely affect the classification of such Series as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws limitations and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises. The General Partner may, without the consent of any Limited Partners of a Series, admit to such Series purchasers of Units as Limited Partners of each Series. All Units subscribed for in a Series upon receipt of a check or draft of the Limited Partner are issued subject to the collection of the funds represented by such check or draft. In the event a check or draft of a Limited Partner for Units representing payment for Units in a Series is returned unpaid, such Series shall cancel the Units issued to such Limited Partner represented by such returned check or draft. Any losses or profits sustained by a Series in connection with such Series’ commodity trading allocable to such cancelled Units of such Series shall be deemed an increase or decrease in Net Assets of such Series and allocated among the remaining Limited Partners within such

Series as described in Section 8. Each Series may require a Limited Partner to reimburse such Series for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any Units issued to him or her. Any Units acquired by the General Partner or any of its affiliates will be non-voting, and will not be considered “outstanding” for purposes of determining whether the majority approval of the outstanding Units of a Series has been obtained. Each Limited Partner of a Unit in a Series shall be deemed a beneficial owner of such Series within the meaning of the Act.

8. Allocation of Profits and Losses.

(a) Capital Accounts and Allocations.  A capital account will be established for each Partner. The initial balance of each Partner’s capital account will be the amount of a Partner’s initial capital contribution to a Series less, in the case of a Limited Partner, the amount of offering expenses and selling commissions initially allocable to the Limited Partner’s Units, if any. As of the close of business (as determined by the General Partner) on the last day of each calendar month (“Determination Date”) during each fiscal year of a Series, the following determinations and allocations will be made subsequently with respect to each Series:

(i) Net Assets will be determined.

(ii) Accrued monthly management, organization and offering, operating fees and selling commissions will then be charged against Net Assets; provided that in respect of Net Assets attributable to Units which are not subject to selling commissions because (a) such Units were sold by Superfund Asset Management, Inc., or an affiliated broker, to Limited Partners whose investment in the Partnership was recommended by a registered investment adviser with which such Limited Partner maintains an asset-based or fee-based advisory relationship or (b) such Units were sold on or after February 28, 2005 and have been charged and have paid selling commissions of 10% of such Unit’s initial offering price, the selling commissions charged as of the end of each month shall not be paid out to any selling agent but shall instead be credited to a suspense account (the “Suspense Account”) which shall be used solely as a means of efficiently accounting for the inapplicability of selling commissions to such Limited Partners while maintaining a uniform Net Asset Value per Unit.

(iii) Accrued monthly performance fees, if any, will then be charged against Net Assets, and the amounts credited to the Suspense Account as provided above as of the end of any month shall be charged the performance fee if there is an accrued performance fee in respect of the Net Assets as of the month-end that such amounts are so credited.

(iv) Any increase or decrease in Net Assets (after the adjustments in subparagraphs (ii) and (iii) above and excluding the amount credited in the Suspense Account), over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the first closing of the sale of Units to the public), will then be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

(v) Any accrued interest will be credited to the capital account of each Partner on a pro rata basis.

(vi) The remainder of the Suspense Account (after reduction by the performance fee, if any) shall then be reinvested in Units as of such month-end, at Net Asset Value, for the benefit of the appropriate Limited Partners.

(vii) The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units and any redemption fee paid to the General Partner upon the redemption of Units will be charged to that Partner’s capital account.

(b) Allocation of Profit and Loss for Federal Income Tax Purposes.  As of the end of each fiscal year of a Series, the Partnership’s realized profit or loss attributable to that Series will be allocated among the Partners under the following subparagraphs for federal income tax purposes. These allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by such Series. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.

(i) Items of ordinary income (such as interest or credits in lieu of interest) and expense (such as the management fees, performance fees, brokerage fees and extraordinary expenses) will be allocated pro rata among the Partners based on their capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.

(ii)  Net realized capital gain or loss from the Series’ trading activities will be allocated as follows:

(A) For the purpose of allocating the Series’ net realized capital gain or loss among the Partners, the General Partner will establish an allocation account with respect to each outstanding Unit. The initial balance of each allocation account will be the amount paid by the Partner for the Unit. Amounts reinvested in Units from the Suspense Account, as described in Section 8(a) above, shall not increase the aggregate tax basis of the affected Limited partners in their Units; rather the Units acquired upon reinvestment will have an initial tax basis of $0. Allocation accounts will be adjusted as of the end of each fiscal year and as of the date a Partner completely redeems his Units as follows:

(1) Each allocation account will be increased by the amount of income allocated to the holder of the Unit under subparagraph (b)(i) above and subparagraph (b)(ii)(C) below.

(2) Each allocation account will be decreased by the amount of expense or loss allocated to the holder of the Unit under subparagraph (b)(i) above and subparagraph (b)(ii)(E) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).

(3) When a Unit is redeemed, the allocation account with respect to that Unit will be eliminated.

(B) Net realized capital gain will be allocated first to each Partner who has partially redeemed his Units during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units over the allocation account attributable to the redeemed Units.

(C) Net realized capital gain remaining after the allocation of that capital gain under subparagraph (b)(ii)(B) above will be allocated next among all Partners whose capital accounts are in excess of their Units’ allocation accounts (after the adjustments in subparagraph (b)(ii)(B) above) in the ratio that each such Partner’s excess bears to all such Partners’ excesses. If gain to be allocated under this subparagraph (b)(ii)(C) is greater than the excess of all such Partners’ capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partners’ capital accounts.

(D) Net realized capital loss will be allocated first to each Partner who has partially redeemed his Units during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed Units over the amount received upon redemption of the Units.

(E) Net realized capital loss remaining after the allocation of such capital loss under subparagraph (b)(ii)(D) above will be allocated next among all Partners whose Units’ allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph (b)(ii)(D) above) in the ratio that each such Partner’s excess bears to all such Partners’ excesses. If loss to be allocated under this subparagraph (b)(ii)(E) is greater than the excess of all of these allocation accounts over all such Partners’ capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partners’ capital accounts.

(iii) The tax allocations prescribed by this Section 8(b) will be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. If a Unit has been transferred or assigned, the allocations prescribed by this Section 8(b) will be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 8(b) will be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this Section 8(b), tax allocations will be made to the General Partner’s Units of General Partnership Interest in a Series on a Unit-equivalent basis.

(iv) The allocation of profit and loss for federal income tax purposes set forth in this Agreement is intended to allocate taxable profits and loss among Partners in a Series generally in the ratio and to the extent that net profit and net loss are allocated to the Partners under Section 8(a) of this Agreement so as to eliminate, to the extent possible, any disparity between a Partner’s capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”).

(c) Performance Fees.  Performance Fees shall be payable by a Series to the General Partner as of the end of each month and upon redemption of Units within such Series. Performance Fees shall equal a percentage, as specified in the current prospectus in respect of the Units of a Series of New Appreciation (if any) calculated as of the end of each month and upon redemption of Units within such Series. “New Appreciation” shall be the total increase, if any, in Net Asset Value of a series from the end of the last period for which a performance fee was earned by the Managing Partner, net of all fees and expenses paid or accrued by such Series other than the Performance Fee itself and after subtraction of all interest income received by such Series. Performance Fees shall be paid by each Series as a whole, irrespective of whether the Net Asset Value of such Series has declined below the purchase price of a Unit of such Series. Accrued Performance Fees payable by a Series shall reduce the redemption price of Units of such Series and shall be paid to the General Partner by such Series upon redemptions within such Series. The amount (if any) of the accrued Performance Fee that shall be paid to the General Partner upon the redemption of any Unit within a Series shall be determined by dividing the total Performance Fee as of such redemption date payable by such Series by the number of Units within such Series then outstanding (including Units within such Series redeemed as of such date); the remainder of the accrued Performance Fee payable by such Series shall be paid to the General Partner on the last day of each month. In the event assets are withdrawn from a Limited Partner’s account or a Series as a whole (other than to pay expenses), any loss carry forward shall be proportionally reduced for purposes of calculating subsequent Performance Fees. Loss carry forward reductions shall not be restored as a result of subsequent additions of capital. The General Partner may adjust the allocations set forth in this Section 8(c), in the General Partner’s discretion, if the General Partner believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.

(d) Expenses.

(1) The General Partner shall advance the organization and offering expenses of the initial and continuous offerings of the Units of each Series, and no such expenses shall be deducted from the proceeds of the offering. The General Partner shall be reimbursed such amounts advanced on behalf of a Series by such Series via payments equal to 1/12 of 1% per month (1% per annum) of such Series’ month-end Net Asset Value. The General Partner shall have discretion to adopt reasonable procedures to implement the authorization of such expenses, including grouping expenses related to the same offering period and expensing de minimus amounts as they are incurred. In the event a Series terminates prior to completion of its reimbursement of advanced expenses, the General Partner will not be entitled to receive additional reimbursement from such Series and such Series will have no obligation to make further reimbursement payments to the General Partner. For purposes of this Agreement, organization and offering expenses shall mean all costs paid or incurred by the General Partner or a Series in organizing such Series and offering the Units of such Series, including legal and accounting fees incurred, bank account charges, all Blue Sky filing fees, filing fees payable upon formation and activation of such Series, and expenses of preparing, printing and distributing the prospectus and registration statement, but in no event shall exceed limits set forth in Section 9 herein or guidelines imposed by appropriate regulatory bodies.

(2) Each Series shall be obligated to pay all liabilities incurred by such Series, including without limitation, (i) brokerage fees; (ii) operating expenses (whether direct or indirect) in an amount equal to 1/12 of 0.15% of such Series’ month-end Net Asset Value (0.15% per annum), management fees equal to 1/12 of 1.85% of such Series’ month-end Net Asset Value (1.85% per annum), and performance fees; (iii) subject to a maximum cumulative selling commission of 10% of the initial public offering price of a Unit, monthly selling commissions of 1/12 of 4% (4% per annum), provided, however, that the selling commission expense charged against a Series in respect of Units sold by Superfund Asset Management, Inc., or an affiliated broker, attributable to Limited Partners whose investments in the Partnership were recommended by registered investment advisers with whom such persons maintain asset-based fee or fixed fee investment advisory relationships and in respect of Limited Partners’ Units purchased on or after February 28, 2005, which Units have been charged and have paid selling commissions of 10% of the initial offering price of such Units, shall be reversed in respect of such Limited Partners as described above in Section 8(a); (iv) legal and accounting fees; and (v) taxes and other extraordinary expenses incurred by such Series. During any year of operations, the General Partner shall be responsible for payment of operating expenses of a Series in excess of 0.15% of such Series’ month-end Net Asset Value during that year. Indirect expenses of the General Partner, such as indirect salaries, rent and other overhead expenses, shall not be liabilities of a Series. Each Series shall receive all interest earned on its assets.

(3) Compensation to any party, including the General Partner (or any Advisor which may be retained in the future), shall not exceed the limitations, if any, imposed by the North American Securities Administrators Association (“NASAA”) currently in effect. In the event the compensation exceeds such limitations, the General Partner shall promptly reimburse each Series for such excess.

(4) Each Series shall also be obligated to pay any costs of indemnification payable by such Series to the extent permitted under Section 17 of this Agreement.

(e) Limited Liability of Limited Partners.  Each Unit, when purchased in accordance with this Agreement, shall, except as otherwise provided by law, be fully paid and nonassessable. Any provisions of this Agreement to the contrary notwithstanding, except as otherwise provided by law, no Limited Partner of a Series shall be liable for such Series’ obligations in excess of the capital contributed by such Limited Partner, plus his share of undistributed profits and assets of such Series. Each Limited Partner will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit.

(f) Return of Capital Contributions.  No Limited Partner or subsequent assignee shall have any right to demand the return of his capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of each Series, in each case as provided herein and in accordance with the Act. In no event shall a Limited Partner or subsequent assignee be entitled to demand or receive property other than cash.

9. Management of each Series and the Limited Partnership.  The General Partner, to the exclusion of all Limited Partners, shall have the power to control, conduct and manage the business of each Series and the Partnership. The General Partner shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that it may consider necessary or appropriate in connection with the management of the Partnership. The General Partner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Limited Partners of any Series (subject to the allocation provisions hereof), shall execute various documents on behalf of each Series and the Limited Partners pursuant to powers of attorney and supervise the liquidation of each Series if an event causing dissolution of such Series occurs. The General Partner may in furtherance of the business of each Series cause such Series to retain Advisors, including, but not limited to, the General Partner, to act in furtherance of such Series’ purposes set forth in Section 4, all as described in the Prospectus relating to the offering of the Units of such Series (the “Prospectus”) in effect as of the time that such Limited Partner last purchased Units. The General Partner may engage, and compensate on behalf of a Series from funds of such Series, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in Section 8(d) of this Agreement) the General Partner and any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of such Series, provided, that no such arrangement shall allow brokerage commissions paid by a Series in excess of the amount described in the Prospectus or as permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs (“NASAA Guidelines”) in effect as of the date of the Prospectus, whichever is higher (the “Cap Amount”). The General Partner shall reimburse each Series, on an annual basis, to the extent that such Series’ brokerage commissions paid to the General Partner and the Performance Fee, as described in the Prospectus, exceed the Cap Amount. The General Partner is hereby specifically authorized to enter into, on behalf of each Series, the initial subscription escrow agreements, any advisory agreements and selling agreements as may be described in the Prospectus. The General Partner shall not enter into an advisory agreement with any trading advisor that does not satisfy the relevant experience (i.e., ordinarily a minimum of three years) requirements under the NASAA Guidelines. Each Series’ brokerage commissions may not be increased without prior written notice to Limited Partners within such Series within sufficient time for the exercise of their redemption rights prior to such increase becoming effective. Such notification shall contain a description of such Limited Partner’s voting and redemption rights and a description of any material effect of such increase. In addition to any specific contract or agreements described herein, the General Partner on behalf of each Series may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Limited Partners of such Series notwithstanding any other provisions of this Agreement, the Act or any applicable law, rule or regulations. The General Partner shall be under a fiduciary duty to conduct the affairs of each Series in the best interests of such Series. The Limited Partners of a Series will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the General Partner. The General Partner’s fiduciary duty includes, among other things, the safekeeping of all Series funds and assets and the use thereof for the benefit of such Series. The General Partner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of each Series and in resolving conflicts of interest. Each Series’ brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by each Series shall be competitive. Each Series shall seek the best price and services available for its commodity transactions. The General Partner is hereby authorized to perform all other duties imposed by Sections 6221 through 6234 of the Code on the General Partner as the “tax matters partner” of each Series and the Partnership.

Each Series shall make no loans to any party, and the funds of each Series will not be commingled with the funds of any other person or entity or other Series (deposit of funds with a clearing broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute “commingling” for these purposes). Except in respect of the Performance Fee, no person or entity may receive, directly or indirectly, any advisory, management or performance fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which a Series participates, for investment advice or management, who shares or participates in any clearing brokerage commissions; no broker may pay, directly or indirectly, rebates or give-ups to any trading manager or Advisor or to the General Partner or any of their respective affiliates in respect of sales of the Units within such Series; and such prohibitions may not be circumvented by any reciprocal business arrangements. The foregoing prohibition shall not prevent each Series from executing, at the direction of any Advisor, transactions with any futures commission merchant, broker or dealer. The maximum period covered by any contract entered into by each Series, except for the various provisions of the Selling Agreement which survive each closing of the sales of the Units of such Series, shall not exceed one year. Any material change in a Series’ basic investment policies or structure shall require the approval of Limited Partners of such Series owning Units representing more than fifty percent (50%) of all Units within a Series then owned by the Limited Partners. Any agreements between a Series and the General Partner or any affiliate of the General Partner (as well as any agreements between the General Partner or any affiliate of the General Partner and any Advisor) shall be terminable without penalty by such Series upon no more than 60 days’ written notice. All sales of Units in the United States will be conducted by registered brokers. Each Series is prohibited from employing the trading technique commonly known as “pyramiding” as such term is defined in Section I.B. of the NASAA Guidelines. A trading manager or Advisor of each Series taking into account each Series’ open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of each Series will not be considered to be engaging in “pyramiding.” The General Partner may take such other actions on behalf of each Series as the General Partner deems necessary or desirable to manage the business of such Series. The General Partner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with each Series. Limited Partners may similarly engage in any such other business activities. The General Partner shall devote to each Series such time as the General Partner may deem advisable to conduct such Series’ business and affairs.

10. Audits and Reports to Limited Partners.  Each Series’ books shall be audited annually by an independent certified public accountant. The General Partner will use its best efforts to cause each Limited Partner of a Series to receive (i) within 90 days after the close of each fiscal year certified financial statements of such Series for the fiscal year then ended, (ii) within 90 days of the end of each fiscal year (but in no event later than March 15 of each year) such tax information as is necessary for a Limited Partner to complete his federal income tax return, (iii) any applicable Form 1099 or other documentation evidencing payment of interest income to each Limited Partner, and (iv) such other annual and monthly information as the CFTC may by regulation require. The General Partner of a Series shall notify its Limited Partners within seven business days of any material change (i) in the agreements with such Series’ Advisors, including any modification in the method of calculating the Performance Fee and (ii) in the compensation of any party relating to such Series. Limited Partners of a Series or their duly authorized representatives may inspect such Series’ books and records during normal business hours upon reasonable written notice to the General Partner and obtain copies of such records (including by post upon payment of reasonable mailing costs), upon payment of reasonable reproduction costs; provided, however, upon request by the General Partner, the Limited Partner shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Limited Partner’s interest as a beneficial owner of such Series. The General Partner shall have the right to keep confidential from the Limited Partners of a Series, for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes that such Series is required by law or by agreement with a third party to keep confidential, provided that such information may not be kept confidential if it involved a transaction between such Series and an affiliate of the General Partner. The General Partner shall calculate the approximate Net Asset Value per Unit of each Series on a daily basis and furnish such information upon request to any Limited Partner of the applicable Series. The General Partner shall maintain and preserve all Partnership records for a period of not less than six years. The General Partner will, with the assistance of each Series’ clearing brokers, make an annual review of the clearing brokerage arrangements applicable to such Series. In connection with such review, the General Partner will ascertain, to the extent practicable, the clearing brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the General Partner, comparable to those of each Series in order to assess whether the rates charged each Series are competitive in light of the services it receives. If, as a result of such review, the General Partner determines that such rates are not competitive in light of the services provided to each Series, the General Partner will notify the Limited Partners, setting forth the rates charged to each Series and several funds which are, in the General Partner’s opinion, comparable to each Series.

11. Assignability of Units.  Each Limited Partner expressly agrees that he will not voluntarily assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of a Unit in violation of any applicable federal or state securities laws or without giving written notice to the General Partner at least 30 days prior to the date of such assignment, transfer or disposition. No assignment, transfer or disposition by an assignee of Units of any Series or of any part of his right, title and interest in the capital or profits of such Units shall be effective against such Series or the General Partner until the General Partner receives the written notice of the assignment; the General Partner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The General Partner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the General Partner, which consent may be withheld only to prevent or minimize potential adverse legal or tax consequences to a Series, may become a substituted Limited Partner of a Series, nor will the estate or any beneficiary of a deceased Limited Partner or assignee have any right to redeem Units from such Series except by redemption as provided in Section 12 hereof. Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without need of the further act or approval of any Limited Partner. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units of a Series shall be effective against each Series or the General Partner until the first day of the month succeeding the month in which the General Partner consents to such assignment, transfer or disposition. No Units of a Series may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units of such Series equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to Affiliates.

12. Redemptions.  A Limited Partner or any assignee of Units of whom the General Partner has received written notice as described above may redeem all or, subject to the provisions of this Section 12, a portion of his Units, in an amount not less than $1,000 within a Series (such redemption being herein referred to as a “redemption”) effective as of the close of business (as determined by the General Partner) on the last day of any month; provided that: (i) all liabilities, contingent or otherwise, of such Series (including such Series’ allocable share of the liabilities, contingent or otherwise, of any entities in which such Series invests), except any liability to Limited Partners within such Series on account of their capital contributions, have been paid or there remains property of such Series sufficient to pay them; (ii) the General Partner shall have timely received a request for redemption, as provided in the following paragraph, and (iii) with respect to a partial redemption, such Limited

Partner shall have a remaining investment in such Series after giving effect to the requested redemption at least equal to the minimum initial investment amount of $5,000.

Requests for redemption must be received by the General Partner at least ten calendar days, or such lesser period as shall be acceptable to the General Partner, in advance of the requested effective date of redemption. The General Partner may declare additional redemption dates upon notice to the Limited Partners of a Series as well as to those assignees of whom the General Partner has received notice as described above.

Requests for redemption accepted by the General Partner are payable at the applicable month-end Net Asset Value per Unit of the Series being redeemed. The General Partner is authorized to liquidate positions to the extent it deems necessary or appropriate to honor any such redemption requests.

A Limited Partner (or an assignee of Units) may redeem his Units in a Series effective as of the last business day of any month and authorize the General Partner to use the net proceeds of such redemption to purchase Units of the other Series (a “Series Exchange”). The minimum amount of any Series Exchange is $5,000, unless a Limited Partner is redeeming his entire interest in a Series. A Limited Partner seeking to effect a Series Exchange by partial redemption from a Series must continue to hold Units of such Series with a Net Asset Value of not less than $5,000 as of the Exchange Date (defined below).

A Series Exchange shall be effective as of the last business day of the month ending after an exchange subscription agreement in proper form has been received by the General Partner (“Exchange Date”), provided, that the Series has assets sufficient to discharge its liabilities and to redeem Units on the Exchange Date. Upon requesting a Series Exchange, a Limited Partner shall have authorized the General Partner to redeem from the Series identified in the exchange subscription agreement the number of Units or dollar amount of Units specified therein and to utilize the net proceeds of such redemption to purchase an amount of Units in the other Series at a price per Unit equal to 100% of the Net Asset Value of a Unit of such other Series as of the close of business on the relevant Exchange Date. The General Partner shall cause the net proceeds of the redemption to be delivered to the account of the other Series and shall cause to be mailed to such Limited Partner, generally within 20 business days after such Exchange Date, a written confirmation thereof.

Each Limited Partner understands that its ability to effect a Series Exchange is conditioned upon Units being registered and qualified for sale pursuant to a current prospectus immediately prior to each Exchange Date. The General Partner shall not have any obligation to have Units registered under federal, state or foreign securities laws, and may withdraw or terminate such registrations at any time. In the event that not all exchange subscription agreements can be processed because an insufficient number of Units are available for sale on an Exchange Date, the General Partner is hereby authorized to allocate Units of limited partnership interest in any manner which it deems is reasonable under the circumstances and may allocate a substantial portion of such Units to new subscribers for Units.

The General Partner, on behalf of the Partnership, each Series and each Limited Partner, is authorized to execute, file, record, and publish such amendments to this Agreement and such other documents as shall be necessary to reflect any Series Exchange pursuant to this Section 12.

If at the close of business (as determined by the General Partner) on any day, the Net Asset Value per Unit of a Series has decreased to less than 50% of the Net Asset Value per Unit of such Series as of the most recent month-end, after adding back all distributions, the General Partner shall notify Limited Partners within such Series within seven business days thereafter and shall liquidate all open positions with respect to such Series as expeditiously as possible and suspend trading. Within ten business days after the date of suspension of trading, the General Partner (and any other general partners of such Series) shall declare a Special Redemption Date with respect to such Series. Such Special Redemption Date shall be a business day within 30 business days from the date of suspension of trading by such Series, and the General Partner shall mail notice of such date to each Limited Partner of such Series and assignee of Units within such Series of whom it has received written notice, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Limited Partner or assignee must follow to have his interest in such Series redeemed on such date (only entire, not partial, interests may be so redeemed unless otherwise determined by the General Partner). Upon redemption pursuant to a Special Redemption Date, a Limited Partner or any other assignee of whom the General

Partner has received written notice as described above, shall receive from the applicable Series an amount equal to the Net Asset Value of his interest in such Series, determined as of the close of business (as determined by the General Partner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption until the General Partner has received written notice (as described above) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of such Series are at least $500,000 and the Net Asset Value of a Unit within such Series is in excess of $250, such Series may, in the discretion of the General Partner, resume trading. The General Partner may at any time and in its discretion declare a Special Redemption Date, should the General Partner determine that it is in the best interests of a Series to do so. The General Partner in its notice of a Special Redemption Date may, in its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the General Partner, irrespective of the provisions of this paragraph. The General Partner may also, in its discretion, declare additional regular redemption dates for Units within a Series and permit certain Limited Partners to redeem at other than month-end.

Except as otherwise set forth above, redemption payments will be made within 20 business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due a Series from clearing brokers, banks or other persons or entities, such Series may in turn delay payment to Limited Partners or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units within such Series equal to that proportionate part of such Series’ aggregate Net Asset Value represented by the sums which are the subject of such default or delay. The General Partner shall cause redemption payments to be sent from the Additional Accounts to the last known addresses of the Limited Partner requesting redemption; provided, however, that such Limited Partners shall cease to be Limited Partners upon payment of the redemption amounts and such Limited Partners shall have no claim against the assets of a Series in which they were Limited Partners except for such redemption payments.

The General Partner may require a Limited Partner to redeem all or a portion of such Limited Partner’s Units within a Series if the General Partner considers doing so to be desirable for the protection of such Series, and will use best efforts to do so to the extent necessary to prevent each Series from being deemed to hold “plan assets” under the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, with respect to any “employee benefit plan” subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code.

13. Offering of Units.  The General Partner on behalf of each Series shall (i) cause to be filed a Registration Statement or Registration Statements, and such amendments thereto as the General Partner deems advisable, with the Securities and Exchange Commission for the registration and ongoing public offering of the Units, (ii) use its best efforts to qualify and to keep qualified Units for sale under the securities laws of such States of the United States or other jurisdictions as the General Partner shall deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the General Partner shall deem advisable or necessary. The General Partner shall use its best efforts not to accept any subscriptions for Units if doing so would cause a Series to hold “plan assets” under ERISA or the Code with respect to any “employee benefit plan” subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code. If such a Limited Partner has its subscription reduced for such reason, such Limited Partner shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.

14. Additional Offerings.  The General Partner may, in its discretion, make additional public or private offerings of Units, provided that the net proceeds to a Series of any such sales of additional Units of such Series shall in no event be less than the Net Asset Value per Unit within such Series (as defined in Section 5(d) hereof) at the time of sale (unless the new Unit’s participation in the profits and losses of such Series is appropriately adjusted). No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence. The Partnership may offer different Series or classes of Units having different economic terms than previously offered Series or classes of Units as determined by the General Partner; provided that the issuance of such a new Series or class of Units shall in no respect adversely affect the holders of outstanding Units; and provided further that the assets attributable to each such Series or class shall, to the maximum extent permitted by law, be treated as legally separate and distinct pools of assets, and the assets attributable to one such Series or class be prevented from being used in any respect to satisfy or discharge any debt or obligation of any other such Series or class.

15. Special Power of Attorney.  Each Limited Partner by his execution of this Agreement does hereby irrevocably constitute and appoint the General Partner and each officer of the General Partner, with power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the General Partner be required by law): (i) this Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to each Series or the Partnership; (iii) all conveyances and other instruments which the General Partner deems appropriate to qualify or continue each Series or the Partnership in the State of Delaware and the jurisdictions in which each Series or the Partnership may conduct business, or which may be required to be filed by each Series or the Limited Partners under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of each Series or the Partnership, or each Series or the Partnership being governed by any amendments or successor statutes to the Act or to reorganize or refile each Series or the Partnership in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of each Series. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Limited Partners in the General Partner being able to rely on the General Partner’s authority to act as contemplated by this Section 15) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Limited Partner.

16. Withdrawal of the General Partner or a Limited Partner.  The Partnership shall be dissolved upon the final dissolution of each Series created hereunder. Each Series shall be dissolved upon the withdrawal, dissolution, insolvency or removal of the General Partner with respect to such Series, or any other event that causes the General Partner to cease to be a general partner with respect to such Series under the Act, unless such Series is continued pursuant to the terms of Section 5(a)(3). In addition, the General Partner may withdraw from each Series, without any breach of this Agreement, at any time upon 120 days’ written notice by first class mail, postage prepaid, to each Limited Partner of such Series and assignee of whom the General Partner has notice; provided, that such resignation shall not become effective unless and until a successor general partner is in place. If the General Partner withdraws as general partner with respect to a Series and such Series’ business is continued, the withdrawing General Partner shall pay all expenses incurred directly as a result of its withdrawal. In the event of the General Partner’s removal or withdrawal, with respect to a Series, the General Partner shall be entitled to a redemption of its interest in such Series at its Net Asset Value with respect to such Series on the next closing date following the date of removal or withdrawal. The General Partner may not assign its interest in the Partnership or its obligation to direct the trading of each Series’ assets without the consent of each Limited Partner of the effected Series. The death, incompetency, withdrawal, insolvency or dissolution of a Limited Partner or any other event that causes a Limited Partner to cease to be a Limited Partner (within the meaning of the Act) in a Series shall not terminate or dissolve such Series, and a Limited Partner, his estate, custodian or personal representative shall have no right to redeem or value such Limited Partner’s interest in such Series except as provided in Section 12 hereof. Each Limited Partner within a Series agrees that in the event of his death, he waives on behalf of himself and his estate, and directs the legal representatives of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of such Series or the Partnership and any right to an audit or examination of the books of such Series or the Partnership. Nothing in this Section 16 shall, however, waive any right given elsewhere in this Agreement for a Limited Partner to be informed of the Net Asset Value of his Units, to receive periodic reports, audited financial statements and other information from the General Partner or to redeem or transfer Units.

17. Standard of Liability; Indemnification.

(a) Standard of Liability for the General Partner.  The General Partner and its Affiliates, as defined below, shall have no liability to any Series or to any Limited Partner of such Series for any loss suffered by such Series or such Limited Partner which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner, in good faith, determined that such course of conduct was in the best interests of such Series and such course of conduct did not constitute negligence or misconduct of the General Partner or its Affiliates.

(b) Indemnification of the General Partner by each Series.  To the fullest extent permitted by law, subject to this Section 17, the General Partner and its Affiliates shall be indemnified by each Series against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with such Series; provided that such claims were not the result of negligence or misconduct on the part of the General Partner or its Affiliates, and the General Partner, in good faith, determined that such conduct was in the best interests of such Series; and provided further that Affiliates of the General Partner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the General Partner with respect to such Series and acting wholly within the scope of the authority of the General Partner. Notwithstanding anything to the contrary contained in the preceding two paragraphs, the General Partner and its Affiliates and any persons acting as selling agents for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations. Each Series shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited. For the purposes of this Section 17, the term “Affiliates” shall mean any person acting on behalf of or performing services on behalf of any Series who: (1) directly or indirectly controls, is controlled by, or is under common control with the General Partner; or (2) owns or controls 10% or more of the outstanding voting securities of the General Partner; or (3) is an officer or director of the General Partner; or (4) if the General Partner is an officer, director, partner or trustee, is any entity for which the General Partner acts in any such capacity. Advances from a Series Estate to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner are prohibited. Advances from any Series’ Estate to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of such Series; (2) the legal action is initiated by a third party who is not a Limited Partner; and (3) the General Partner or its Affiliates undertake to repay the advanced funds, with interest from the date of such advance, to such Series in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 17(a). In no event shall any indemnity or exculpation provided for herein be more favorable to the General Partner or any Affiliate than that contemplated by the NASAA Guidelines as currently in effect. In no event shall any indemnification permitted by this subsection (b) of Section 17 be made by a Series unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the effected Series receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by a Series hereunder shall be made only as provided in the specific case. In no event shall any indemnification obligations of a Series under this subsection (b) of this Section 17 subject a Limited Partner to any liability in excess of that contemplated by subsection (e) of Section 8 hereof.

(c) Indemnification of each Series by the Limited Partners.  In the event a Series is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any of such Series’ Limited Partner’s activities, obligations or liabilities unrelated to such Series’ business, such Limited Partner shall indemnify and reimburse such Series for all loss and expense incurred, including reasonable attorneys’ fees.

18. Amendments; Meetings.

(a) Amendments with Consent of the General Partner.  The General Partner may amend this Agreement with the approval of more than fifty percent (50%) of the Units then owned by Limited Partners of each Series. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the General Partner, mere receipt of an adequate number of unrevoked written consents from Limited Partners of each Series being sufficient. The General Partner may amend this Agreement without the consent of the Limited Partners of each Series in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus), (ii) to effect the intent of the tax allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that either Series is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction, (v) to delete or add any provision of or to this Agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state “Blue Sky” official or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Agreement which the General Partner deems advisable, including amendments that reflect the offering and issuance of additional Units, whether or not issued through a Series, provided that such amendment is not adverse to the Limited Partners of either Series, or that is required by law, and (vii) to make any amendment that is appropriate or necessary, in the opinion of the general partner, to prevent each Series or the General Partner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or to prevent the assets of either Series from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any “employee benefit plan” as defined in and subject to ERISA or of any “plan” subject to Section 4975 of the Code.

(b) Amendments and Actions without Consent of the General Partner.  In any vote called by the General Partner or pursuant to section (c) of this Section 18, upon the affirmative vote (which may be in person or by proxy) of more than fifty percent (50%) of the Units then owned by Limited Partners of each Series, the following actions may be taken, irrespective of whether the General Partner concurs: (i) this Agreement may be amended, provided, however, that approval of all Limited Partners of each Series shall be required in the case of amendments changing or altering this Section 18, extending the term of each Series or the Partnership, or materially changing each Series’ basic investment policies or structure; in addition, reduction of the capital account of any Limited Partner or assignee or modification of the percentage of profits, losses or distributions to which a Limited Partner or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Agreement without such Limited Partner’s or assignee’s written consent; (ii) each Series or the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner withdraws from each Series; (v) the sale of all or substantially all of the assets of each Series may be approved; and (vi) any contract with the General Partner or any affiliate thereof may be disapproved of and, as a result, terminated upon 60 days’ notice.

(c) Meetings; Other Voting Matters.  A Limited Partner in either Series upon request addressed to the General Partner shall be entitled to obtain from the General Partner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Limited Partners within such Series and the number of Units held by each (which shall be mailed by the General Partner to the Limited Partner within ten days of the receipt of the request); provided, that the General Partner may require any Limited Partner requesting such information to submit written confirmation that such information will not be used for commercial purposes and will only be used for a legitimate purpose related to such person being a Limited Partner. Upon receipt of a written proposal, signed by Limited Partners owning Units representing at least 10% of the Units then owned by Limited Partners, that a meeting of such Series be called to vote upon any matter upon which the Limited Partners may vote pursuant to this Agreement, the General Partner shall, by written notice to each Limited Partner within that Series of record sent by certified mail within 15 days after such receipt, call a meeting of such Series or the Partnership. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting. The General Partner may not restrict the voting rights of Limited Partners as set forth herein. In the event that the General Partner or the Limited Partners vote to amend this Agreement in any material respect, the amendment will not become effective prior to all Limited Partners having an opportunity to redeem their Units.

19. Miscellaneous.

(a) Notices.   All notices under this Agreement shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail.

(b) Binding Effect.   This Agreement shall inure to and be binding upon all of the parties, all parties indemnified under Section 17 hereof, and their respective successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Limited Partner or assignee hereunder, each Series and the Partnership, the General Partner may rely upon each Series records as to who are Limited Partners and assignees of such Series, and all Limited Partners and assignees agree that their rights shall be determined and they shall be bound thereby.

(c) Captions.  Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions. Any reference to “persons” in this Agreement shall also be deemed to include entities, unless the context otherwise requires.

20. Benefit Plan Investors.  Each Limited Partner that is an “employee benefit plan” as defined in and subject to ERISA, or a “plan” as defined in Section 4975 of the Code (each such employee benefit plan and plan, a “Plan”), and each fiduciary thereof who has caused the Plan to become a Limited Partner (a “Plan Fiduciary”), represents and warrants that:

(a) the Plan Fiduciary has considered an investment in each Series for such Plan in light of the risks relating thereto;

(b) the Plan Fiduciary has determined that, in view of such considerations, the investment in each Series for such Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA;

(c) the investment in a Series by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder;

(d) the Plan’s investment in a Series has been duly authorized and approved by all necessary parties;

(e) none of the General Partner, any Advisor to a Series, any selling agent, the clearing broker, the escrow agent, any broker or dealer through which any Advisor requires each Series to trade, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase the Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase the Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and

(f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision for the Plan to invest in each Series, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to the risks of large losses; (ii) is independent of the General Partner, any Advisor to each Series, any selling agent, the clearing broker, the escrow agent, any broker or dealer through which any Advisor requires each Series to trade, and any of their respective affiliates; and (iii) is qualified to make such investment decision.

21. No Legal Title to Series Estate.  The Limited Partners within a Series shall not have legal title to any part of such Series Estate.

22. Legal Title.  Legal title to all Series Estate shall be vested in such Series; except where applicable law in any jurisdiction requires any part of such Series Estate to be vested otherwise, the General Partner may cause legal title to each Series Estate or any portion thereof to be held by or in the name of the General Partner or any other person as nominee for and on behalf of such Series.

23. Creditors.  No creditors of any Limited Partners within a Series shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, such Series Estate.

IN WITNESS WHEREOF, the undersigned have duly executed this Third Amended and Restated Limited Partnership Agreement as of the day and year first above written.

Superfund Capital Management, Inc.
as General Partner

By:
Name: Christian Baha
Title: Chief Executive Officer

All Limited Partners now and hereafter admitted as Limited Partners of each Series, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner.

By:	Superfund Capital Management, Inc.
as Attorney-in-Fact

By:
Name: Christian Baha
Title: Chief Executive Officer

Quadriga Superfund L.P.

Request for Redemption

USEN287/1108

Please send original to:
Quadriga Superfund, L.P.
c/o Superfund USA, Inc.
489 Fifth Ave
New York, NY 10017

Limited Partner ☐ Mr. ☐ Mrs. ☐ Ms.

Name

Name of Joint Ltd. Partner(s)

Name of Entity (if applicable)

Address Street

City, State, ZIP

Name of Custodian (if applicable)

Custodian Address

City, State, ZIP

Bank Name

Bank Address

City, State, ZIP

ABA Number

Account Name

Account Number

Addition. Information*

Limited Partner #

Social Security # - -

Taxpayer ID # -

Series ☐ A ☐ B
(please check the appropriate box)

*Please contact our Fund Administration Department at (212) 750-6300 if you would prefer to have the funds sent to you via Bank Check.

Dear Sir/Madam:

The undersigned hereby requests redemption, as defined in and subject to all the terms and conditions of the Third Amended and Restated Limited Partnership Agreement ("Partnership Agreement") of QUADRIGA SUPERFUND, L.P. of $, (insert dollar amount to be redeemed; minimum of $1,000.00 if less than all Limited Partnership Units ("Units") are being redeemed, subject to remaining investment of at least $5,000.00. **(IF NO DOLLAR AMOUNT IS ENTERED HERE, IT WILL BE ASSUMED THAT THE LIMITED PARTNER WISHES TO REDEEM ALL UNITS)** of the undersigned's Units in the series indicated above at the net asset value per Unit, as defined in the Partnership Agreement, as of the close of business at the end of the current month. Redemption shall be effective as of the month-end immediately following receipt by you of this request for redemption, provided that this request for redemption is received ten (10) business days prior to the end of such month. The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this request for redemption relates with full power and authority to request redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.

▸ United States Taxable Limited Partners Only

Under penalties of perjury, I certify that: (1) The number shown on this form is my correct social security number or taxpayer identification number (or I am waiting for a number to be issued to me); (2) I am not subject to backup withholding due to a failure to report interest and dividend income; and (3) I am a U.S. person.

▸ Non-United States Limited Partners Only

Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

▸ Signature(s) Must Be Identical To Name(s) In Which Units Are Registered

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Date **Signature of Limited Partner**

Date **Signature of Joint Limited Partner (if any) or Custodian**

Date **Authorized Signatory**

By: (Authorized Corporate Officer, Partner, Custodian or Trustee)

Title

SUPERFUND THE FUTURE OF INVESTING

B-1

EXHIBIT C

QUADRIGA SUPERFUND, L.P.

SUBSCRIPTION REPRESENTATIONS

By executing the Subscription Agreement and Power of Attorney for Quadriga Superfund, L.P. (the “Fund”), each purchaser (“Purchaser”) of units (“Units”) of beneficial interest in each Series (“Series”) irrevocably subscribes for Units at a price equal to the net asset value per Unit as of the end of the month in which the subscription is accepted, provided such subscription is received at least five business days prior to such month-end, as described in the prospectus dated February 9, 2009 (the “Prospectus”). The minimum subscription is $5,000 per Series; additional Units may be purchased with a minimum investment of $1,000 for each Series in which the investor has made the minimum investment. Subscriptions must be accompanied by a check in the full amount of the subscription and made payable to “Quadriga Superfund, L.P. Series (A or B as applicable) ESCROW ACCOUNT” unless the Purchaser’s payment will be made by debiting their brokerage account maintained with their selling agent. Purchaser is also delivering to the selling agent an executed Subscription Agreement and Power of Attorney (Exhibit D to the Prospectus) and any other documents needed (i.e., Trust, Pension, Corporate). If Purchaser’s Subscription Agreement and Power of Attorney is accepted, Purchaser agrees to contribute Purchaser’s subscription to each Series and to be bound by the terms of the Third Amended and Restated Limited Partnership Agreement of the Fund (the “Partnership Agreement”) attached as Exhibit A to the Prospectus. Purchaser agrees to reimburse each Series and Superfund Capital Management, Inc. (“Superfund Capital Management”), as general partner, for any expense or loss incurred as a result of the cancellation of Purchaser’s Units due to a failure of Purchaser to deliver good funds in the amount of the subscription price. By execution of the Subscription Agreement and Power of Attorney, Purchaser shall be deemed to have executed the Partnership Agreement. As an inducement to Superfund Capital Management to accept this subscription, Purchaser (for the Purchaser and, if Purchaser is an entity, on behalf of and with respect to each of purchaser’s shareholders, partners, members or beneficiaries), by executing and delivering Purchaser’s Subscription Agreement and Power of Attorney, represents and warrants to Superfund Capital Management, the clearing brokers, the selling agent who solicited Purchaser’s subscription and each Series, as follows: (a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney and is legally competent to do so. (b) Purchaser acknowledges that Purchaser has received a copy of the Prospectus, including the Partnership Agreement. (c) All information that Purchaser has furnished to Superfund Capital Management or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser’s subscription, purchaser will immediately furnish such revised or corrected information to Superfund Capital Management. (d) Unless (e) or (f) below is applicable, Purchaser’s subscription is made with Purchaser’s funds for Purchaser’s own account and not as trustee, custodian or nominee for another. (e) The subscription, if made as custodian for a minor, is a gift purchaser has made to such minor and is not made with such minor’s funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor. (f) If Purchaser is subscribing in a representative capacity, purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which he is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement and Power of Attorney and become a limited partner of the Fund pursuant to the Partnership Agreement. (g) Purchaser either is not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of the National Futures Association (“NFA”) or if required to be so registered is duly registered with the CFTC and is a member in good standing of the NFA. (h) Purchaser represents and warrants that Purchaser has (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth (similarly calculated) of at least $70,000. Residents of the following states must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles). In addition, Purchaser may not invest more than 10% of his net worth (exclusive of home, furnishings and automobiles) in each Series. (i) If the Purchaser is, or is acting on behalf of, an “employee benefit plan,” as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (a “Plan”) or an entity (“Plan Assets Entity”) deemed for any purposes of ERISA or Section 4975 of the Code to hold assets of any Plan due to investments made in such entity by benefit plan investors (in which case, the following representations and warranties are made with respect to each Plan holding an investment in such Plan Assets Entity), the individual signing this Subscription Agreement and Power of Attorney on behalf of the Purchaser, in addition to the representations and warranties set forth above, hereby further represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing Units (the “Plan Fiduciary”) that: (a) the Plan Fiduciary has considered an investment in each Series for such plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in each Series is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the Plan’s investment in each Series does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in each Series has been duly authorized and approved by all necessary parties; (e) none of Superfund Capital Management, HSBC Bank USA, PNC Global Investment Servicing Inc., Superfund Asset Management, Inc. ADM Investor Services, Inc., Newedge USA, LLC, Newedge Alternative Strategies Inc., RBC Capital Markets Corporation, Barclays Capital Inc., and Superfund USA, Inc., any other selling agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in each Series, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of Superfund Capital Management, HSBC Bank USA, PNC Global Investment Servicing Inc., Superfund Asset Management, Inc. ADM Investor Services, Inc., Newedge USA, LLC, Newedge Alternative Strategies Inc., RBC Capital Markets Corporation, Barclays Capital Inc., Superfund USA, Inc., each other selling agent, and each of their respective affiliates, and (iii) is qualified to make such investment decision. The Purchaser will, at the request of Superfund Capital Management, furnish Superfund Capital Management with such information as Superfund Capital Management may reasonably require to establish that the purchase of the Units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein. (j) If the Purchaser is acting on behalf of a trust (a “Limited Partner Trust”), the individual signing the Subscription Agreement and Power of Attorney on behalf of the Limited Partner Trust hereby further represents and warrants that an investment in the applicable Series is permitted under the trust agreement of the Limited Partner Trust, and that the undersigned is authorized to act on behalf of the Limited Partner Trust under the trust agreement thereof.

1. California — Net worth of at least $500,000 or a net worth of at least $250,000 and an annual income of at least $70,000.

2. Iowa — Net worth of at least $500,000 or a net worth of at least $250,000 and an annual taxable income of at least $70,000.

3. Kansas — Kansas investors should limit their investment in the Fund and other managed futures programs to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).

4. Kentucky — Net worth of at least $300,000 or a net worth of at least $85,000 and an annual taxable income of $85,000. Kentucky investors should limit their investment in any commodity pool program to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).

5. Minnesota — By executing the Subscription Agreement and Power of Attorney of the Fund, a Minnesota Purchaser is deemed to represent and warrant to the Fund that such person is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933. An accredited investor includes: (1) any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of such person’s purchase of the Units exceeds $1,000,000; or (2) any natural person who had individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

6. New Mexico — Net worth of at least $250,000 or a net worth of at least $75,000 and an annual income of at least $75,000.

7. Oregon — Net worth of at least $500,000 or a net worth of at least $250,000 and an annual income of at least $70,000.

8. Tennessee — Net worth of at least $250,000 or a net worth of at least $70,000 and an annual taxable income of at least $70,000. Tennessee investors should be aware that the rate at which each Series’ performance fee is calculated exceeds the maximum rate for incentive/performance fees payable under the Guidelines for Registration of Commodity Pool Programs (the “Guidelines”) adopted by the North American Securities Administrators Association, and may, under certain circumstances, result in Superfund Capital Management receiving combined management and incentive fees that exceed the maximum compensation permitted by the Guidelines. The Guidelines provide that the maximum incentive or performance fee that the Fund may charge investors is 23.3% of new trading profits per quarter. Investors in the Fund will be subject to a monthly performance fee of 25% of new appreciation per month. On comparing the Fund’s fee structure to that permitted under the Guidelines, any Series which experiences new appreciation in any given month in excess of 3.46% (equivalent to annual new appreciation in excess of 41.5%) will pay a combination of management and incentive fees to Superfund Capital Management that would exceed the maximum fees payable under the Guidelines.

Quadriga Superfund L.P.

Subscription Documents for Investors Advised by a Registered Investment Advisor

USEN273/1106

Important Note: This page must be completed for prospective investors that are clients of a registered investment advisor with a fixed-fee or asset-based fee advisory relationship with that advisor and must be submitted by the prospective investor to Quadriga Superfund, L.P., c/o Superfund USA, Inc., along with the investor's completed subscription documents. Investors not participating in a registered investment advisor's investment advisory program may proceed to the following page.

To be completed by Registered Investment Advisor

Investor Name

Investment Advisor Firm Name

Investment Advisor Registration Number

Investment Advisor Representative Name

Address Street

City, State, ZIP

Phone/Fax

E-mail address

Registered Investment Advisor must sign

I hereby certify that I have discussed the pertinent facts, including the fees, expenses and risks, relating to an investment in Quadriga Superfund, L.P. with the above named client and that an investment in Quadriga Superfund, L.P. of not more than $ ____________ is suitable for such client in light of such client's needs, financial circumstances and investment objectives.

Print name ____________ **Date** MMDDYYYY

Investment Advisor Signature ____________

Investor Authorization to share Financial Information

I hereby authorize Quadriga Superfund, L.P. to send copies of the following correspondence to my investment advisor named above:

☐ Monthly Reports ☐ Annual Reports ☐ K-1

Investor Print name ____________ **Date** MMDDYYYY

Investor Signature ____________

Note: The foregoing authorization **is not** required as a condition of your investment in Quadriga Superfund, L.P.

SUPERFUND
THE FUTURE OF INVESTING

RIA

Quadriga Superfund L.P.

Subscription Agreement

Any person considering subscribing for limited partnership units ("Units") in Quadriga Superfund, L.P. (the "Fund") should carefully read and review a current prospectus. The Fund's prospectus (the "Prospectus") should be accompanied by the most recent monthly report of each series ("Series").

The date printed on the front of the prospectus can be no later than 9 months old. If the date is more than 9 months old, new materials are available and must be utilized.

1 Check box in **Section 1** if this is an addition to an existing account and list Limited Partner #.
2 Enter the name and address (no post office boxes) of the investor and (if applicable) joint investor in **Section 2**.
For UGMA/UTMA (Minor), enter the Minor's name, followed by "Minor", and address (no post office boxes) in **Section 2**, and enter the custodian name in **Section 6**.
For Trusts, enter the Trustee(s) name(s) and the Trustee(s) address in **Section 2** and the Trust name in **Section 3**.
For Corporations, Partnerships, and Estates, enter the officer or contact person and the entity address in **Section 2** and the entity name in **Section 3**.
Investors who are not individuals may be required to furnish a copy of organizing or other documents evidencing the authority of such entity to invest in each Series. For example, Trusts may be required to furnish a copy of each trust agreement, Corporations must furnish a corporate resolution or by laws.
3 If the mailing address is different from the residence address, please fill in **Section 4**.
4 Enter the Custodian's name and address in **Section 6** if applicable.
5 Check the appropriate boxes for **Series A and/or B** under **Section 7** and fill in the date of the prospectus you received as indicated on the cover page of the prospectus.
6 Enter the total dollar amount being invested in **Section 8**. If you checked both boxes before, please indicate how much to allocate to each Series.
7 Enter the investor's brokerage account number in **Section 9** if applicable.
8 Enter the Social Security Number OR Taxpayer ID Number, as applicable, in **Section 10** and check the appropriate box to indicate ownership type. For IRA accounts, the Taxpayer ID Number of the Custodian should be entered, as well as the Social Security Number of the investor. For foreign investors, enter Passport Number in Social Security Number field and Country of Citizenship in Taxpayer ID field. Please submit a copy of your Government ID with your completed subscription documents.
9 The investor must sign and date **Section 12**. If it is a joint account, both investors must sign. In certain cases, the Custodian's signature, as well as the investor's signature, is required.
10 The name of the Broker-Dealer firm, Registered Representative name, Registered Representative number, address, and phone number must be entered in the box on the top right of the page.
11 The Registered Representative and the Principal must sign **Section 13**.
12 On page 2 of this Subscription Agreement please check the appropriate boxes for **Series A and/or B**.
13 Please fill in the enclosed Suitability Requirements form.

The investor should return this Subscription Agreement, Suitability Requirements Form and payment to his or her Broker's office address.
Subscription Agreements, Suitability Requirements Form, payment, and any other required documents should be sent by the Broker-Dealer to either:

1) the administration or Fund Administration office of the selling firm, if firm procedures require, or
2) to the custodial firm if one is required (Superfund Capital Management, Inc. ("Superfund Capital Management") recommends sending documents early in the month so that they reach it before month-end), or
3) to Superfund Capital Management, Inc. c/o Superfund USA, Inc., 489 Fifth Avenue, New York, NY 10017. Attention: Fund Administration.

If payment is being made by wire transfer, please wire the specified amount for Series A and/or Series B to the following accounts:
Please make sure that the amount of money received by Superfund Capital Management is net and equals the amount stated on the Subscription Agreement.

Series A	Series B
HSBC, Acct. Nr.: 002-600-161, A/C Name: Issuer Services	HSBC, Acct. Nr.: 002-600-161, A/C Name: Issuer Services
Ref Nr.: 10877854, ABA#: 021001088, Swift#: MRMDUS33	Ref Nr.: 10877856, ABA#: 021001088, Swift#: MRMDUS33

Payments must be received AT LEAST FIVE BUSINESS DAYS prior to the cut-off days (as set forth below).
If Investors and/or Broker-Dealers have specific questions about the subscription process, please call Superfund Capital Management's Fund Administration Department at 212-750-6300.

Cut-Off Days 2009			
Jan.	30	Jul.	31
Feb.	27	Aug.	31
Mar.	31	Sep.	30
Apr.	30	Oct.	30
May	29	Nov.	30
Jun.	30	Dec.	31

Cut-Off Days 2010			
Jan.	29	Jul.	30
Feb.	26	Aug.	31
Mar.	31	Sep.	30
Apr.	30	Oct.	29
May	28	Nov.	30
Jun.	30	Dec.	31

Cut-Off Days 2011			
Jan.	31	Jul.	29
Feb.	28	Aug.	31
Mar.	31	Sep.	30
Apr.	29	Oct.	31
May	31	Nov.	30
Jun.	30	Dec.	30

SUPERFUND
THE FUTURE OF INVESTING®

Quadriga Superfund L.P.

Subscription Agreement

Broker-Dealer
Broker-Dealer Firm
R.R. Name
R.R. Number/I.D.
R.R. Phone/Fax
R.R. Email Address
R.R. Address

IMPORTANT: READ PAGE D-2 BEFORE SIGNING

[1] ☐ **Check here if this is an addition to an existing account.**

	Limited Partner — Limited Partner #	Joint Limited Partner
[2] Last Name		
First Name		
Residence address (Street, City, State, Zip Code; P.O. Box not acceptable)		
[3] Additional Information (for Estates, Partnerships, Trusts and Corporations)		
[4] Mailing address (if different)		
[5] E-mail address		
Telephone / date of birth	– – / MM DD YY	– – / MM DD YY
[6] Custodian name, mailing address (Street, City, State, Zip Code)		

[7] The investor named above, by execution and delivery of this Subscription Agreement and Power of Attorney, by either (i) enclosing a check or wiring payment payable to "QUADRIGA SUPERFUND, L.P. Series A ☐ B ☐ Escrow Account", or (ii) authorizing the selling agent (or additional seller, as the case may be) to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of Quadriga Superfund, L.P. Series A ☐ B ☐ Units at Net Asset Value per Unit by the last business day of each month.

The named investor further acknowledges receipt of the Fund's Prospectus dated MM DD YY, including the Third Amended and Restated Limited Partnership Agreement ("Partnership Agreement") of the Fund, the Subscription Requirements, and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby.

[8] **Total Amount $** ______ . ___ thereof **Series A** ______ . ___
(minimum of $5,000 for each Series; $1,000 or more for additional investments) **Series B** ______ . ___

[9] **Brokerage Account #** ______ (must be completed if payment is made by debit to investor's securities or other qualified accounts)

[10] **Social Security #** ___ – __ – ____ **Taxpayer ID #** __ – _______

Taxable Investors (check one):
- ☐ Individual Ownership
- ☐ Partnership*
- ☐ Corporation*
- ☐ Tenants in Common
- ☐ Joint Tenants with Right of Survivorship
- ☐ Community Property
- ☐ Estate
- ☐ Grantor or Other Revocable Trust*
- ☐ Trust other than a Grantor or Revocable Trust*
- ☐ UGMA/UTMA (Minor)

Non-Taxable Investors (check one):
- ☐ IRA
- ☐ IRA Rollover
- ☐ Profit Sharing*
- ☐ Defined Benefit*
- ☐ Pension*
- ☐ SEP
- ☐ Other (specify)

(* APPROPRIATE AUTHORIZATION DOCUMENTS MUST ACCOMPANY SUBSCRIPTION, I.E., TRUSTS, PENSION, CORPORATE DOCUMENTS)

[11] **UNITED STATES INVESTORS ONLY**

Under penalties of perjury, I certify that: (1) The number shown on this form is my correct social security number or taxpayer identification number (or I am waiting for a number to be issued to me); (2) I am not subject to backup withholding due to a failure to report interest and dividend income; and (3) I am a U.S. person.

NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that the Passport Number or Government ID Number provided is true, correct, and complete. (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate, or trust.

[12] **Investor(s) must sign** (Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933, or under the Securities Exchange Act of 1934.) **The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.**

Date ______ **Signature of Limited Partner** ______ **Date** ______ **Signature of Joint Limited Partner (if any) or Custodian** ______

[13] **BROKER-DEALER MUST SIGN**

As set forth in the Prospectus, I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management, and control of Superfund Capital Management with respect to an investment in the Units. I have also informed the investor of the unlikelihood of a public trading market developing of the Units. I have reasonable grounds to believe, based on information obtained from this investor concerning his/her investment objectives, other investments, financial situation, and needs and any other information known by me, that investment in the applicable Series is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I do not have discretionary authority over the account of the investor.

Date ______ **Registered Representative Signature** ______ **Date** ______ **Principal Signature** (if required by Selling Agent procedures) ______

Print Name ______ **Print Name** ______

USSN273/0308

Quadriga Superfund L.P.

Limited Partnership Units Subscription Agreement and Power of Attorney

Quadriga Superfund, L.P.
c/o Superfund USA, Inc.
489 Fifth Avenue
New York, NY 10017

Dear Sir/Madam:

Subscription for Units: I hereby subscribe for the number of Units in Series A ❑ B ❑ of the Fund set forth on page D-3 (minimum $5,000) of this Subscription Agreement and Power of Attorney Signature Page, at net asset value per Unit as set forth in the Partnership Agreement. The undersigned's check payable to "Quadriga Superfund, L.P. Series A ❑ B ❑ Escrow Account" in the full amount of the undersigned's subscriptions, (additions, in excess of the required minimum investment, may be made with a minimum investment of $1,000, as described in the Prospectus), accompanies the Subscription Agreement and Power of Attorney Signature Page. If this subscription is rejected, or if no Units are sold, all funds remitted by the undersigned herewith will be returned. Superfund Capital Management may, in its sole and absolute discretion, accept or reject this subscription in whole or in part. If notice of revocation of a subscription is not received by Superfund Capital Management at least 10 days before the end of a month, such attempted revocation is void and will not be deemed a written request for redemption. All Units offered are subject to prior sale.

Representations and Warranties of Subscriber: I have received the Prospectus. By submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in "Exhibit C – Subscription Representations" contained in the Prospectus, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

Power of Attorney: In connection with my acceptance of Units in each Series, I do hereby irrevocably constitute and appoint Superfund Capital Management, and its successors and assignees, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle, or compromise litigation, claims, or arbitrations on behalf of each Series and (ii) make, execute, sign, acknowledge, swear to, deliver, record, and file any documents or instruments which may be considered necessary or desirable by Superfund Capital Management to carry out fully the provisions of the Partnership Agreement, which is attached as Exhibit A to the Prospectus, including, without limitation, the execution of the said Partnership Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency, or dissolution or any delivery by me of an assignment of the whole or any portion of my Units in each Series.

Irrevocability; Governing Law: Except as provided above, I hereby acknowledge and agree that I am not entitled to cancel, terminate, or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney has been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my Units in each Series. Except as to matters of state or federal securities laws, this Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware.

Quadriga Superfund L.P.

Consent to Delivery of Electronic Statements

I/we hereby expressly agree to the electronic processing and transfer of the below described data regarding my/our investment in the Fund, as well as making this data accessible via the internet through Superfund Capital Management as described below. This declaration of consent refers in particular, without limitation, to the following financial data (hereinafter called "financial data"):

- Name of product
- Value of the respective subscription/redemption ("transactions")
- Number of subscribed/redeemed or held Units
- Performance since subscription

My/Our financial data will only be made accessible electronically via the internet if the declaration of consent in the application form has been signed by one or both (in the case of a joint account where the signature of both applicants is required for any transaction) investor(s). I/We furthermore expressly agree that all financial data, including the name of the respective investor(s), will be available for those companies (intermediaries) which have effected the investment in the Fund. This also includes companies whose services/consultancy regarding my/our investment in the Fund have explicitly been required. I/We am/are aware that this declaration of consent may be revoked at any time without providing a reason. The above mentioned financial data will be made available free-of-charge except for any applicable internet communication or other usage changes to which I/we may be or may become subject. No responsibility is taken for the completeness and correctness of the data by Superfund Capital Management or any of its affiliates (hereinafter collectively referred to as "Superfund Group"). The above mentioned data are made available without any (legal) obligation by the Superfund Group. I/We am/are aware of and agree to the provision of the mentioned (electronically processed) financial data (including name) to the above mentioned companies in order to provide me/us with information concerning my/our investment, and deal in connection with any claims, subject to applicable privacy laws, asserted by these companies against the Superfund Group. All financial data will only be accessible on the internet after entering my/our user identification, or the user identification of the respective company, and the respective unique password. The mentioned financial data are made available on the internet free-of-charge and on a voluntary basis by the Superfund Group and may be revoked permanently or temporarily without notice. Any liability on the part of the Superfund Group is expressly excluded, as well as claims by the investor(s) towards the Superfund Group in connection with making the mentioned financial data available on the internet. This also applies to cases where the data was not (completely) made available on the internet. The Superfund Group is furthermore not liable for an improper use of the financial data by unauthorized persons, unless it occurs due to a deliberate or grossly negligent, unlawful violation by the Superfund Group of its legal and contractual obligations. Liability regarding any losses resulting from or related to the financial data is hereby explicitly excluded. It is understood that this declaration of consent is not part of the respective agreement(s) or the contractual relationship(s) which forms the basis of my/our investment in the Fund. If any of the provisions of this declaration of consent is or becomes ineffective, unfeasible or unenforceable, this does not affect the effectiveness of the remaining provisions. In such a case the ineffective, unfeasible or unenforceable provision will be replaced by a legally allowed and effective, feasible or enforceable provision, as the case may be, which leads to the same result originally intended by me/us and Superfund Capital Management, which does not violate any legal provisions. This declaration of consent may be revoked by me/us upon prior written notice to the Superfund Group.

Date **Signature of Limited Partner** **Date** **Signature of Joint Limited Partner (if any) or Custodian**

SUPERFUND
THE FUTURE OF INVESTING

Quadriga Superfund L.P.

Suitability Requirements Form

By subscribing for Units of the Fund, you will be required to fill out this form in its entirety, and to satisfy any applicable special state suitability requirement described in this form. Therefore, please make sure that you carefully review all representations and warranties and state suitability requirements before signing this form. The undersigned form must be mailed or delivered to the selling agent together with the Subscription Agreement and all other necessary documents. For a successful subscription of Units, all documents must be received at least 5 business days before the initial, or applicable, monthly closing.

Please indicate the series you are subscribing for: Series ☐ A ☐ B (please check the appropriate box)

Limited Partner ☐ Mr. ☐ Mrs. ☐ Ms.

Last Name ______ **Telephone** ______

First Name ______ **Date of birth** M M D D Y Y Y Y

Address Street ______ **Sex** ☐ Male ☐ Female

City, State, ZIP ______ **Occupation** ______

E-mail ______ **Family status** ☐ Married ☐ Divorced ☐ Single ☐ Widowed

Additional Information (for estates, partnerships, trusts and corporations) ______

What is your annual income (AI)? ______ **How did you finance the investment?** ☐ Own money ☐ Loan ☐ Other

What is your approximate net worth (NW) exclusive of residence and automobiles? ______

Receipt of Documentation: The regulations of the Commodity Futures Trading Commission ("CFTC") require that you be given a copy of the Prospectus, as well as certain additional documentation consisting of: (a) a supplement to the Prospectus, which must be given to you if the Prospectus is dated more than nine months before the date that you first received the Prospectus, and (b) the most current monthly account statement (report) for the Fund. By subscribing for Units, you hereby acknowledge receipt of the Prospectus and the additional documentation referred to above, if any.

Admission to the Fund: Please be informed that you will not be issued a certificate evidencing the Units that you are purchasing, but you will receive a written confirmation of the purchase in Superfund Capital Management's customary form.

State Suitability Requirements: Except as indicated below, investors must have a net worth (exclusive of home, furnishings and automobiles) of at least $250,000 or, failing that standard, have both a net worth (same exclusions) of at least $70,000 and an annual gross income of at least $70,000. If an investor is subscribing with his/her spouse as joint owners, he/she may count joint net worth and joint income in satisfying these requirements, as well as the special requirements described below. Investors must also make a minimum aggregate investment of $5,000. However, the states listed below (or, in certain cases, in special Supplements attached to the Prospectus) have more restrictive suitability or minimum investment requirements for their residents. Please read the following list to make sure that you meet the minimum suitability and/or investment requirements for the state in which you reside. (As used below, "NW" means net worth exclusive of home, furnishings, and automobiles; "AI" means annual gross income; and "TI" means annual taxable income for federal income tax purposes.)

1. Alabama — Alabama investors should limit their investment in the Fund and other managed futures programs to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).
2. California — $70,000 (AI) and $250,000 (NW), or $500,000 (NW)
3. Iowa — $70,000 (TI) and $250,000 (NW), or $500,000 (NW)
4. Kansas — Kansas investors should limit their investment in the Fund and other managed futures programs to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).
5. Kentucky — $85,000 (TI) and $85,000 (NW), or $300,000 (NW)
   Kentucky investors should limit their investment in any commodity pool program to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).
6. Minnesota — Accredited Investor – see page C-2.
7. New Mexico — $75,000 (AI) and $75,000 (NW), or $250,000 (NW)
8. Oregon — $70,000 (AI) and $250,000 (NW), or $500,000 (NW)
9. Tennessee — $75,000 (TI) and $75,000 (NW), or $250,000 (NW)

Communication Issues

Representations and Warranties > see next page

I allow the selling agent to contact me either by telephone, facsimile or e-mail in any case of product or market-information directly.

SIGNATURE if Limited Partner(s) are individuals (print or type) ☐ Mr. ☐ Mrs. ☐ Ms.

Name of Limited Partner ______ **Date** M M D D Y Y Y Y

Signature of Limited Partner ______

Name of Joint Limited Partner ______ **Date** M M D D Y Y Y Y

Signature of Joint Limited Partner ______

SIGNATURE if Limited Partner is an entity (print or type)

Name of entity ______ **Date** M M D D Y Y Y Y

Name of signatory ______

By: authorized signatory ______

SUPERFUND THE FUTURE OF INVESTING

Quadriga Superfund L.P.

Suitability Requirements Form

Representations and Warranties

By executing the Subscription Agreement, the investor (for itself and any co-subscriber, and, if the undersigned is signing on behalf of an entity, on behalf of and with respect to that entity and its shareholders, partners, beneficiaries or members), represent and warrant to Superfund Capital Management and the Fund as follows *(As used below, the terms "you and your" refer to you and your co-subscriber, if any, or if you are signing on behalf of an entity, that entity)*: **Please initial each item to indicate your acknowledgement or representation. All investors must initial numbers 1–8 and any others that pertain to their situation.**

FOR ALL INVESTORS

1. I have received a copy of the Prospectus, incl. the Partnership Agreement.
2. If an individual subscriber, I am of legal age to execute the Subscription Agreement and am legally competent to do so.
3. I satisfy the applicable financial suitability and minimum investment requirements, as set forth on page D-6 under the caption State Suitability Requirements (or in a special Supplement to the Prospectus) for residents of the state in which I reside. I agree to provide any additional documentation requested by Superfund Capital Management, as may be required by the securities administrator of my state of residence, to confirm that I meet the applicable minimum financial suitability standards to invest in the Fund.
4. I understand that the investment objective of the Fund is to generate long-term capital growth while providing an element of diversification to a portfolio of stock and bond investments, which is consistent with my objective in making an investment in the Fund.
5. The address on the Subscription Agreement is my true and correct residence, and I have no present intention of becoming a resident of any other state or country. All the information that I have provided on the Subscription Agreement is correct and complete as of the date indicated thereon and, if there is any material change in that information before my admission as a Limited Partner, I will immediately furnish such revised or corrected information to Superfund Capital Management.
6. Unless representation (9–12) below is applicable, my subscription is made with my funds for my own account and not as trustee, custodian, or nominee for another.
7. I am either: (a) not required to be registered with the CFTC or to be a member of the National Futures Association ("NFA"); or (b) if so required, I am duly registered with the CFTC and am a member in good standing of the NFA.

   Entities that acquire Units must indicate whether they are registered with the CFTC as commodity pools, whether they are exempt from registration as a commodity pool, or whether they are not a commodity pool.

   a. The entity subscribing for Units is a commodity pool and its sponsor and/or principals are registered as commodity pool operators ("CPOs") and members of the NFA.

      Provide NFA ID: ______________________

   b. The entity subscribing for Units is a commodity pool but its sponsors and/or principals are not required to be registered CPOs because of an exemption under the Commodity Exchange Act or CFTC Regulations.

      State the exemption claimed ______________________

   Such entities must also provide a copy of the exemption letter filed with NFA by its sponsor and/or principals.

   c. The entity subscribing for Units is not a commodity pool. Such entities must provide a seperate statement stating the purpose of forming the entity and that such entity does not solicit or accept funds to trade commodity contracts.
8. I understand that the Partnership Agreement imposes substantial restrictions on the transferability of my Units and that my investment is not liquid except for limited redemption provisions, as set forth in the Prospectus and the Partnership Agreement.

FOR RETIREMENT ACCOUNTS

9. If I am representing an employee benefit plan, to the best of my knowledge, neither Superfund Capital Managment, nor any of its affiliates: (a) has investment discretion with respect to the investment of my plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and under an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such plan assets and (ii) will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to that plan. For purposes of this representation (9), an "employee benefit plan" includes plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income earned thereon, free from federal income tax until such time as funds are distributed from the plan, and include corporate "pension" and profit-sharing plans, "simplified employee pension plans", "Keogh" plans for self-employed individuals and individual retirement accounts ("IRAs").
10. If I am subscribing as a trustee or custodian of an employee benefit plan, or of an IRA, at the direction of the beneficiary of that plan or IRA, all representations in the Subscription Agreement apply only to the beneficiary of that plan or IRA.

FOR UGMA/UTMA ACCOUNTS

11. If I am subscribing as a custodian for a minor, either (a) the subscription is a gift I have made to that minor and is not made with that minor's funds, in which case the representations as to net worth and annual income below apply only to myself, acting as custodian, or (b) if the subscription is not a gift, the representations as to net worth, and annual income below apply only to that minor.

FOR ALL TRUSTS OR CORPORATIONS

12. If I am subscribing in a representative capacity, I have full power and authority to purchase Units and enter into and be bound by this Subscription Agreement on behalf of the entity for which I am purchasing the Units, and that entity has full right and power to purchase the Units and enter into and be bound by the Subscription Agreement, and become a Limited Partner under the Partnership Agreement.

FOR TENNESSEE, ALABAMA AND ARKANSAS INVESTORS

13. For Tennessee, Alabama and Arkansas Investors only: I understand that the rate at which each Series' performance fee is calculated exceeds the maximum rate for incentive or performance fees payable under the Guidelines for Registration of Commodity Pool Programs adopted by the North American Securities Administrators Association, as more fully described on pages C-2 and C-3.

FOR ALABAMA AND ARKANSAS INVESTORS

14. For Alabama and Arkansas investors only: I understand that the Issuer's introducing broker and the Issuer's trading advisor are affiliated entities, and that this affiliation gives rise to a conflict of interest, as described on page 39 of the Prospectus. I understand this may prevent the Issuer from accomplishing all of its objectives.

By making the representations and warranties set forth above, investors should be aware that they have not waived any rights of action which they may have under applicable federal or state securities laws. Federal and state securities laws provide that any such waiver would be unenforceable. Investors should be aware, however, that the representations and warranties set forth above may be asserted in the defense of the Fund, Superfund Capital Mangement, or others in any subsequent litigation or other proceedings.

Quadriga Superfund L.P.

Subscription Agreement Addendum – Dollar Cost Averaging Purchase

FOR USE IN CONNECTION WITH A PURCHASE OF UNITS TO BE IMPLEMENTED IN INSTALLMENTS IN ACCORDANCE WITH THE TERMS SET FORTH BELOW. TO BE EFFECTIVE, THIS SUBSCRIPTION AGREEMENT ADDENDUM MUST BE PROPERLY COMPLETED AND SIGNED BY THE INVESTOR AND MUST ACCOMPANY A PROPERLY COMPLETED AND FULLY-EXECUTED SUBSCRIPTION AGREEMENT FOR UNITS IN THE FUND.

NOTE: The amount of investor's total subscription set forth below, the date of this Subscription Agreement Addendum, and investor's signature must be the same as set forth on the accompanying Subscription Agreement.

1. By execution and delivery of this Subscription Agreement Addendum, I hereby request that my subscription for Units in Quadriga Superfund, L.P. Series ☐ A OR ☐ B (mark A OR B, as on the Subscription Agreement) in the amount set forth below and on the accompanying Subscription Agreement be implemented, and that Units be issued at the Net Asset Value per Unit of such Series, as of the close of business on the applicable month-end or quarter-end closings, as the case may be, as follows.

2. My total subscription for Units is in the amount of USD $________ (not less than USD $5,000 for new investors)

3. I hereby request that the initial issuance of Units subscribed for by the accompanying Subscription Agreement and this Subscription Agreement Addendum be in the amount of USD $________ (not less than USD $1,000), Units being issued at the Net Asset Value per Unit as of the applicable month-end or calendar quarter-end closing date, as the case may be.

4. I hereby request the Fund to issue to me USD $________ of Units (not less than USD $1,000) as of each ☐ month-end OR ☐ calendar quarter-end (check one) following the initial issuance of Units to me as requested under Item 3 above until the dollar amount of Units issued to me under this Item 4 and Item 3 above equals the amount of my total subscription set forth in Item 2 above.

5. I hereby authorize and instruct ____________________ (insert broker-dealer name) to submit to the Fund cash held in my customer securities account with such broker-dealer on a monthly or quarterly basis, as indicated above, until the amounts submitted in connection with the issuances requested under Items 3 and 4 above equal the amount of my total subscription set forth in Item 2 above and in the accompanying Subscription Agreement.

6. I understand that (i) my broker will not advance any funds due under the accompanying Subscription Agreement and this Subscription Agreement Addendum and that (ii) if I do not have adequate cash available in my customer securities account with my broker for my broker to remit to the Fund, or do not separately send a check or wire funds to the Fund, at each month-end or calendar quarter-end, as the case may be, for which I have requested the issuance of the Units subscribed for under the accompanying Subscription Agreement and this Subscription Agreement Addendum, no Units will be issued to me as of such month-end or calendar quarter-end, as the case may be. I understand that my subscription in the amount set forth in the Subscription Agreement and above is irrevocable and that I am responsible for submitting timely payments for the Units subscribed for in the accompanying Subscription Agreement in the amount(s) set forth above at least five (5) business days prior to the cut off-days set forth in the Subscription Agreement. I hereby agree not to hold the Fund or Superfund Capital Management liable for the failure of my broker to submit funds to the Fund in a timely manner.

7. I understand that the instructions contained in this Subscription Agreement Addendum may be modified only by a writing delivered to the Fund and my broker identified in Item 5 above.

8. I hereby acknowledge and agree that the instructions contained in this Subscription Agreement Addendum shall survive my death or disability, but shall terminate with the full redemption of all of my Units. This Subscription Agreement Addendum shall be governed by and interpreted in accordance with the laws of the State of Delaware.

SUPERFUND
THE FUTURE OF INVESTING®

Quadriga Superfund L.P.

Subscription Agreement Addendum – Dollar Cost Averaging Purchase

USSEN390/1108

ACCOUNT INFORMATION Please print (except signatures).

Limited Partner # ☐ Mr. ☐ Mrs. ☐ Ms.

Last Name

First Name

Address Street

City

State, ZIP

Telephone - -

Fax - -

E-Mail

Signature(s) must be identical to name(s) in which Units are registered.

Date M M D D Y Y

Signature

Joint Limited Partner (if any) or Custodian ☐ Mr. ☐ Mrs. ☐ Ms.

Last Name

First Name

Date M M D D Y Y

Signature

Broker Dealer Acknowledgement ☐ Mr. ☐ Mrs. ☐ Ms.

Broker Dealer Firm Name

Name of Registered Representative

Name of Principal

Date M M D D Y Y

Signature

Signature

Signature

Broker Dealer to retain a copy of this Subscription Agreement Addendum.

SUPERFUND THE FUTURE OF INVESTING®

Quadriga Superfund L.P.

Request for Transfer Form

USEN350/1108

Please send original to:
Quadriga Superfund, L.P.
c/o Superfund USA, Inc.
489 Fifth Ave
New York, NY 10017

Dear Sir/Madam:

The undersigned hereby requests a transfer of ______ units ("Units") in ☐ Series A or ☐ Series B (check one) in Quadriga Superfund, L.P. (the "Fund"). The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this request for transfer relates with full power and authority to request transfer of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion. The undersigned represents that the signature(s) appearing below is/are true and correct.

Transfer Details

Name of Limited Partner ______
Limited Partner # (if applicable) ______
Name of Entity (if applicable) ______
Telephone ______
Tax ID # ______ – ______
Address Street ______
Account Type ______
City, State, ZIP ______, ______ ______

Transfer to the Account of:

Transfer Details

Name of Limited Partner ______
Limited Partner # (if applicable) ______
Name of Entity (if applicable) ______
Telephone ______
Tax ID # ______ – ______
Address Street ______
Account Type ______
City, State, ZIP ______, ______ ______

Signatures (Must be identical to name(s) in which Units are registered.)

Date ______ **Signature of Limited Partner** ______ **Date** ______ **Signature of Joint Limited Partner (if any) or Custodian** ______

Date ______ **Authorized Signatory** ______ **Title** ______
By: (Authorized Corporate Officer, Partner, Custodian or Trustee)

The undersigned, as Transferee, represents that all information provided to the Fund in the form of an executed Subscription Agreement is true and correct as of the date of submission of the Request for Transfer. The undersigned further consents to the transfer of Units in the Fund as described above and agrees to accept such transferred Units for its account and risk.

Date ______ **Signature of Transferee** ______ **Date** ______ **Signature of Joint Transferee (if applicable)** ______

Date ______ **Authorized Signatory** ______ **Title** ______
By: (Authorized Corporate Officer, Partner, Custodian or Trustee)

SUPERFUND
THE FUTURE OF INVESTING®

E-1

Quadriga Superfund L.P.

Subscription Agreement
For An Additional Investment

Broker-Dealer
Broker-Dealer Firm
R.R. Name
R.R. Number/I.D.
R.R. Phone/Fax
R.R. Email Address
R.R. Address

USEN060/1108

	Limited Partner	Limited Partner #	Joint Limited Partner
Last Name			
First Name			
Residence address Street, City, State, Zip Code (P.O. Box not acceptable)			
Additional Information (for Estates, Partnerships, Trusts and Corporations)			
Mailing address (if different)			
E-mail address			
Telephone / date of birth	– – / MMDDYY		– – / MMDDYY
Custodian name, mailing address, Street, City, State, Zip Code			

The investor named above, by execution and delivery of this Subscription Agreement and Power of Attorney, by either (i) enclosing a check or wiring payment payable to "QUADRIGA SUPERFUND, L.P. Series A ☐ B ☐ Escrow Account", or (ii) authorizing the selling agent (or additional seller, as the case may be) to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of Quadriga Superfund, L.P. (the "Fund") Series A ☐ B ☐ units ("Units") at net asset value per Unit by the last business day of each month.

The named investor further acknowledges receipt of the Fund's prospectus (the "Prospectus") dated MMDDYY, including the Third Amended and Restated Limited Partnership Agreement ("Partnership Agreement") of the Fund, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby.

The undersigned represents that there has been no change in the undersigned's financial circumstances and that the Suitability Requirements Form initially completed when making the undersigned's initial investment in the Fund remains accurate and complete, and the undersigned understands that by agreeing the undersigned will be deemed to make, with respect to this Subscription Agreement, all the representations and warranties contained in such Suitability Requirements Form, including those relating to the undersigned satisfying the applicable financial suitability requirements under "State Suitability Requirements."

☐ **I agree**

Total Amount $ ______ . ___ thereof **Series A** ______ . ___
(minimum of $5,000 for each Series; $1,000 or more for additional investments) **Series B** ______ . ___

Brokerage Account # ______ (must be completed if payment is made by debit to investor's securities or other qualified accounts)

Social Security # ___ – __ – ____ **Taxpayer ID #** __ – _______

Taxable Investors (check one):

- ☐ Individual Ownership
- ☐ Partnership*
- ☐ Corporation*
- ☐ Tenants in Common
- ☐ Joint Tenants with Right of Survivorship
- ☐ Community Property
- ☐ Estate
- ☐ Grantor or Other Revocable Trust*
- ☐ Trust other than a Grantor or Revocable Trust*
- ☐ UGMA/UTMA (Minor)

Non-Taxable Investors (check one):

- ☐ IRA
- ☐ IRA Rollover
- ☐ Profit Sharing*
- ☐ Defined Benefit*
- ☐ Pension*
- ☐ SEP
- ☐ Other (specify)

(* APPROPRIATE AUTHORIZATION DOCUMENTS MUST ACCOMPANY SUBSCRIPTION, I.E., TRUSTS, PENSION, CORPORATE DOCUMENTS)

UNITED STATES INVESTORS ONLY

Under penalties of perjury, I certify that: (1) The number shown on this form is my correct social security number or taxpayer identification number (or I am waiting for a number to be issued to me); (2) I am not subject to backup withholding due to a failure to report interest and dividend income; and (3) I am a U.S. person.

NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that the Passport Number or Government ID Number provided is true, correct, and complete. (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate, or trust.

Investor(s) must sign (Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended.) **The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.**

Date **Signature of Limited Partner** **Date** **Signature of Joint Limited Partner (if any) or Custodian**

BROKER-DEALER MUST SIGN

As set forth in the Prospectus, I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management, and control of Superfund Capital Management, Inc. with respect to an investment in the Units . I have also informed the investor of the unlikelihood of a public trading market developing of the Units. I have reasonable grounds to believe, based on information obtained from this investor concerning his/her investment objectives, other investments, financial situation, and needs and any other information known by me, that investment in the applicable series is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I do not have discretionary authority over the account of the investor.

Date **Registered Representative Signature** **Date** **Principal Signature (if required by Selling Agent procedures)**

Print Name **Print Name**

F-1

Quadriga Superfund L.P.

Series Exchange
Subscription Agreement

TO BE EFFECTIVE AS OF THE END OF THE MONTH IN WHICH YOU SUBMIT THIS SERIES EXCHANGE SUBSCRIPTION AGREEMENT, THIS SERIES EXCHANGE SUBSCRIPTION AGREEMENT MUST BE PROPERLY COMPLETED AND DELIVERED TO SUPERFUND USA, INC., OR TO YOUR BROKER-DEALER IN TIME FOR IT TO BE BE FORWARDED AND RECEIVED BY SUPERFUND USA, INC., ON BEHALF OF QUADRIGA SUPERFUND, L.P., TEN (10) DAYS BEFORE THE LAST DAY OF THE MONTH, ATTN: SUPERFUND CAPITAL MANAGEMENT, INC., C/O SUPERFUND USA, INC., 489 FIFTH AVENUE, NEW YORK, NY 10017.

EXCHANGE REQUESTS ARE IRREVOCABLE FIVE DAYS AFTER SUBMISSION TO YOUR BROKER-DEALER.

By execution and delivery of this Series Exchange Subscription Agreement, I hereby redeem the limited partnership units ("Units") of Quadriga Superfund, L.P. (the "Fund") Series A or Series B (the "Series"), as identified below under "Series Exchange Election," and, by application of the proceeds of such redemption to the payment of the purchase price for Units of the other Series, I hereby subscribe for Units in the other Series at a price equal to 100% of the Net Asset Value per Unit of such Series as of the close of business on the date of the applicable monthly closing (a "Series Exchange").

I understand that the minimum exchange amount, and the minimum holding amount in case of partial exchanges, is $5,000 or a number of whole Units the Net Asset Value of which is equal to or greater than $5,000, and that requests for an exchange of less than $5,000, or the Unit equivalent thereof, will not be effected. I further understand that, if I am requesting an exchange for less than the full amount of my investment in one Series, I must retain Units with a Net Asset Value of at least $5,000 in that Series after the exchange is completed.

Please note: If a partial exchange would result in you holding Units with a Net Asset Value of less than $5,000 in the Series from which Units are to be redeemed to effect the requested exchange, the exchange request will be deemed to be a request for an exchange of your full investment amount into the other Series, and by your signature below you hereby consent to such exchange.

BY SIGNING BELOW, THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE FUND'S PROSPECTUS DATED M M D D Y Y **, ANY APPLICABLE SUPPLEMENT TO THE PROSPECTUS, THE CURRENT MONTHLY REPORT FOR THE FUND, THE FUND'S SUBSCRIPTION AGREEMENT AND THIS SERIES EXCHANGE SUBSCRIPTION AGREEMENT, THE TERMS OF ALL OF WHICH GOVERN THE INVESTMENT IN THE UNITS FOR WHICH YOU ARE SUBSCRIBING.**

Series Exchange Election

Dollar Amount $ ______________ (not less than $5,000, to be rounded up to nearest whole Unit)

OR

Number of Units ______________ (NAV of at least $5,000)

to be redeemed from Quadriga Superfund, L.P. ☐ Series A **OR** ☐ Series B (check one) and exchanged for Units in the other Series.

Account Information (Please print)

Name ______________

Limited Partner # ______________

Address Street ______________

City, State, ZIP ______________

Telephone ___ - ___ - ____

Fax ___ - ___ - ____

E-Mail ______________

Notice Regarding Series Exchange: No administrative fees will be charged in connection with this Series Exchange transaction. However, a Series Exchange constitutes the redemption of Units of one Series of the Fund and a concurrent purchase of Units of the other Series subject to a maximum sales commission of 10% of the initial investment amount in the new Series (paid at a rate of 1/12 of 4% per month). Accordingly, investors making a Series Exchange will incur aggregate sales commission charges of up to 10% of the value of the Units being subscribed for in the new Series pursuant to a Series Exchange regardless of the amount of sales commission charges paid in connection with their investment in the other Series of the Fund. However, investors making a Series Exchange in conjunction with a registered investment adviser's asset-based fee or fixed fee advisory program where the investment adviser recommends a Series Exchange transaction will not be subject to the sales commission charges described above.

SUPERFUND
THE FUTURE OF INVESTING™

see reverse side

G-1

Quadriga Superfund L.P.

Series Exchange
Subscription Agreement

USEM897/1106

Authority to Request Exchange

The undersigned hereby authorizes Superfund Capital Management, Inc. ("Superfund Capital Management") to redeem the dollar amount or number of Units of the Fund in the Series indicated above, at the Net Asset Value thereof, and to apply the net proceeds of that redemption to the purchase of Units in the other Series at the Net Asset Value thereof.

The undersigned hereby represents and warrants that, if an individual, the undersigned is the true, lawful, and beneficial owner of the Units to which this Series Exchange Subscription Agreement relates with full power and authority to request such exchange or, if an entity, has full power and authority to request such exchange from and on behalf of the entity named below. The undersigned represents that the signature(s) below is/are true and correct. The undersigned represents that there has been no change in the undersigned's financial circumstances and that the Suitability Requirements Form (see Prospectus Exhibit D, Pages D-6 and D-7) initially completed when making the undersigned's initial investment in the Fund remains accurate and complete, and the undersigned understands that, by signing below, the undersigned will be deemed to make, with respect to this Series Exchange Subscription Agreement, all the representations and warranties contained in such Suitability Requirements Form, including those relating to the undersigned's satisfying the applicable financial suitability requirements under "State Suitability Requirements" and citizenship status. The undersigned reaffirms the Power of Attorney (see Prospectus Exhibit D, Page D-4) submitted when making the undersigned's initial investment, and hereby appoints Superfund Capital Management, its successors and assigns, as the undersigned's true and lawful attorney-in-fact, for the purposes and to the extent set forth therein, with respect to the undersigned's acceptance of the interest in the Series subscribed for hereby. The undersigned acknowledges that this Series Exchange Subscription Agreement is irrevocable 5 days after submission to the undersigned's broker-dealer. This Series Exchange Subscription Agreement and the power-of-attorney included herein shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof. If applicable, the undersigned continues to consent to delivery of electronic statements.

Signatures (Please print – except signatures)

Name of Limited Partner ____________________ Date M M D D Y Y Y Y

Signature ____________________

Name of Joint Limited Partner (or Custodian or Trustee) ____________________ Date M M D D Y Y Y Y

Signature ____________________

Signature(s) must be identical to name(s) in which Units are registered.

Broker-Dealer must sign

I hereby certify that I have discussed with the investor identified above all of the pertinent facts relating to the risks, tax consequences, lack of liquidity of the Units, and the management and control of the Fund by Superfund Capital Management in connection with an investment in the Fund, and that the investor will, except as described on page G-1, incur sales commission charges with respect to the Units acquired as a result of this Series Exchange without regard to sales commissions previously paid. I have reasonable grounds to believe that, based on the information obtained from this investor concerning his/her investment objectives, other investments, financial situation, and needs and any other information known to me, that the Series Exchange from an investment in Series ☐ A or ☐ B (check applicable box) to an investment in the other Series is suitable for such investor in light of his/her/their investment objectives and suitability characteristics.

Signatures (Please print – except signatures)

Broker-Dealer Firm Name ____________________

Name of Registered Representative ____________________ Date M M D D Y Y Y Y

Signature ____________________

Name of Principal ____________________ Date M M D D Y Y Y Y

Signature ____________________

Signature(s) must be identical to name(s) in which Units are registered.

SUPERFUND
THE FUTURE OF INVESTING®

see reverse side

G-2